PROSPECTUS SUPPLEMENT
(To prospectus dated May 22, 2007)

$788,341,000 (Approximate)
STRUCTURED ASSET SECURITIES CORPORATION
Mortgage Pass-Through Certificates, Series 2007-BC3

Lehman Brothers Holdings Inc. Sponsor and Seller Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC3 Issuing Entity	Aurora Loan Services LLC Master Servicer Structured Asset Securities Corporation Depositor

Consider carefully the risk factors beginning on page S-22 of this prospectus supplement and on page 6 of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-108 in this prospectus supplement and the index of principal terms on page 186 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The trust fund will issue certificates including the following classes offered hereby:
•  Eight classes of senior certificates
•  Fourteen classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be June 25, 2007. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, loss allocation and limited cross-collateralization features. Amounts payable under an interest rate swap agreement and an interest rate cap agreement, both provided by Swiss Re Financial Products Corporation, will be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

The assets of the trust fund will primarily consist of two pools of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans, which were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as underwriter, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 99.96% of their initial total class principal amount before deducting expenses.

On or about May 31, 2007, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, and upon request, through Clearstream Banking Luxembourg and the Euroclear System.

Underwriter:
LEHMAN BROTHERS
The date of this prospectus supplement is May 30, 2007

Important notices about information presented
in this prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-ii

S-iii

Page
Underwriting	S-106
Legal Matters	S-107
Ratings	S-107
Glossary of Defined Terms	S-108
Annex A: Certain Characteristics of the Mortgage Loans	S-A-1
Annex B-1: Assumed Mortgage Loan Characteristics	S-B-1-1
Annex B-2: Principal Amount Decrement Tables	S-B-2-1
Annex C-1: Swap Agreement Scheduled Notional Amounts and Rates of Payment	S-C-1-1
Annex C-2: Interest Rate Cap Agreement Scheduled Notional Amounts and Strike Rate	S-C-2-1
Annex D: Aggregate Scheduled Principal Balance of Forty-Year Mortgage Loans	S-D-1

S-iv

The Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class B1, Class B2, Class P, Class X, Class LT-R and Class R Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

	Related Mortgage	Class Principal	Initial Interest	Interest Rate Formula (until Initial Optional Termination	Interest Rate Formula (after Initial Optional Termination		Interest	Initial Certificate Ratings
Class	Pool(s)	Amount(1)	Rate(2)	Date)(3)(4)	Date)(4)(5)	Principal Type	Type	Moody’s	S&P	Fitch	DBRS
1-A1	1	$210,308,000	5.390%	LIBOR plus 0.070%	LIBOR plus 0.140%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
1-A2	1	$ 35,917,000	5.460%	LIBOR plus 0.140%	LIBOR plus 0.280%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
1-A3	1	$ 76,828,000	5.550%	LIBOR plus 0.230%	LIBOR plus 0.460%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
1-A4	1	$ 29,124,000	5.620%	LIBOR plus 0.300%	LIBOR plus 0.600%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
2-A1	2	$175,758,000	5.380%	LIBOR plus 0.060%	LIBOR plus 0.120%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
2-A2	2	$ 30,018,000	5.460%	LIBOR plus 0.140%	LIBOR plus 0.280%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
2-A3	2	$ 64,283,000	5.500%	LIBOR plus 0.180%	LIBOR plus 0.360%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
2-A4	2	$ 24,490,000	5.580%	LIBOR plus 0.260%	LIBOR plus 0.520%	Senior, Sequential Pay	Variable Rate	Aaa	AAA	AAA	AAA
1-M1	1	$ 21,969,000	5.570%	LIBOR plus 0.250%	LIBOR plus 0.375%	Subordinated	Variable Rate	Aa1	AA+	AA+	AA (high)
2-M1	2	$ 18,374,000	5.570%	LIBOR plus 0.250%	LIBOR plus 0.375%	Subordinated	Variable Rate	Aa1	AA+	AA+	AA (high)
1-M2	1	$ 14,347,000	5.610%	LIBOR plus 0.290%	LIBOR plus 0.435%	Subordinated	Variable Rate	Aa2	AA	AA	AA
2-M2	2	$ 12,000,000	5.580%	LIBOR plus 0.260%	LIBOR plus 0.390%	Subordinated	Variable Rate	Aa2	AA	AA	AA
1-M3	1	$ 8,070,000	5.640%	LIBOR plus 0.320%	LIBOR plus 0.480%	Subordinated	Variable Rate	Aa3	AA-	AA-	AA (low)
2-M3	2	$ 6,750,000	5.620%	LIBOR plus 0.300%	LIBOR plus 0.450%	Subordinated	Variable Rate	Aa3	AA-	AA-	AA (low)
1-M4	1	$ 7,622,000	5.770%	LIBOR plus 0.450%	LIBOR plus 0.675%	Subordinated	Variable Rate	A1	A+	A+	A (high)
2-M4	2	$ 6,375,000	5.720%	LIBOR plus 0.400%	LIBOR plus 0.600%	Subordinated	Variable Rate	A1	A+	A+	A (high)
1-M5	1	$ 7,398,000	5.870%	LIBOR plus 0.550%	LIBOR plus 0.825%	Subordinated	Variable Rate	A2	A	A	A
2-M5	2	$ 6,187,000	5.870%	LIBOR plus 0.550%	LIBOR plus 0.825%	Subordinated	Variable Rate	A2	A	A	A
M6	1 & 2	$ 6,998,000	6.100%	LIBOR plus 0.780%	LIBOR plus 1.170%	Subordinated	Variable Rate	A3	A-	A-	A (low)
M7	1 & 2	$ 9,469,000	6.620%	LIBOR plus 1.300%	LIBOR plus 1.950%	Subordinated	Variable Rate	Baa1	BBB+	BBB+	BBB (high)
M8	1 & 2	$ 6,587,000	7.270%	LIBOR plus 1.950%	LIBOR plus 2.925%	Subordinated	Variable Rate	Baa2	BBB	BBB	BBB
M9	1 & 2	$ 9,469,000	7.820%	LIBOR plus 2.500%	LIBOR plus 3.750%	Subordinated	Variable Rate	Baa3	BBB-	BBB-	BBB (low)

(1)	These balances are approximate, as described in this prospectus supplement.
(2)	Reflects the interest rate as of the closing date.
(3)
Reflects the interest rate formula up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans as described in this prospectus supplement under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

(4)	Subject to the applicable net funds cap, as described in this prospectus supplement under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.”
(5)
Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer on the earliest possible distribution date as described in this prospectus supplement under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations(5)	Incremental Denominations	CUSIP Number
1-A1	DD	0 day	Actual/360	6/25/2037	2/25/2009	$25,000	$1	86363W AA7
1-A2	DD	0 day	Actual/360	6/25/2037	8/25/2009	$25,000	$1	86363W AB5
1-A3	DD	0 day	Actual/360	6/25/2037	6/25/2013	$25,000	$1	86363W AC3
1-A4	DD	0 day	Actual/360	6/25/2037	11/25/2013	$25,000	$1	86363W AD1
2-A1	DD	0 day	Actual/360	6/25/2037	3/25/2009	$25,000	$1	86363W AE9
2-A2	DD	0 day	Actual/360	6/25/2037	8/25/2009	$25,000	$1	86363W AF6
2-A3	DD	0 day	Actual/360	6/25/2037	6/25/2013	$25,000	$1	86363W AG4
2-A4	DD	0 day	Actual/360	6/25/2037	11/25/2013	$25,000	$1	86363W AH2
1-M1	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AJ8
2-M1	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AK5
1-M2	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AL3
2-M2	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AM1
1-M3	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AN9
2-M3	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AP4
1-M4	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AQ2
2-M4	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AR0
1-M5	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AS8
2-M5	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AT6
M6	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AU3
M7	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AV1
M8	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AW9
M9	DD	0 day	Actual/360	6/25/2037	11/25/2013	$100,000	$1	86363W AX7

(1)	DD = For any distribution date, the close of business on the business day immediately before that distribution date.
(2)
0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or May 25, 2007, in the case of the first interest accrual period) and ending on the calendar day immediately before the related distribution date.

(3)
The final scheduled distribution date for the offered certificates is based upon the second distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan.

(4)
The expected final distribution date, based upon (a) a constant prepayment rate of 30% per annum and the modeling assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” and (b) the assumption that the option to purchase the mortgage loans is exercised by the master servicer on the earliest possible distribution date as described in this prospectus supplement under “Description of the Certificates—Optional Purchase of the Mortgage Loans.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(5)	With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•
Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in a mortgage pool, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of May 1, 2007, unless we specify otherwise. We explain in this prospectus supplement under “Glossary of Defined Terms” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Sponsor and Seller

Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC3, a common law trust formed under the laws of the State of New York.

Trustee

U.S. Bank National Association will act as trustee of the trust fund.

Securities Administrator

Wells Fargo Bank, N.A. will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.

Master Servicer

Aurora Loan Services LLC will oversee the servicing of the mortgage loans by the servicers.

Primary Servicers

On the closing date, JPMorgan Chase Bank, National Association and Wells Fargo Bank, N.A. will service approximately 60.64% and 29.49%, respectively, of the mortgage loans included in the trust fund. Other servicers of the mortgage loans include various banks and other lending institutions, none of which will service 10% or more of the mortgage loans in the trust fund or in either pool 1 or pool 2.

Credit Risk Manager

Clayton Fixed Income Services Inc. will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders.

Originators

BNC Mortgage LLC and People’s Choice Home Loan, Inc. originated approximately 60.95% and 16.60%, respectively, of the mortgage loans to be included in the trust fund. The remainder of the mortgage loans in the trust fund were originated by various other banks, savings and loans and other mortgage lending institutions, none of which originated 10% or more of the mortgage loans in the trust fund. See “Risk Factors-Information Regarding Mortgage Loans Originated by People’s Choice Home Loans Inc.

Swap Counterparty

Swiss Re Financial Products Corporation.

Cap Counterparty

Swiss Re Financial Products Corporation.

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-1.

The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-2.

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, adjustable and fixed rate, fully amortizing and balloon, first lien, residential mortgage loans having a total principal balance as of the cut-off date, which is May 1, 2007, of approximately $823,333,142. In addition, the supplemental interest trust will hold an interest rate swap agreement and an interest rate cap agreement for the benefit of the certificateholders, and the final maturity reserve trust will hold the final maturity reserve account for the benefit of the certificateholders.

For purposes of allocating payments of interest and principal to certificateholders, the mortgage loans to be included in the trust fund will be divided into two mortgage pools: “pool 1” and “pool 2.” Pool 1 will consist of those mortgage loans in the trust fund with original principal balances that do not exceed the applicable Fannie Mae maximum original loan amount limitations for one- to four-family first lien residential mortgaged properties. Pool 2 will consist of mortgage loans with original principal balances that may be less than, equal to, or in excess of, Fannie Mae original loan amount limitations for one- to four- family first lien residential mortgaged properties.

The classes of certificates will have different cash flow sources and payment priorities which are reflected in the following general designations:

group 1 senior certificates: Collectively, the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates.

group 2 senior certificates: Collectively, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates.

Senior certificates: Collectively, the group 1 senior certificates and the group 2 senior certificates.

Class M certificates: Collectively, the Class 1-M1, Class 2-M1, Class 1-M2, Class 2-M2, Class 1-M3, Class 2-M3, Class 1-M4, Class 2-M4, Class 1-M5, Class 2-M5, Class M6, Class M7, Class M8 and Class M9 Certificates.

Class M1 certificates: Collectively, the Class 1-M1 and Class 1-M2 Certificates.

Class M2 certificates: Collectively, the Class 2-M1 and Class 2-M2 Certificates.

Class M3 certificates: Collectively, the Class 1-M3 and Class 2-M3 Certificates.

Class M4 certificates: Collectively, the Class 1-M4 and Class 2-M4 Certificates.

Class M5 certificates: Collectively, the Class 1-M5 and Class 2-M5 Certificates.

group 1 subordinate certificates: Collectively, the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates.

group 2 subordinate certificates: Collectively, the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates.

group subordinate certificates: Collectively, the group 1 subordinate certificates and the group 2 subordinate certificates.

group 1 certificates: Collectively, the group 1 senior certificates and the group 1 subordinate certificates.

group 2 certificates: Collectively, the group 2 senior certificates and the group 2 subordinate certificates.

Class B certificates: Collectively, the Class B1 and Class B2 Certificates.

offered subordinate certificates: The Class M Certificates.

Subordinate certificates: Collectively, the Class M and the Class B certificates.

Payments of principal and interest on the group 1 senior certificates and the group 1 subordinate certificates will be based primarily on collections from pool 1 mortgage loans. Payments of principal and interest on the group 2 senior certificates and the group 2 subordinate certificates will be based primarily on collections from pool 2 mortgage loans. Payments of principal and interest on the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates will be based on collections from both mortgage pools as described in this prospectus supplement.

The rights of the holders of the group 1 subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of senior certificates and those other classes of the group 1 subordinate certificates and the group 2 subordinate certificates having a lower numerical class designation. The rights of the holders of the group 2 subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of senior certificates and those other classes of the group 2 subordinate certificates and the group 1 subordinate certificates having a lower numerical class designation. The rights of the holders of the Class M6, Class M7, Class M8 and Class M9 Certificates to receive payments of principal and interest will be subordinate to the rights of holders of senior certificates and any Class M certificate with a lower numerical class designation. The rights of the holders of the Class B1 and Class B2 Certificates to receive payments of principal and interest will be subordinate to the rights of holders of the senior certificates, Class M certificates and any Class B certificate with a lower numerical class designation.

See the Summary of Terms under “Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments.”

The Class P Certificates will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of certificates.

The Class X Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the swap counterparty, the senior certificates and the subordinate certificates.

The Class B1, Class B2, Class X, Class P, Class LT-R and Class R Certificates are not offered by this prospectus supplement.

The offered certificates will have an approximate total initial principal amount of $788,341,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on the certificates will be paid on the 25th day of each month, beginning in June 2007. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•
group 1 certificates: for any class of group 1 certificates, the lesser of (1) the applicable annual rate as described in the table on page S-1 for such class and (2) with respect to any distribution date on which any of the group 2 certificates are outstanding, the pool 1 net funds cap; and after the distribution date on which the class principal amounts of all classes of group 2 certificates have each been reduced to zero, the subordinate net funds cap.

•
group 2 certificates: for any class of group 2 certificates, the lesser of (1) the applicable annual rate as described in the table on page S-1 for such class and (2) with respect to any distribution date on which any of the group 1 certificates are outstanding, the pool 2 net funds cap; and after the distribution date on which the class principal amount of all classes of group 1 certificates has been reduced to zero, the subordinate net funds cap.

•
Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for such class and (2) the subordinate net funds cap.

If the option to purchase the mortgage loans is not exercised by the master servicer on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next distribution date and each distribution date thereafter, the annual rate in clause (1) of each interest rate formula set forth above will be increased for each class of offered certificates to the applicable annual rate as described in the table on page S-1, subject in each case to the applicable net funds cap.

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

The pool 1 net funds cap is a limitation generally based on the weighted average mortgage rate of the pool 1 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund, any net swap payments or swap termination payments (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty allocable to pool 1 and any final maturity reserve amount deposited into the final maturity reserve account allocable to pool 1. The pool 2 net funds cap is a limitation generally based on the weighted average mortgage rate of the pool 2 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund, any net swap payments or swap termination payments (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty allocable to pool 2 and any final maturity reserve amount deposited into the final maturity reserve account allocable to pool 2. The subordinate net funds cap is generally the weighted average of the pool 1 net funds cap and the pool 2 net funds cap.

See “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities” in this prospectus supplement for the priority of payment of interest and “Glossary of Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of interest.

Priority of Interest Payments

The key payment concept for payments of interest is the “interest remittance amount,” which is, generally, for any distribution date and any mortgage pool, the amount of interest collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to interest, but minus the servicing fees and certain costs reimbursable to the trustee, the servicers, the master servicer, the securities administrator and the custodians.

See “Glossary of Defined Terms” in this prospectus supplement for a description of the interest remittance amount.

On each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date), the interest remittance amount for each mortgage pool will be paid in the following order of priority:

first, to the interest rate swap account, any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty, to be paid from each of pool 1 and pool 2 interest collections in proportion to the total principal balance of the mortgage loans in each mortgage pool and then from the unrelated mortgage pool to the extent not paid;

second, on each distribution date beginning in June 2017 and thereafter, to the final maturity reserve account, the related final maturity reserve amount from each of pool 1 and pool 2 and then from the unrelated mortgage pool to the extent not paid;

third, concurrently, (a) from pool 1 interest collections, to the group 1 senior certificates, on a pro rata basis, based on the interest entitlements of each such class, current interest due and any interest unpaid from the previous distribution date and (b) from pool 2 interest collections, to the group 2 senior certificates, on a pro rata basis, based on the interest entitlements of each such class, current interest due and any interest unpaid from the previous distribution date, provided that any interest collections remaining after the payments in clauses (a) and (b) have been made, will be applied to pay interest due and not paid to the senior certificates related to the other mortgage pool;

fourth, concurrently to the group 1 subordinate certificates and the group 2 subordinate certificates, as follows:

(a) from pool 1 interest collections, current interest due and any interest unpaid from the previous distribution dates to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates, sequentially and in that order; provided, however, if the interest entitlement allocable to any class of group 2 subordinate certificates remains unpaid (after application of clause (b) below), any pool 1 interest collections remaining after the equivalent class (i.e., a class of the same numerical class designation) of the group 1 subordinate certificates has been paid its interest entitlement, shall be paid to the equivalent class of the group 2 subordinate certificates up to its interest entitlement; and

(b) from pool 2 interest collections, current interest due and any interest unpaid from the previous distribution dates to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates, sequentially and in that order; provided, however, if the interest entitlement allocable to any class of group 1 subordinate certificates remains unpaid (after application of clause (a) above), any pool 2 interest collections remaining after the equivalent class of the group 2 subordinate certificates has been paid its interest entitlement, shall be paid to the equivalent class of the group 1 subordinate certificates up to its interest entitlement;

fifth, to each class of Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, current interest due and any interest unpaid for each such class from the previous distribution date;

sixth, to the credit risk manager, the credit risk manager’s fee;

seventh, to the trustee, certain unreimbursed extraordinary costs; and

eighth, any remaining amount of interest remittance amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

See “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities” in this prospectus supplement for a complete description of the priority of payment of interest.

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable to the offered certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans from both mortgage pools and among the different certificate classes, (2) funds received on the mortgage loans that are available to make principal payments on the certificates, (3) the application of excess interest from both mortgage pools to pay principal on the certificates and (4) any amounts released from the final maturity reserve account on the earlier of the final scheduled distribution date and the termination of the trust fund to pay principal on the certificates. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

•
whether a distribution date occurs before or on or after the “stepdown date,” which is the earlier of (A) the first distribution date following the distribution date on which the class principal amounts of all the senior certificates have been paid to zero or (B) the later of (1) the distribution date in June 2010 and (2) the first distribution date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust fund equals or exceeds the percentage specified in this prospectus supplement;

•	whether a “cumulative loss trigger event” occurs, which is when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement; and

•	whether a “delinquency event” occurs, which is when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement.

See “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement for the priority of payment of principal and “Glossary of Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Priority of Principal Payments

The key payment concept for payments of principal is the “principal distribution amount,” which is, generally, for any distribution date and either mortgage pool, the amount of principal collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to principal, but minus certain costs reimbursable to the trustee, the servicers, the master servicer, the securities administrator and the custodians.

See “Glossary of Defined Terms” in this prospectus supplement for a description of the principal distribution amount.

A. On each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date) which occurs (a) before the stepdown date or (b) when a trigger event is in effect, the principal distribution amount for each mortgage pool will be paid in the following order of priority:

first, to the interest rate swap account, any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty to be paid from each of the pool 1 and pool 2 principal collections in proportion to the total principal balance of the mortgage loans of each mortgage pool (to the extent those amounts were not paid previously or were not paid from the interest remittance amount);

second, to the interest rate swap account, the amount of any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty to the extent not paid from the other mortgage pool (to the extent that those amounts were not paid previously or were not paid from the interest remittance amount);

third, on a concurrent basis, (i) all principal collections from the pool 1 mortgage loans will be paid to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, sequentially and in that order, until each such class has been paid to zero and (ii) all principal collections from the pool 2 mortgage loans will be paid to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, sequentially and in that order, until each such class has been paid to zero; provided, however, if all such classes of one group have been paid to zero, all principal collections from the related mortgage pool will be allocated to the class or classes of the remaining group, until all such class or classes have been reduced to zero;

fourth, on a concurrent basis, (i) all principal collections from the pool 1 mortgage loans will be paid to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates, sequentially and in that order, until each such class has been paid to zero and (ii) all principal collections from the pool 2 mortgage loans will be paid to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates, sequentially and in that order, until each such class has been paid to zero; provided, however, if any class of group subordinate certificates has been paid to zero before the class of equivalent priority from the other group subordinate certificates has been reduced to zero, all principal collections from the related mortgage pool will be allocated to the equivalent class of the remaining group, until such class has been reduced to zero, prior to any amounts in the related mortgage pool being allocated to a related class of lower priority;

fifth, to each class of Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, until each such class has been paid to zero; and

sixth, any remaining amount of the principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

B. On each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date) which occurs (a) on or after the stepdown date and (b) when a trigger event is not in effect, the principal distribution amount for each mortgage pool will be paid in the following order of priority:

first, to the interest rate swap account, any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty to be paid from each of the pool 1 and pool 2 principal collections in proportion to the total principal balance of the mortgage loans of each mortgage pool (to the extent those amounts were not paid previously or were not paid from the interest remittance amount);

second, to the interest rate swap account, the amount of any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty to the extent not paid from the other mortgage pool (to the extent that those amounts were not paid previously or were not paid from the interest remittance amount);

third, on a concurrent basis, to the senior certificates of each group in the same manner as provided in priority third in clause A. above, except that principal collections will only be allocated to each class of senior certificates in an amount necessary to maintain a credit enhancement target;

fourth, on a concurrent basis, to the group subordinate certificates of each group in the same manner as provided in priority fourth in clause A. above, except that principal collections will only be allocated to each class of group subordinate certificates in an amount necessary to maintain a credit enhancement target;

fifth, to each class of Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, until each such class has been paid to maintain certain credit enhancement targets; and

sixth, any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

See “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” and “Glossary of Defined Terms” in this prospectus supplement for a complete description of the priority of payment of principal and for a description of the terms relating to the payment of principal, respectively.

The Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Swiss Re Financial Products Corporation, as swap counterparty. Under the interest rate swap agreement, one business day prior to each distribution date, beginning in July 2007 and ending in May 2013, the supplemental interest trust will be obligated to make fixed payments at the applicable rate of payment owed by the trust fund, which will range from 4.97% to 5.44% annually, as described in this prospectus supplement, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Any net amounts received under the interest rate swap agreement will be deposited into the interest rate swap account and will generally be paid on each distribution date (or, in the case of payments to the swap counterparty, the business day prior to each distribution date) in the following order of priority:

first, to the swap counterparty, any net swap payment owed to the swap counterparty, and then any unpaid swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty;

second, to the senior certificates, pro rata, based on the interest entitlements of each such class, and then to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any interest which is unpaid under the interest payment priorities;

third, to the offered certificates and the Class B1 and Class B2 Certificates, in accordance with the principal payment priorities in effect for such distribution date as described in “Payments on the Certificates—Principal Payments—Priority of Principal Payments” above, the amount of principal necessary to maintain certain credit enhancement targets;

fourth, to each class of Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any “deferred amounts,” which generally are amounts in respect of any unpaid realized losses previously allocated to those certificates;

fifth, to the senior certificates, on a pro rata basis, based on the amounts of basis risk shortfalls for each such class, and then to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any basis risk shortfalls or any unpaid basis risk shortfalls on those classes;

sixth, for the purchase of any replacement interest rate swap agreement (if necessary);

seventh, to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty which was due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party; and

eighth, to the Class X Certificates.

In the case of priorities second, third, fourth and fifth, allocations of payments to the group subordinate certificates will be allocated to each class of equivalent priority on a pro rata basis.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.

The Interest Rate Cap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate cap agreement with Swiss Re Financial Products Corporation., as cap counterparty. Under the interest rate cap agreement, on the business day prior to each distribution date, beginning on the distribution date in July 2008 and ending on the distribution date in May 2012, the cap counterparty will be obligated to make payments to the supplemental interest trust if one-month LIBOR (as determined under the interest rate cap agreement) moves above 6.50%, in each case calculated on a scheduled notional amount and adjusted to a monthly basis.

Any amounts received under the interest rate cap agreement will be deposited into the interest rate cap account and will generally be paid on each distribution date in the following order of priority:

first, to the senior certificates, pro rata, based on the interest entitlements of each such class, and then to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any interest which remains unpaid under the interest payment priorities and the interest rate swap payment priorities for that distribution date;

second, to the offered certificates and the Class B1 and Class B2 Certificates, in accordance with the principal payment priorities in effect for such distribution date as described in “Payments on the Certificates—Principal Payments—Priority of Principal Payments” above, the amount of principal necessary to maintain certain credit enhancement targets;

third, to each class of Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any “deferred amounts” which generally are amounts in respect of any unpaid realized losses previously allocated to those certificates;

fourth, to the senior certificates, on a pro rata basis, based on the amount of basis risk shortfalls for each such class, and then to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any basis risk shortfalls or any unpaid basis risk shortfalls on those classes;

fifth, for the purchase of any replacement interest rate cap agreement (if necessary); and

sixth, to the Class X Certificates.

In the case of priorities first, second, third and fourth, allocations of payments to the group subordinate certificates will be allocated to each class of equivalent priority on a pro rata basis.

See “Description of the Certificates— Supplemental Interest Trust—Interest Rate Cap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” in this prospectus supplement.

Limited Recourse

The only sources of cash available to make interest and principal payments on the certificates will be the assets of the trust fund, the supplemental interest trust and the final maturity reserve trust. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

In order to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal, the payment structure of this securitization includes excess interest and the application of excess cashflow, overcollateralization, subordination, loss allocation and limited cross-collateralization features, an interest rate swap agreement and an interest rate cap agreement.

The Class B2 Certificates are more likely to experience losses than the Class B1, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class B1 Certificates are more likely to experience losses than the Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class M9 Certificates are more likely to experience losses than the Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class M8 Certificates are more likely to experience losses than the Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class M7 Certificates are more likely to experience losses than the Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class M6 Certificates are more likely to experience losses than the Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class M5 Certificates are more likely to experience losses than the Class M4, Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class M4 Certificates are more likely to experience losses than the Class M3, Class M2 and Class M1 Certificates and the senior certificates. The Class M3 Certificates are more likely to experience losses than the Class M2 and Class M1 Certificates and the senior certificates. The Class M2 Certificates are more likely to experience losses than the Class M1 Certificates and the senior certificates. The Class M1 Certificates are more likely to experience losses than the senior certificates.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support,” “Description of the Certificates—Credit Enhancement” and “—Supplemental Interest Trust” in this prospectus supplement for a more detailed description of excess interest, overcollateralization, subordination, loss allocation, limited cross-collateralization, the interest rate cap agreement and the interest rate swap agreement.

Subordination of Payments

The group 1 senior certificates and the group 2 senior certificates will have a payment priority as a group over all other certificates. The Class 1-M1 Certificates will have a payment priority over the Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class 1-M2 Certificates will have a payment priority over the Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class 1-M3 Certificates will have a payment priority over the Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class 1-M4 Certificates will have a payment priority over the Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates and the Class 1-M5 Certificates will have a payment priority over the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates. Similarly, the Class 2-M1 Certificates will have a payment priority over the Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class 2-M2 Certificates will have a payment priority over the Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class 2-M3 Certificates will have a payment priority over the Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class 2-M4 Certificates will have a payment priority over the Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; and the Class 2-M5 Certificates will have a payment priority over the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class M6 Certificates will have a payment priority over the Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates; the Class M7 Certificates will have a payment priority over the Class M8, Class M9, Class B1 and Class B2 Certificates; the Class M8 Certificates will have a payment priority over the Class M9, Class B1 and Class B2 Certificates; the Class M9 Certificates will have a payment priority over the Class B1 and Class B2 Certificates; and the Class B1 Certificates will have a payment priority over the Class B2 Certificates. Each class of offered certificates and the Class B1 and Class B2 Certificates will have a payment priority over the Class X, Class LT-R and Class R Certificates.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization and excess cashflow will first be allocated in reduction of the principal amount of the Class B2 Certificates, until it is reduced to zero, then in reduction of the principal amount of the Class B1 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M9 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M8 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M7 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M6 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M5 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M4 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero and finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. Allocations of losses to any class of group subordinate certificates will be allocated pro rata, to each class of equivalent priority based on their respective outstanding class principal amounts. If a loss has been allocated to reduce the principal amount of a subordinate certificate, it is unlikely that investors will receive any payment in respect of that reduction. Amounts representing losses on the mortgage loans will not be applied to the senior certificates; however, if the applicable subordination is insufficient to absorb losses, then holders of senior certificates may incur losses and may never receive all of their principal payments.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust fund is expected to exceed the total principal amount of the offered certificates and the Class B1 and Class B2 Certificates by approximately $14,820,142, which represents approximately 1.80% of the total principal balance of the mortgage loans in the trust fund as of the cut-off date. This condition is referred to in this prospectus supplement as “overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in a mortgage pool may be distributed as principal to holders of the senior certificates or the group subordinate certificates corresponding to the other mortgage pool.

If the senior certificates relating to one mortgage pool have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other mortgage pool, if any, before being distributed to the subordinate classes of certificates.

If a class of group subordinate certificates relating to one mortgage pool has been retired, then principal payments on the mortgage loans relating to such retired class will be distributed to the equivalent class of group subordinate certificates relating to the other mortgage pool of equivalent priority, if any, before being distributed to a class of group subordinate certificates of lower payment priority.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and the Class B1 and Class B2 Certificates, certain fees and expenses of the trust fund, any net swap payments owed to the swap counterparty and on and after the distribution date in June 2017, amounts deposited in the final maturity reserve account. This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization, as described below under “—Application of Excess Cashflow.”

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Application of Excess Cashflow

The amount of any excess interest, together with (a) any excess amounts of overcollateralization not needed to maintain the required level of overcollateralization as specified by the rating agencies and (b) certain amounts of the principal distribution amount not paid to the certificates will be applied as “excess cashflow” in order to pay principal on the offered certificates and the Class B1 and Class B2 Certificates, to absorb realized losses on the mortgage loans, to maintain the required level of overcollateralization and to pay interest shortfalls.

Any excess cashflow will be paid on each distribution date in the following order of priority:

first, the excess cashflow will be paid as principal to the offered certificates and the Class B1 and Class B2 Certificates, generally in accordance with the principal payment priorities summarized under “—Payments on the Certificates—Principal Payments—Priority of Principal Payments” above in an amount necessary to maintain certain credit enhancement targets;

second, to each class of Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, as “deferred amounts,” which generally are amounts in respect of any unpaid realized losses previously allocated to those certificates;

third, to the senior certificates, on a pro rata basis, based on the amount of basis risk shortfalls for each such class, and then to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, to pay any basis risk shortfalls or any unpaid basis risk shortfalls on those classes;

fourth, to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty which was due to a breach by the swap counterparty or to certain termination events where the swap counterparty is the sole affected party; and

fifth, any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

In the case of priorities first, second and third, allocations of payments to any class of group subordinate certificates will be made to each class of equivalent priority on a pro rata basis.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and see also “Description of the Certificates—Credit Enhancement—Application of Monthly Excess Cashflow” in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

The Interest Rate Swap Agreement

Any net swap payment received by the supplemental interest trust under the interest rate swap agreement will be applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support—The Interest Rate Swap Agreement,” “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.

The Interest Rate Cap Agreement

Any payment received by the supplemental interest trust under the interest rate cap agreement will be applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support—The Interest Rate Cap Agreement,” “Description of the Certificates—Supplemental Interest Trust—Interest Rate Cap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the servicers will be paid a monthly fee calculated at a fixed rate of 0.50% per annum on the scheduled principal balance of the mortgage loans serviced by that servicer (subject to reduction as described in this prospectus supplement).

The master servicer will receive as compensation all investment earnings on amounts on deposit in the collection account and the certificate account, after payment to the trustee, from the certificate account, of any amount from the securities administrators account. The trustee will be paid a fixed annual fee from investment earnings on funds held in the securities administration account. The securities administrator will reserve as compensation the investment income on funds held in the securities administration account after payment of the trustee fee and certain fees and expenses of the custodians. After payments of interest on the certificates have been made, the credit risk manager will be paid a monthly fee calculated as 0.009% annually on the total principal balance of the mortgage loans.

Fees to the cap counterparty in consideration of the cap counterparty’s entering into the interest rate cap agreement will be paid by the seller on or prior to the closing date and will not be payable from the assets of the trust fund.

Fees and expenses of the servicers, the custodians, the securities administrator and the master servicer will be reimbursed before payments are made on the certificates. Expenses of the trustee will be reimbursed up to a specified amount annually before payments are made on the certificates; any additional unpaid expenses will be paid to the trustee after payments of interest on the certificates and payment of the credit risk manager’s fee.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Maturity Reserve Trust

For each distribution date on and after the distribution date in June 2017, if the total principal balance of the mortgage loans having forty-year original terms to maturity is greater than the amount specified on Annex D attached to this prospectus supplement, a portion of interest collections calculated as described below, to the extent available after payment of certain fees and expenses of the trust fund and any net swap payments owed to the swap counterparty but before payment of interest to certificateholders, will be deposited into the final maturity reserve account, which is a separate trust account maintained by the trustee on behalf of the final maturity reserve trust. This required deposit will be calculated as the lesser of (A) the product of (x) a per annum rate of 0.80%, (y) the total outstanding principal balance of the mortgage loans with forty-year original terms to maturity in the related mortgage pool on that distribution date and (z) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360 and (B) the product of (a) the lesser of (1) the excess of (i) the total outstanding principal balance of the mortgage loans with forty-year original terms to maturity for that distribution date over (ii) the amounts on deposit in the final maturity reserve account or (2) the excess of (x) the total certificate principal amount of the offered certificates and the Class B1 and Class B2 Certificates after giving effect to distributions on that distribution date over (y) the amounts on deposit in the final maturity reserve account for that distribution date and (b) a fraction, the numerator of which is the pool balance for the related mortgage pool for that distribution date and the denominator of which is the total pool balance for that distribution date.

On the earlier of the final scheduled distribution date and the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described in this prospectus supplement.

See “Description of the Certificates—The Final Maturity Reserve Trust” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the distribution date specified in the table on page S-2. The final scheduled distribution date for the offered certificates is based upon the second distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the final scheduled distribution date.

The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the Class P and Class X Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of a NIMS Insurer May Affect Securities” in the prospectus for additional information concerning the NIMS Insurer.

The Mortgage Loans

General

The assets of the trust fund will consist primarily of two mortgage pools of conventional, adjustable and fixed rate, fully amortizing and balloon, first lien, residential mortgage loans with a total principal balance as of the cut-off date of approximately $823,333,142. Payments of principal and interest on the group 1 senior certificates and the group 1 subordinate certificates will be based primarily on collections from pool 1 mortgage loans. Payments of principal and interest on the group 2 senior certificates and the group 2 subordinate certificates will be based primarily on collections from pool 2 mortgage loans. Payments of principal and interest on the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates will be based on collections from both mortgage pools as described herein. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Aggregate Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)
Number of Mortgage Loans	3,747	—	—
Number of Fixed Rate Mortgage Loans	886	—	20.98%
Number of Adjustable Rate Mortgage Loans	2,861	—	79.02%
Total Scheduled Principal Balance	$823,333,142	—	—
Scheduled Principal Balances	$22,764 to $1,120,000	$219,731	—
Mortgage Rates	4.875% to 13.750%	8.108%	—
Original Terms to Maturity (in months)	180 to 480	360	—
Remaining Terms to Maturity (in months)	169 to 479	357	—
Original Loan-to-Value Ratios	8.24% to 100.00%	80.44%	—
Number of Interest-Only Mortgage Loans	561	—	20.01%
Number of Balloon Loans	1,187	—	35.79%
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in California	809	—	30.59%
Number of Mortgage Loans in the Maximum Single Zip Code Concentration	12	—	0.35%
Credit Scores	500 to 804	627	—
Number of Mortgage Loans with Prepayment Premiums at Origination	2,631	—	70.79%
Gross Margins	1.750% to 8.750%	5.758%(2)	—
Maximum Mortgage Rates	10.875% to 19.825%	14.952%(2)	—
Minimum Mortgage Rates	1.750% to 13.750%	8.031%(2)	—
Months to Next Mortgage Rate Adjustment	2 to 59	24(2)	—
Initial Caps	2.000% to 3.000%	2.987%(2)	—
Periodic Caps	1.000% to 2.000%	1.005%(2)	—

(1) Percentages are calculated based on the total principal balance of the mortgage loans in both pools.
(2) The weighted average is based only on the adjustable rate mortgage loans in both pools.

Pool 1 Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)
Number of Mortgage Loans	2,254	—	—
Number of Fixed Rate Mortgage Loans	535	—	20.86%
Number of Adjustable Rate Mortgage Loans	1,719	—	79.14%
Total Scheduled Principal Balance	$448,347,842	—	—
Scheduled Principal Balances	$24,976 to $605,666	$198,912	—
Mortgage Rates	5.300% to 13.750%	8.109%	—
Original Terms to Maturity (in months)	180 to 480	360	—
Remaining Terms to Maturity (in months)	169 to 479	357	—
Original Loan-to-Value Ratios	12.05% to 100.00%	81.65%	—
Number of Interest-Only Mortgage Loans	338	—	19.33%
Number of Balloon Loans	648	—	32.61%
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in California	401	—	24.16%
Number of Mortgage Loans in the Maximum Single Zip Code Concentration	8	—	0.47%
Credit Scores	500 to 804	627	—
Number of Mortgage Loans with Prepayment Premiums at Origination	1,547	—	69.13%
Gross Margins	3.250% to 7.000%	5.634%(2)	—
Maximum Mortgage Rates	11.800% to 19.750%	14.989%(2)	—
Minimum Mortgage Rates	3.250% to 13.750%	7.962%(2)	—
Months to Next Mortgage Rate Adjustment	5 to 59	24(2)	—
Initial Caps	2.000% to 3.000%	2.990%(2)	—
Periodic Caps	1.000% to 2.000%	1.004%(2)	—

(1) Percentages are calculated based on the total principal balance of the mortgage loans in pool 1.
(2) The weighted average is based only on the adjustable rate mortgage loans in pool 1.

Pool 2 Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)
Number of Mortgage Loans	1,493	—	—
Number of Fixed Rate Mortgage Loans	351	—	21.13%
Number of Adjustable Rate Mortgage Loans	1,142	—	78.87%
Total Scheduled Principal Balance	$374,985,300	—	—
Scheduled Principal Balances	$22,764 to $1,120,000	$251,162	—
Mortgage Rates	4.875% to 13.125%	8.108%	—
Original Terms to Maturity (in months)	180 to 480	359	—
Remaining Terms to Maturity (in months)	174 to 479	356	—
Original Loan-to-Value Ratios	8.24% to 100.00%	78.99%	—
Number of Interest-Only Mortgage Loans	223	—	20.83%
Number of Balloon Loans	539	—	39.59%
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
Number of Mortgaged Properties in California	408	—	38.27%
Number of Mortgage Loans in the Maximum Single Zip Code Concentration	4	—	0.58%
Credit Scores	500 to 801	626	—
Number of Mortgage Loans with Prepayment Premiums at Origination	1,084	—	72.78%
Gross Margins	1.750% to 8.750%	5.907%(2)	—
Maximum Mortgage Rates	10.875% to 19.825%	14.908%(2)	—
Minimum Mortgage Rates	1.750% to 13.125%	8.114%(2)	—
Months to Next Mortgage Rate Adjustment	2 to 59	24(2)	—
Initial Caps	2.000% to 3.000%	2.983%(2)	—
Periodic Caps	1.000% to 2.000%	1.007%(2)	—

(1)	Percentages are calculated based on the total principal balance of the mortgage loans in pool 2.
(2)	The weighted average is based only on the adjustable rate mortgage loans in pool 2.

The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

Mortgage Loan Representations and Warranties

Each transferor of mortgage loans has made certain representations and warranties concerning the mortgage loans. Except in the case of mortgage loans originated by People’s Choice Home Loan, Inc., the sponsor’s rights to these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement. In the case of those mortgage loans originated by People’s Choice Home Loans Inc., the sponsor will make certain representations and warranties with respect to the mortgage loans for the benefit of the trust fund in lieu of assigning these mortgage loans representations and warranties as made by People’s Choice Home Loan, Inc. In addition, the sponsor will represent that none of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the applicable transferor or the sponsor will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See “The Trust Agreement—Representations and Warranties” in this prospectus supplement. See “Risk Factors—Information Regarding Mortgage Loans Originated by People’s Choice Home Loan, Inc.”

Mortgage Loan Servicing

On the closing date, primary servicing of the mortgage loans will be performed by the servicers as described under “—Parties—Primary Servicers” above.

Primary servicing also may be subsequently transferred to servicers other than the initial servicers in accordance with the trust agreement and the applicable servicing agreement, as described in this prospectus supplement. Lehman Brothers Holdings Inc. will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.

See “The Master Servicer,” “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement.

Optional Purchase of the Mortgage Loans

The master servicer, with the prior written consent of the seller and the NIMS Insurer, which consent may not be unreasonably withheld, may purchase the mortgage loans on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans (determined in the aggregate rather than by mortgage pool) declines to less than 10% of the initial total principal balance of the mortgage loans as of the cut-off date. If the master servicer fails to exercise this option, the NIMS Insurer will have the right to cause the master servicer to exercise this option so long as it is insuring the net interest margin securities or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid.

If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-1.

See “Description of the Certificates—Optional Purchase of the Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the offered certificates after the initial optional termination date.

Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.

Tax Status

Pursuant to the trust agreement, the trustee will elect to treat a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of “regular interests” in a REMIC, along with certain contractual rights and obligations. Each of the Class LT-R and Class R Certificates will represent the sole class of “residual interests” in one or more REMICs.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under one of the administrative or statutory exemptions described in this prospectus supplement under “ERISA Considerations.”

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The senior certificates and the Class M1, Class M2 and Class M3 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from Moody’s Investors Service, Inc., Fitch Ratings, DBRS, Inc. and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., set forth in the table on page S-1.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the prospectus occur in combination.

Risks Related to Higher Than Expected Delinquencies of the Mortgage Loans

The mortgage loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pools—General” in this prospectus supplement for a description of the characteristics of the mortgage loans in each mortgage pool and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to “subprime,” “non-prime” and “non-conforming” mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. To the extent that such values continue to decline or remain flat for an extended period of time, residential mortgage loans in general may experience additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to loans secured by second homes and investor properties and with respect to any residential mortgage loans whose total loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

In recent months, in response to increased delinquencies and losses with respect to subprime mortgage loans, originators have implemented more conservative underwriting criteria for subprime loans. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus. See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

Governmental Action May Affect Foreclosures

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinate certificates.

See “Legal Aspects of Loans—Foreclosure on Mortgages” in the prospectus.
Information Regarding Mortgage Loans Originated by People’s Choice Home Loan, Inc

Approximately 572 of the mortgage loans (constituting approximately 16.60% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date) were originated by People’s Choice Home Loan, Inc. (“People’s Choice”), a mortgage lender based in Irvine, California primarily engaged in originating subprime mortgage loans.

On March 20, 2007, People’s Choice filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court in Santa Ana, California. The voluntary filing was a result of a combination of reduced warehouse line liquidity, repurchase requests from creditors and reduced pricing for subprime loans in the secondary market. At the time of its bankruptcy filing, People’s Choice listed more than $100 million in assets and liabilities.

The sponsor has not reunderwritten mortgage loans originated by People’s Choice to ensure they were originated in accordance with People's Choices's underwriting guidelines. However, the sponsor has performed certain diligence procedures on the mortgage loans, including appraisal valuations, compliance reviews and credit reviews to assess their credit strength and origination in accordance with sound underwriting practices. Approximately 34.30% of the mortgage loans originated by People’s Choice were reviewed for credit issues and approximately 34.64% have been reviewed for compliance issues. Additionally, the sponsor reviewed the appraisal valuations for all of the mortgage loans in the mortgage pool.

The sponsor will provide customary mortgage loan representations and warranties with respect to the People's Choice originations in the mortgage pool and will be responsible for only concomitant repurchase or substitution obligations in the event of a material breach of any such representation or warranty. See “The Mortgage Loans—Assignment of the Mortgage Loans.”

Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates

All of the offered certificates will accrue interest at an interest rate that adjusts monthly based on the one-month LIBOR index plus a specified margin. However, the interest rates on these certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans in pool 1 in the case of the group 1 senior certificates and the group 1 subordinate certificates; in pool 2 in the case of the group 2 senior certificates and the group 2 subordinate certificates; or in both of the mortgage pools in the case of the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, net of certain allocable fees and expenses of the trust fund, any net swap payments owed to the swap counterparty and, on and after the distribution date in June 2017, amounts deposited into the final maturity reserve account. Substantially all of the mortgage loans to be included in each mortgage pool will have interest rates that either are fixed or adjust semi-annually based on a six-month LIBOR index, as described in “Description of the Mortgage Pools—The Indices.”

The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage loans will have the first adjustment to their interest rates approximately two, three or five years after their first payment dates. As a result, the offered certificates may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.

•  The interest rates for the offered certificates adjust monthly based on the one-month LIBOR index, while the interest rates on all of the mortgage loans to be included in each mortgage pool either adjust less frequently, adjust based on a different index or do not adjust at all. Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•  The interest rates on all of the adjustable rate mortgage loans to be included in each mortgage pool may respond to economic and market factors that differ from those that affect the one-month LIBOR index. It is possible that the interest rates on all of the adjustable rate mortgage loans in each mortgage pool may decline while the interest rates on the certificates are stable or rising. It is also possible that the interest rates on all of the adjustable rate mortgage loans to be included in each mortgage pool and the interest rates on the related certificates may both decline or increase during the same period, but that the interest rates on those certificates may decline or increase more slowly or rapidly.

•  To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related certificates may be reduced as a result of the applicable net funds cap limitations described in this prospectus supplement.

•  If the interest rates on the offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on future distribution dates, but only if there is enough cashflow generated from excess interest (and in limited circumstances, principal) on the mortgage loans to fund these shortfalls or payments are received under the interest rate swap agreement or interest rate cap agreement in an amount sufficient to pay these shortfalls.

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pools” in this prospectus supplement.

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The excess interest, overcollateralization, subordination, loss allocation and limited cross-collateralization features, together with the interest rate swap agreement and interest rate cap agreement, all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to repay all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to maintain overcollateralization, it will be necessary that the mortgage loans in each mortgage pool generate more interest than is needed to pay interest on the related senior certificates and the subordinate certificates, as well as that mortgage pool’s allocable portion of certain fees and expenses of the trust fund, any net swap payments owed to the swap counterparty, and, on and after the distribution date in June 2017, amounts deposited into the final maturity reserve account. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in each mortgage pool is expected to be higher than the weighted average of the interest rates on the related certificates plus the weighted average aggregate expense rate, any net swap payments owed to the swap counterparty, and, on and after the distribution date in June 2017, amounts deposited into the final maturity reserve account. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the offered certificates and the Class B1 and Class B2 Certificates by approximately $14,820,142, which is approximately 1.80% of the total principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, together with certain amounts available from the interest rate swap agreement and the interest rate cap agreement, will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because that mortgage loan will no longer be outstanding and generating interest.

Increases in LIBOR. Substantially all of the mortgage loans have either fixed interest rates or interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the offered certificates and the Class B1 and Class B2 Certificates. As a result of an increase in one-month LIBOR, the interest rates on the certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to pay interest on the certificates.

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

The Interest Rate Swap Agreement. Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from 4.97% to 5.44% per annum, on the scheduled notional amount and adjusted to a monthly basis as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.

The Interest Rate Cap Agreement. Any amounts received under the interest rate cap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the cap counterparty unless one-month LIBOR (as determined pursuant to the interest rate cap agreement) moves above 6.50%, in each case calculated on a scheduled notional amount and adjusted to a monthly basis. We cannot assure you that any amounts will be received under the interest rate cap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Cap Agreement” in this prospectus supplement.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•  if you buy a Class M9 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2 and Class B1 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M9 Certificates by the amount of that excess;

•  if you buy a Class M8 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1 and Class M9 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M8 Certificates by the amount of that excess;

•  if you buy a Class M7 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1, Class M9 and Class M8 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M7 Certificates by the amount of that excess;

•  if you buy a Class M6 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1, Class M9, Class M8 and Class M7 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M6 Certificates by the amount of that excess;

•  if you buy a Class M5 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1, Class M9, Class M8, Class M7 and Class M6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M5 Certificates by the amount of that excess;

•  if you buy a Class M4 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1, Class M9, Class M8, Class M7, Class M6 and Class M5 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M4 Certificates by the amount of that excess;

•  if you buy a Class M3 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1, Class M9, Class M8, Class M7, Class M6, Class M5 and Class M4 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M3 Certificates by the amount of that excess;

•  if you buy a Class M2 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4 and Class M3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2 Certificates by the amount of that excess; and

•  if you buy a Class M1 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B2, Class B1, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3 and Class M2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1 Certificates by the amount of that excess.

Losses on the mortgage loans will not reduce the principal amount of the senior certificates.

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the Class B1 and Class B2 Certificates, the fees and expenses of the trust fund, any net swap payments owed to the swap counterparty, and, on and after the distribution date in June 2017, amounts deposited into the final maturity reserve account, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.

Limited Cross-Collateralization. Principal payments on the senior certificates and the group subordinate certificates will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the senior certificates and the group subordinate certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from each mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior certificates or class of group subordinate certificates is low, losses in the unrelated mortgage pool may reduce the loss protection for those certificates.

Risks Related to Mortgage Loans under No Documentation and Stated Documentation Programs

Approximately 0.35% and 40.26% of the Mortgage Loans were originated under “no documentation” programs and “stated documentation” programs, respectively. Generally, “no documentation” programs do not require information regarding the borrowers’ income or employment or verification of the borrowers’ assets. “Stated documentation” programs generally verify employment but do not verify income information given by the borrowers. If a significant amount of mortgage loans are originated under these programs, it may increase the risk that the borrowers may not have sufficient income or assets or may have overstated their income and assets and will be unable to make their monthly mortgage loan payments. You should consider the risk that mortgage loans originated under these programs may be subject to increased delinquencies and defaults.

See “Risk Factors—Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies” in the prospectus for further information on risks relating to the origination process.
Mortgage Loans with High Original Loan-to-Value Ratios and without Primary Mortgage Insurance May Increase Risk of Loss

Approximately 44.21% of the mortgage loans (representing approximately 53.70% and 32.87% of the mortgage loans in pool 1 and pool 2, respectively) are first lien mortgage loans and have original loan-to-value ratios between 80% and 100%. These mortgage loans may be more likely to experience default and foreclosure than mortgage loans with lower loan-to-value ratios. In addition, the mortgage loans are not covered by any primary mortgage insurance policies. The combination of high loan-to-value ratios but no primary mortgage insurance may increase the likelihood, and the severity, of any loss on these mortgage loans.

See “Risk Factors— Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss” in the prospectus.
Risks Related to Balloon Loans
Approximately 38.09% of the adjustable rate mortgage loans and approximately 27.14% of the fixed rate mortgage loans are balloon loans. Balloon loans pose a special payment risk because the borrower must make a large lump sum payment of principal at the end of the loan term. In many cases, however, the balloon payment is not due until 30 years after origination. These thirty-year balloon loans, representing approximately 25.91% and 9.84% of the mortgage loans in the trust fund, have amortization schedules of 40 years and 50 years, respectively, resulting in a relatively slow rate of scheduled payment of principal. The presence of these thirty-year balloon loans in the trust fund will result in a slower rate of principal payments on the offered certificates.

See “Risk Factors—Balloon Loans” in the prospectus.
Repurchase Obligations of Certain Transferors Could Result In Prepayment of Certificates

With respect to approximately 1,253 of the mortgage loans (representing approximately 33.02% of the mortgage loans), the first monthly payment following the initial sale of the mortgage loans to the seller has not yet been made. With respect to certain of these mortgage loans, the related originator will be obligated to repurchase any such mortgage loan if the borrower fails to make the first payment within 30 days following the date on which such payments are due. With respect to other of these mortgage loans, the seller will be obligated to repurchase any such mortgage loan if the borrower fails to make the first and/or second payment, as applicable, within 30 days following the date on which such payments are due.

Any such repurchase will result in a payment of principal to the holders of the offered certificates. As a result, any such repurchase will have a negative effect on the yield of any offered certificate purchased at a premium.

See “The Trust Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.
Risks Related to the Interest Rate Swap Agreement

Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payment to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of an early termination of the interest rate swap agreement (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.
Effect of Creditworthiness of Swap Counterparty and its Credit Support Provider on Ratings of Certificates

The swap counterparty and its credit support provider under the interest rate swap agreement currently has the ratings described in this prospectus supplement under “Description of the Certificates—Supplemental Interest Trust—The Swap Counterparty.” The ratings of the certificates are dependent in part upon the credit ratings of the swap counterparty and its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the interest rate swap agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.
Effect of Creditworthiness of Cap Counterparty and its Credit Support Provider on Ratings of Certificates

The cap counterparty and its credit support provider under the interest rate cap agreement currently has the ratings described in this prospectus supplement under “Description of the Certificates—Supplemental Interest Trust—The Cap Counterparty.” The ratings of the certificates are dependent in part upon the credit ratings of the cap counterparty and its credit support provider. If a credit rating of the cap counterparty or its credit support provider is qualified, reduced or withdrawn and the cap counterparty does not post collateral securing its obligations under the interest rate cap agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate cap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Cap Agreement” in this prospectus supplement.
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 69.13% and 72.78% of the mortgage loans in pool 1 and pool 2, respectively, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from six months to three years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

A prepayment of a mortgage loan will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Risks Related to Mortgage Loans with Interest-Only Payments

Approximately 19.33% and 20.83% of the mortgage loans in pool 1 and pool 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of five or ten years following origination. Following the interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five or ten years of the term of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

Master Servicer has Limited Right to Purchase Defaulted Loans

As described under “Mortgage Loan Servicing—Optional Purchase of Defaulted Loans” in this prospectus supplement, the master servicer will have the right, with the consent of the holder of the economic residual interest in the trust fund, to purchase any mortgage loan that is more than 120 days delinquent in payment for a price equal to the unpaid principal balance of the loan plus accrued and unpaid interest and any unreimbursed servicing advances.

Any such purchase of a defaulted loan from the trust fund will have the same effect on holders of offered certificates as a prepayment in full of the affected loan, and could therefore negatively affect the yields on certificates purchased at a premium.

See “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus.

Servicing Transfers May Affect Yields on the Certificates

The servicing of mortgage loans may be transferred in the future to servicers other than the initial primary servicers in accordance with the provisions of the trust agreement and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon thirty days’ or sixty days’ written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers or (4) the transfer of servicing of severely delinquent loans to a special servicer.

Disruptions resulting from servicing transfers may affect the yields of the certificates. In addition, servicing transfers may result in a longer or shorter prepayment period immediately following the date of the transfer if the related servicers have different prepayment periods which may affect the yield on the certificates.

See “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans

Approximately 24.16% and 38.27% of the mortgage loans in pool 1 and pool 2, respectively, are secured by mortgaged properties located in California. Mortgaged properties in particular regions may be more susceptible to certain types of natural disasters. For example, mortgaged properties located in California may be more susceptible to earthquakes, mudslides and wildfires. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in California because certain conditions in these states will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pools, see the geographic distribution tables in Annex A to this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the mortgage loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected mortgage loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, See “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.
Relief Act Reductions and Prepayment Interest Shortfalls May Reduce the Yield on the Offered Certificates

On any distribution date, any reduction of the applicable mortgage rate on a mortgage loan by the application of the Servicemembers Civil Relief Act, as amended, and similar state and local laws, and any shortfalls in interest collections that are attributable to prepayments, to the extent not covered by compensating interest paid by the applicable servicer, will reduce the amount of interest available for distribution to certificateholders. Any such reduction of interest will first reduce interest available to pay the subordinate certificates in reverse order of distribution priority and second reduce the amount of interest available to pay the senior certificates.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Military Action and Terrorist Attacks” in the prospectus for additional information.

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-108. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

The Series 2007-BC3 Structured Asset Securities Corporation Mortgage Pass-Through Certificates will consist of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 1-M1, Class 2-M1, Class 1-M2, Class 2-M2, Class 1-M3, Class 2-M3, Class 1-M4, Class 2-M4, Class 1-M5, Class 2-M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class P, Class X, Class LT-R and Class R Certificates. The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which consist primarily of (1) two pools of conventional, adjustable and fixed rate, fully amortizing and balloon, first lien, residential Mortgage Loans, (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Accounts, the Collection Account, the Securities Administration Account and the Certificate Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) the rights of the Depositor under the Sale and Assignment Agreement, as described under “The Trust Agreement—Assignment of Mortgage Loans,” (5) the Basis Risk Reserve Fund, as described under “—Distributions of Interest—Basis Risk Shortfalls” and (6) all proceeds of the foregoing. In addition, the Certificates will represent beneficial ownership interests in two other separate trusts: (1) the Supplemental Interest Trust, the assets of which will be (a) the Swap Agreement as described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof and (b) the Interest Rate Cap Agreement as described under “—Supplemental Interest Trust—Interest Rate Cap Agreement,” and all the proceeds thereof, and (2) the Final Maturity Reserve Trust, the primary asset of which will be all amounts deposited therein as described under “—the Final Maturity Reserve Trust” and all the proceeds thereof.

The Mortgage Loans to be included in the Trust Fund will consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans, as described under “Description of the Mortgage Pools.” Pool 1 will consist of Mortgage Loans with original principal balances that do not exceed the applicable Fannie Mae maximum original loan amount limitations for first lien, one- to four-family residential mortgaged properties. Pool 2 will consist of Mortgage Loans with original principal balances that may be less than, equal to, or in excess of, Fannie Mae original loan amount limitations for first lien, one- to four-family residential mortgaged properties.

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The Class B1 and Class B2 Certificates will be issued in the approximate initial Class Principal Amounts of $11,527,000 and $8,645,000, respectively, and will accrue interest at its Interest Rate described under “—Distributions of Interest—Calculation of Interest.” The Class P, Class X, Class LT-R and Class R Certificates will be issued without interest rates. The initial total Certificate Principal Amount of the Offered Certificates and the Class B Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under “Description of the Mortgage Pools” herein.

For purposes of allocating distributions of principal and interest on the Senior Certificates and the Group Subordinate Certificates, (1) the Group 1 Senior Certificates and the Group 1 Subordinate Certificates will relate to, and generally will be limited to collections from, the Pool 1 Mortgage Loans and (2) the Group 2 Senior Certificates and the Group 2 Subordinate Certificates will relate to, and generally will be limited to collections from, the Pool 2 Mortgage Loans. However, holders of each class of Senior Certificates and each class of Group Subordinate Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of the Class M6, Class M7, Class M8, Class M9 and the Class B Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the Senior Certificates and the Group Subordinate Certificates to the extent described herein.

The Class X Certificates will be entitled to Monthly Excess Cashflow, if any, from each Mortgage Pool, remaining after required distributions are made to the Offered Certificates and the Class B Certificates, the payment of certain expenses of the Trust Fund (including any payments to the Swap Counterparty) and, on and after the Distribution Date in June 2017, any Final Maturity Reserve Amount is deposited in the Final Maturity Reserve Account. The Class P Certificates will solely be entitled to receive all Prepayment Premiums received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates or to the Servicers as additional servicing compensation. The Class LT-R and Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interests in the REMICs.

Lehman Pass-Through Securities Inc., an affiliate of the Sponsor, the Depositor, Aurora and Lehman Brothers Inc., will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction. The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and each Servicing Agreement as described herein.

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the Relevant Depositary’s names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in the prospectus.

Distributions of Interest

Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates and the Class B Certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Carryforward Interest for such class and for such date. Interest will accrue on the Offered Certificates and the Class B Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The Interest Rate for the Class B1 Certificates will be the lesser of (1) the B1 Interest Rate and (2) the Subordinate Net Funds Cap. The Interest Rate for the Class B2 Certificates will be the lesser of (1) the B2 Interest Rate and (2) the Subordinate Net Funds Cap.

Basis Risk Shortfalls. With respect to each Distribution Date and any class of Offered Certificates and the Class B Certificates, such class will be entitled to the amount of any Basis Risk Shortfall and Unpaid Basis Risk Shortfall before the holders of the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The Offered Certificates and the Class B Certificates will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall from (1) Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund (2) any amounts received under the Swap Agreement after payment of certain priority amounts, (3) any amounts received under the Interest Rate Cap Agreement after payment of certain priority amounts and (4) on the earlier of the Final Scheduled Distribution Date and the termination of the Trust Fund, from amounts on deposit in the Final Maturity Reserve Account after payment of certain priority amounts. See “—Credit Enhancement—Application of Monthly Excess Cashflow,” “—Supplemental Interest Trust—Interest Rate Swap Agreement,” “—Supplemental Interest Trust—Interest Rate Cap Agreement” and “—the Final Maturity Reserve Trust—Application of Amounts on Deposit in the Final Maturity Reserve Account” below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the Class X Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of Offered Certificates and the Class B Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap or the Subordinate Net Funds Cap, whichever is applicable for such class.

The amount of Monthly Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.

Interest Distribution Priorities.

(A) The Interest Remittance Amount for each Mortgage Pool will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) concurrently, as follows:

(i) The Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

(a) for deposit into the Interest Rate Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) for Pool 1 (based on the applicable Pool Percentage) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(b) for deposit into the Interest Rate Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amount for Pool 2 in accordance with clause (A)(ii)(a) below;

(c) on the Distribution Date in June 2017 and each Distribution Date thereafter:

(i) for deposit into the Final Maturity Reserve Account, the Final Maturity Reserve Amount for Pool 1; and

(ii) for deposit into the Final Maturity Reserve Account, the Final Maturity Reserve Amount for Pool 2 to the extent not paid previously from the Interest Remittance Amount for Pool 2 in accordance with clause (A)(ii)(c)(i) below;

(d) concurrently, on a pro rata basis, to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon); and

(e) for application pursuant to clause (B) below, any such Interest Remittance Amount for Pool 1 remaining undistributed for such Distribution Date.

(ii) The Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

(a) for deposit into the Interest Rate Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) for Pool 2 (based on the applicable Pool Percentage) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(b) for deposit into the Interest Rate Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amount for Pool 1 in accordance with clause (A)(i)(a) above;

(c) on the Distribution Date in June 2017 and each Distribution Date thereafter:

(i) for deposit into the Final Maturity Reserve Account, the Final Maturity Reserve Amount for Pool 2; and

(ii) for deposit into the Final Maturity Reserve Account, the Final Maturity Reserve Amount for Pool 1 to the extent not paid previously from the Interest Remittance Amount for Pool 1 in accordance with clause (A)(i)(c)(i) above;

(d) concurrently, on a pro rata basis, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon); and

(e) for application pursuant to clause (B) below, any such Interest Remittance Amount for Pool 2 remaining undistributed for such Distribution Date.

(B) On each Distribution Date, the Trustee will distribute the aggregate of any remaining Interest Remittance Amounts from clauses (A)(i)(e) and (A)(ii)(e) above, in the following order of priority:

(i) concurrently, to each class of Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon), to the extent not paid on such Distribution Date pursuant to clauses (A)(i)(d) and (A)(ii)(d) above from the remaining Interest Remittance Amounts from the unrelated Mortgage Pool;

(ii) concurrently, any remaining Interest Remittance Amount for each Mortgage Pool will be distributed as follows:

(a) From the remaining Interest Remittance Amount for Pool 1, sequentially, to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates, in that order, Current Interest and any Carryforward Interest for each such class for such Distribution Date; provided, however, if any Current Interest or any Carryforward Interest allocable to any class of Group 2 Subordinate Certificates remains unpaid after distributions are made on such Distribution Date pursuant to clause (B)(ii)(b) below, any Interest Remittance Amount for Pool 1 remaining after payments are made under this clause (B)(ii)(a) to the class of Group 1 Subordinate Certificates of equivalent priority will be applied first to that class of Group 2 Subordinate Certificates (to the extent unpaid under clause (B)(ii)(b) below) and second to pay interest on a class of Group 1 Subordinate Certificates of lower payment priority;

(b) From the remaining Interest Remittance Amount for Pool 2, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates, in that order, Current Interest and any Carryforward Interest for each such class for such Distribution Date; provided, however, if any Current Interest or any Carryforward Interest allocable to any class of Group 1 Subordinate Certificates remains unpaid after distributions are made on such Distribution Date pursuant to clause (B)(ii)(a) above, any Interest Remittance Amount for Pool 2 remaining after payments are made under this clause (B)(ii)(b) to the class of Group 2 Subordinate Certificates of equivalent priority will be applied first to that class of Group 1 Subordinate Certificates (to the extent unpaid under clause (B)(ii)(a) above) and second to pay interest on a class of Group 2 Subordinate Certificates of lower payment priority;

(iii) from the aggregate of any remaining Interest Remittance Amounts from Pool 1 and Pool 2, sequentially, to the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, in that order, Current Interest and any Carryforward Interest for such classes for such Distribution Date;

(iv) from the aggregate of any remaining Interest Remittance Amounts from Pool 1 and Pool 2, to the Credit Risk Manager, the Credit Risk Manager’s Fee;

(v) from the aggregate of any remaining Interest Remittance Amounts from Pool 1 and Pool 2, to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(vi) from the aggregate of any remaining Interest Remittance Amounts from Pool 1 and Pool 2, for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amounts remaining undistributed for such Distribution Date.

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the Offered Certificates and the Class B Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a principal prepayment in full or in part, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result. However, in the case of a prepayment in full on a Mortgage Loan serviced by any Servicer which has a Prepayment Period that ends in the middle of the month, which prepayment is made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.

With respect to prepayments in full or in part, the related Servicer will be obligated to pay Compensating Interest to the extent a Prepayment Interest Shortfall occurs. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the related Servicer. See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein. Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Determination of LIBOR

On each LIBOR Determination Date, the Securities Administrator will determine LIBOR based on (1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Reuters Screen “LIBOR01” set by the BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Reuters Screen “LIBOR01” as of 11:00 a.m. (London time), the Securities Administrator will obtain such rate from the Bloomberg L.P. page “US000IM.”

If any such offered rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published offered rate on the Reuters Screen “LIBOR01”. In the event that the BBA no longer sets such offered rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s offered rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund’s expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the Interest Rate applicable to each class of Offered Certificates and the Class B Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

LIBOR for the first Accrual Period will be 5.320%.

Distributions of Principal

General. Distributions of principal on the Senior Certificates and the Group Subordinate Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, from the Interest Rate Swap Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” below, from the Interest Rate Cap Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” below and from the Final Maturity Reserve Account, as described under “—the Final Maturity Reserve Account—Application of Amounts on Deposit in the Final Maturity Reserve Account” below. Distributions of principal on the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Senior Certificates and the Group Subordinate Certificates, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, from the Interest Rate Swap Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement,” from the Interest Rate Cap Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” below and from the Final Maturity Reserve Account, as described under “—the Final Maturity Reserve Account—Application of Amounts on Deposit in the Final Maturity Reserve Account” below.

Principal Distribution Priorities. The Principal Distribution Amount for each Mortgage Pool will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) in the following order of priority:

I. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Offered Certificates and the Class B Certificates equals the Target Amount for such Distribution Date, the Trustee will make the following distributions (for clauses (A) and (B), concurrently):

(A) For Pool 1: The Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

(i) for deposit into the Interest Rate Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) with respect to Pool 1 (based on the applicable Pool Percentage) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above);

(ii) for deposit into the Interest Rate Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above, from the Principal Distribution Amount for Pool 2 in accordance with clause I.(B)(i) below or pursuant to clause (i) above);

(iii) sequentially, to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero; and

(iv) for application pursuant to clause I.(C) below, any such Principal Distribution Amount for Pool 1 remaining undistributed for such Distribution Date.

(B) For Pool 2: The Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

(i) for deposit into the Interest Rate Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) with respect to Pool 2 (based on the applicable Pool Percentage) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above);

(ii) for deposit into the Interest Rate Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above, from the Principal Distribution Amount for Pool 1 in accordance with clause I.(A)(i) above or pursuant to clause (i) above);

(iii) sequentially, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero; and

(iv) for application pursuant to clause I.(C) below, any such Principal Distribution Amount for Pool 2 remaining undistributed for such Distribution Date.

(C) On each Distribution Date, the Trustee will distribute any remaining Principal Distribution Amounts for each Mortgage Pool after making distributions under clauses I.(A)(iv) and I.(B)(iv) above in the following order of priority:

(i) concurrently, in proportion to the aggregate Class Principal Amounts of the Group 1 and Group 2 Certificates, after giving effect to principal distributions on such Distribution Date pursuant to clauses I.(A)(iii) and I.(B)(iii) above, to the Group 1 and Group 2 Senior Certificates, in each case in accordance with the Related Senior Priority, until the Class Principal Amount of each such class has been reduced to zero from the remaining Principal Distribution Amount from the unrelated Mortgage Pool;

(ii) concurrently, any remaining Principal Distribution Amount for each Mortgage Pool will be distributed as follows:

(a) from the remaining Principal Distribution Amount for Pool 1, sequentially, to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero; provided, however, if the Class Principal Amount of any class of Group 1 Subordinate Certificates is reduced to zero while the Group 2 Subordinate Certificates of equivalent priority remain outstanding after distributions are made on such Distribution Date pursuant to clause (C)(ii)(b) below, any Principal Distribution Amount for Pool 1 remaining after payments are made under this clause (C)(ii)(a) to that class of Group 1 Subordinate Certificates will be paid first to the class of Group 2 Subordinate Certificates of equivalent priority until the Class Principal Amount of such class is reduced to zero and second to pay principal on a class of Group 1 Subordinate Certificates of lower payment priority;

(b) from the remaining Principal Distribution Amount for Pool 2, sequentially, to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero; provided, however, if the Class Principal Amount of any class of Group 2 Subordinate Certificates is reduced to zero while the Group 1 Subordinate Certificates of equivalent priority remain outstanding after distributions are made on such Distribution Date pursuant to clause (C)(ii)(a) above, any Principal Distribution Amount for Pool 2 remaining after payments are made under this clause (C)(ii)(b) to that class of Group 2 Subordinate Certificates will be paid first to the class of Group 1 Subordinate Certificates of equivalent priority until the Class Principal Amount of such class is reduced to zero and second to pay principal on a class of Group 2 Subordinate Certificates of lower payment priority;

(iii) from the aggregate of any remaining Principal Distribution Amounts for Pool 1 and Pool 2, sequentially, to the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates in that order, until the Class Principal Amount of each such class has been reduced to zero; and

(iv) from the aggregate of any remaining Principal Distribution Amounts for Pool 1 and Pool 2, for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amounts remaining after application pursuant to clauses (i) through (iii) above.

Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of the Monthly Excess Cashflow for such Distribution Date as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

II. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for each Mortgage Pool for such date will be distributed in the following order of priority:

(i) for deposit into the Interest Rate Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) for such Mortgage Pool (based on the applicable Pool Percentage) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above);

(ii) for deposit into the Interest Rate Swap Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above or pursuant to clause (i) above) from the unrelated Mortgage Pool;

(iii) (a) so long as any of the Offered Subordinate Certificates and the Class B Certificates are outstanding, to the Group 1 Senior Certificates (from amounts in Pool 1 except as provided below) and to the Group 2 Senior Certificates (from amounts in Pool 2 except as provided below), in accordance with the Related Senior Priority in each case, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (2) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above, and (y) the Related Senior Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related Senior Principal Distribution Amount for such Mortgage Pool, such excess will be applied to the Senior Certificates related to the other Mortgage Pool (in accordance with the Related Senior Priority), but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (iii) on such Distribution Date); or (b) otherwise to the Group 1 and Group 2 Senior Certificates (in each case in accordance with the Related Senior Priority), the excess of (A) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (B) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above, in each case until the Class Principal Amount of each such class has been reduced to zero;

(iv) to the Class 1-M1 Certificates (from amounts in Pool 1 except as provided below) and to the Class 2-M1 Certificates (from amounts in Pool 2 except as provided below), in accordance with the Related Group Subordinate Priority in each case, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (2) the sum of (A) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above and (B) the amount distributed to the Senior Certificates pursuant to clause (iii) above, and (y) the Related M1 Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related M1 Principal Distribution Amount for such Mortgage Pool, such excess will be applied to the Class M1 Certificates related to the other Mortgage Pool (in accordance with the Related Group Subordinate Priority), but in an amount not to exceed the M1 Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (iv) on such Distribution Date);

(v) to the Class 1-M2 Certificates (from amounts in Pool 1 except as provided below) and to the Class 2-M2 Certificates (from amounts in Pool 2 except as provided below), in accordance with the Related Group Subordinate Priority in each case, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (2) the sum of (A) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above and (B) the amount distributed to the Senior Certificates and the Class M1 Certificates pursuant to clauses (iii) and (iv) above, and (y) the Related M2 Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related M2 Principal Distribution Amount for such Mortgage Pool, such excess will be applied to the Class M2 Certificates related to the other Mortgage Pool (in accordance with the Related Group Subordinate Priority), but in an amount not to exceed the M2 Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (v) on such Distribution Date);

(vi) to the Class 1-M3 Certificates (from amounts in Pool 1 except as provided below) and to the Class 2-M3 Certificates (from amounts in Pool 2 except as provided below) in accordance with the Related Group Subordinate Priority in each case, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (2) the sum of (A) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above and (B) the amount distributed to the Senior Certificates and the Class M1 and Class M2 Certificates pursuant to clauses (iii) through (v) above, and (y) the Related M3 Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related M3 Principal Distribution Amount for such Mortgage Pool, such excess will be applied to the Class M3 Certificates related to the other Mortgage Pool (in accordance with the Related Group Subordinate Priority), but in an amount not to exceed the M3 Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (vi) on such Distribution Date);

(vii)  to the Class 1-M4 Certificates (from amounts in Pool 1 except as provided below) and to the Class 2-M4 Certificates (from amounts in Pool 2 except as provided below), in accordance with the Related Group Subordinate Priority in each case, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (2) the sum of (A) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above and (B) the amount distributed to the Senior Certificates and the Class M1, Class M2 and Class M3 Certificates pursuant to clauses (iii) through (vi) above, and (y) the Related M4 Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related M4 Principal Distribution Amount for such Mortgage Pool, such excess will be applied to the Class M4 Certificates related to the other Mortgage Pool (in accordance with the Related Group Subordinate Priority), but in an amount not to exceed the M4 Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (vii) on such Distribution Date);

(viii)  to the Class 1-M5 Certificates (from amounts in Pool 1 except as provided below) and to the Class 2-M5 Certificates (from amounts in Pool 2 except as provided below), in accordance with the Related Group Subordinate Priority in each case, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (2) the sum of (A) the amount paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account with respect to such Distribution Date pursuant to clauses (i) and (ii) above and (B) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates pursuant to clauses (iii) through (vii) above, and (y) the Related M5 Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related M5 Principal Distribution Amount for such Mortgage Pool, such excess will be applied to the Class M5 Certificates related to the other Mortgage Pool (in accordance with the Related Group Subordinate Priority), but in an amount not to exceed the M5 Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (viii) on such Distribution Date);

(ix)  to the Class M6 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (viii) above, and (y) the M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(x) to the Class M7 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (ix) above, and (y) the M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(xi) to the Class M8 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (x) above, and (y) the M8 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(xii) to the Class M9 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (xi) above, and (y) the M9 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(xiii) to the Class B1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (xii) above, and (y) the B1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(xiv)  to the Class B2 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates or paid to the Supplemental Interest Trust for deposit into the Interest Rate Swap Account pursuant to clauses (i) through (xiii) above, and (y) the B2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

(xv) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amounts remaining after application pursuant to clauses (i) through (xiv) above.

Credit Enhancement

Credit enhancement for the Offered Certificates and the Class B Certificates consists of, in addition to limited cross-collateralization, the subordination of the Subordinate Certificates, the priority of application of Realized Losses, excess interest, an interest rate swap agreement, an interest rate cap agreement and overcollateralization, in each case as described herein.

Subordination. The rights of holders of any class of Group Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates of the related Group having a higher priority of distribution, as described under “—Distributions of Interest” and “—Distributions of Principal.” The rights of holders of the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates having a higher priority of distribution, as described under “—Distributions of Interest” and “—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

The limited protection afforded to holders of the Offered Certificates by means of the subordination of the Offered Subordinate Certificates and the Class B Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of such Offered Certificates to receive, prior to any distribution in respect of interest or principal being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

Application of Realized Losses. Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B2 Certificates; third, the Class B1 Certificates; fourth, the Class M9 Certificates; fifth, the Class M8 Certificates; sixth, the Class M7 Certificates; seventh, the Class M6 Certificates; eighth, the Class M5 Certificates; ninth, the Class M4 Certificates; tenth, the Class M3 Certificates, eleventh, the Class M2 Certificates and twelfth, the Class M1 Certificates, before reducing amounts distributable in respect of the Senior Certificates. Losses will be allocated to each class of Group Subordinate Certificates of equivalent priority (i.e., of the same numerical class designation) on a pro rata basis, based on their respective outstanding Class Principal Amounts.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Pool Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates and the Class B Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the Offered Subordinate Certificates and the Class B Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B2 Certificates, until their Class Principal Amount has been reduced to zero; second, the Class B1 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M9 Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class M8 Certificates, until their Class Principal Amount has been reduced to zero; fifth, the Class M7 Certificates, until their Class Principal Amount has been reduced to zero; sixth, the Class M6 Certificates, until their Class Principal Amount has been reduced to zero; seventh, the Class M5 Certificates, until their Class Principal Amount has been reduced to zero; eighth, the Class M4 Certificates, until their Class Principal Amount has been reduced to zero; ninth, the Class M3 Certificates, until their Class Principal Amount has been reduced to zero; tenth, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero and eleventh, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero. The Certificate Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts; however, if the applicable subordination is insufficient to absorb losses, the holders of the Senior Certificates may incur losses and may never receive all of their principal payments. Applied Loss Amounts will be allocated to each class of Group Subordinate Certificates of equivalent priority on a pro rata basis, based on their respective outstanding Class Principal Amounts.

Holders of the Offered Subordinate Certificates and the Class B Certificates will not receive any distributions in respect of Applied Loss Amounts, except from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, the Interest Rate Swap Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” and the Interest Rate Cap Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” below.

In the event that the related Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

Excess Interest. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and the Class B Certificates, the fees and expenses of the Servicers, the Custodians, the Master Servicer, the Securities Administrator, the Trustee and the Credit Risk Manager, any Net Swap Payments and Swap Termination Payments (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty and the Final Maturity Reserve Amount, if any. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required level.

Interest Rate Swap Agreement. Amounts received under the Swap Agreement will be applied to pay interest shortfalls, repay losses and to maintain the Targeted Overcollateralization Amount for such Distribution Date as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” below.

Interest Rate Cap Agreement. Amounts received under the Interest Rate Cap Agreement will be applied to pay interest shortfalls, repay losses and to maintain the Targeted Overcollateralization Amount for such Distribution Date as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” below.

Overcollateralization. The Aggregate Pool Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates and the Class B Certificates by approximately $14,820,142, which represents approximately 1.80% of the Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on such Certificates, fees and expenses of the Trust Fund, any Net Swap Payments and Swap Termination Payments (not due to a Swap Counterparty Trigger Event) due to the Swap Counterparty and the Final Maturity Reserve Amount, if any. As described below, interest collections will be applied as distributions of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Pool Balance over the aggregate Class Principal Amount of the Offered Certificates and the Class B Certificates) at the Targeted Overcollateralization Amount for such Distribution Date. However, Realized Losses with respect to Mortgage Loans in any Mortgage Pool will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

As described herein, to the extent that the Overcollateralization Amount for such Distribution Date exceeds the Targeted Overcollateralization Amount for such Distribution Date, a portion of the Principal Remittance Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates and the Class B Certificates, but will instead be applied as described below.

Application of Monthly Excess Cashflow. Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Offered Certificates and the Class B Certificates equals the Target Amount for such Distribution Date, in the following order of priority:

(a) concurrently, in proportion to the aggregate Class Principal Amount of the Senior Certificates relating to each Mortgage Pool, after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Distribution Priorities” above), to the Group 1 Senior Certificates and Group 2 Senior Certificates, in each case in accordance with the Related Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

(b) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

(2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(a) concurrently, in proportion to the aggregate Class Principal Amount of the Senior Certificates relating to each Mortgage Pool, after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Distribution Priorities” above), to the Group 1 Senior Certificates and Group 2 Senior Certificates, in each case in accordance with the Related Senior Priority, in reduction of their respective Class Principal Amounts until the Class Principal Amount of each such class after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

(b) to the Class M1 Certificates, in reduction of their Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

(c) to the Class M2 Certificates, in reduction of their Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Certificates, the Class M1 Certificates and the Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

(d) to the Class M3 Certificates, in reduction of their Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Certificates, the Class M1 Certificates, the Class M2 Certificates and the Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount;

(e) to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates, after giving effect to distributions on such Distribution Date, equals the M4 Target Amount;

(f) to the Class M5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, after giving effect to distributions on such Distribution Date, equals the M5 Target Amount;

(g) to the Class M6 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, after giving effect to distributions on such Distribution Date, equals the M6 Target Amount;

(h) to the Class M7 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, after giving effect to distributions on such Distribution Date, equals the M7 Target Amount;

(i) to the Class M8 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, after giving effect to distributions on such Distribution Date, equals the M8 Target Amount;

(j) to the Class M9 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, after giving effect to distributions on such Distribution Date, equals the M9 Target Amount;

(k) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount; and

(l) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, after giving effect to distributions on such Distribution Date, equals the B2 Target Amount;

(3) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any Deferred Amount for each such class and such Distribution Date;

(4) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

(a) concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;

(b) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date; and

(c) for addition to amounts distributable pursuant to priority (6) below, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(a) and (b) above for such Distribution Date;

(5) to the Class P Certificates, the amount distributable thereon under the Trust Agreement;

(6) to the Interest Rate Swap Account, for distribution pursuant to priorities (10) and (11) under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” below; and

(7) to the Residual Certificate, any remaining amount.

In the case of distributions made pursuant to priorities (2)(b), (c), (d), (e) and (f), (3) and 4(b) above, such amounts will be allocated to Group Subordinate Certificates of equivalent priority on a pro rata basis, based on their respective outstanding Class Principal Amounts.

Supplemental Interest Trust

Interest Rate Swap Agreement. Under the Swap Agreement, one Business Day prior to each Distribution Date commencing in July 2007 and ending with the Distribution Date in May 2013, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) the Rate of Payment for the related Distribution Date, (b) the Scheduled Notional Amount for the related Distribution Date and (c) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360. A Net Swap Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount. The initial Scheduled Notional Amount of the Swap Agreement will equal approximately $787,571,000 for the Distribution Date in July 2007.

The Swap Counterparty and the Trustee, on behalf of the Supplemental Interest Trust, have entered into a credit support annex in relation to the Swap Agreement to protect the Supplemental Interest Trust against future ratings downgrades of the Swap Counterparty that might otherwise hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement. The Trustee, on behalf of the Supplemental Interest Trust, will establish a segregated collateral account to hold any collateral required to be posted by the Swap Counterparty under the credit support annex. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Trustee may be required to make payments from the segregated collateral account to the Swap Counterparty if amounts are due to such party under the terms of the credit support annex.

The Swap Agreement will terminate immediately following the Distribution Date in May 2013 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The Trustee will establish the Interest Rate Swap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Interest Rate Swap Account any Interest Rate Swap Amount received by the Trustee, and the Trustee will distribute from the Interest Rate Swap Account any Interest Rate Swap Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” below. The Trustee will deposit into the segregated collateral account any amounts posted as collateral by the Swap Counterparty and will remit interest earned on such amounts to the Swap Counterparty pursuant to the terms of the credit support annex and to the extent earned by the Trustee. Amounts held in the segregated collateral account will not be part of the Interest Rate Swap Account or Trust Fund and will not be available for distribution to Certificateholders.

As of the Cut-off Date, the aggregate significance percentage with respect to Swiss Re Financial Products Corporation, as Swap Counterparty and Cap Counterparty will be less than 10%.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default will have occurred and be continuing with respect to the Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Swap Agreement.

In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Trust Agreement is amended without the prior written consent of the Swap Counterparty where written consent is required, if the Class Principal Amounts of the rated Certificates are reduced to zero or if, pursuant to the terms of the Trust Agreement, the Master Servicer exercises its option to purchase the Mortgage Loans. Pursuant to the terms of the Swap Agreement, an Additional Termination Event with respect to the Swap Counterparty will generally occur if any applicable short-term or long-term credit rating of the Swap Counterparty or the Credit Support Provider is downgraded below the specified levels set forth in the Swap Agreement and (i) the Swap Counterparty fails to post collateral securing its obligations under the Swap Agreement and/or fails to obtain a guarantor or a substitute swap counterparty acceptable to the Trustee and the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement or (ii) the Swap Counterparty is defaulting on certain obligations imposed as a result of the downgrade and the Supplemental Interest Trust obtains a guarantor or secures a substitute swap counterparty acceptable to the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement.

Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty (or the Credit Support Provider) may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the Business Day prior to the related Distribution Date, and on the Business Day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing (if required under the Swap Agreement) that as a result of such transfer, the Offered Certificates and the Class B Certificates will not be downgraded, all as provided in the Swap Agreement.

The Swap Counterparty.

Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from Standard & Poor’s.

SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of SRFP under the Swap Agreement are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

Swiss Re currently has (i) from Standard & Poor’s: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-”.

Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement.

Interest Rate Cap Agreement. On the Closing Date, the Trustee, on behalf of the Supplemental Interest Trust, will enter into the Interest Rate Cap Agreement for the benefit of the Offered Certificates and the Class B Certificates.

Under the terms of the Interest Rate Cap Agreement, in exchange for a fixed payment made on behalf of the Supplemental Interest Trust on the Closing Date, the Cap Counterparty is obligated to pay to the Supplemental Interest Trust at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in July 2008 and ending with the Distribution Date in May 2012, one month’s interest calculated at an annual rate equal to the excess, if any, of LIBOR (as determined pursuant to the Interest Rate Cap Agreement) over the strike rate on the Scheduled Notional Amount for the related Distribution Date, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period related to such Distribution Date and the denominator of which is 360. The strike rate is equal to 6.50%. The initial Scheduled Notional Amount will equal approximately $680,000 for the Distribution Date in July 2008.

The Interest Rate Cap Agreement and any payments made by the Cap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The Trustee will establish the Interest Rate Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Interest Rate Cap Account any payments received by the Trustee under the Interest Rate Cap Agreement, and the Trustee will distribute from the Interest Rate Cap Account any Interest Rate Cap Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” below.

Swiss Re Financial Products Corporation may be replaced as Swap Counterparty and Cap Counterparty if the aggregate significance percentage of the Swap Agreement and the Interest Rate Cap Agreement is equal to or greater than 8%.

The Cap Counterparty. The Cap Counterparty is the same entity as the Swap Counterparty. See “—Supplemental Interest Trust—The Swap Counterparty” above.

Application of Deposits and Payments Received by the Supplemental Interest Trust.

Interest Rate Swap Agreement. The Interest Rate Swap Amount will, on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Interest Rate Swap Account, after making all distributions under “—Application of Monthly Excess Cashflow” above, in the following order of priority:

(1) to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date;

(2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

(3) to the Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date pursuant to clause (B)(i) under “—Distributions of Interest—Interest Distribution Priorities” above (such shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributed thereon), to the extent unpaid;

(4) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, Current Interest and any Carryforward Interest for each such class and such Distribution Date to the extent unpaid;

(5) to the Offered Certificates and the Class B Certificates, any amount necessary to maintain the applicable target amounts specified in clauses (1) or (2) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above for such Distribution Date, for application pursuant to the priorities set forth in such clauses, after giving effect to distributions pursuant to such clauses;

(6) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any Deferred Amount for each such class and such Distribution Date to the extent unpaid;

(7) to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(a) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above, to the extent unpaid;

(8) to the Class M Certificates and the Class B Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(b) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above, to the extent unpaid;

(9) for the purchase of a replacement interest rate swap agreement (if necessary);

(10) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

(11) to the Class X Certificates, any amount deposited into the Interest Rate Swap Account as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” above and any remaining Interest Rate Swap Amount.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (5) and (6) above will not exceed cumulative Realized Losses incurred as reduced by amounts previously distributed pursuant to clauses (5) and (6) above together with amounts previously distributed pursuant to clauses (3) and (4) as described under “—Interest Rate Cap Agreement” below.

Any amounts distributed to the Group Subordinate Certificates pursuant to priorities (4), (5) and (6) above will be allocated to classes of Group of Subordinate Certificates of equivalent priority (i.e., of the same numerical class designation) on a pro rata basis, based on their respective Class Principal Amounts.

Interest Rate Cap Agreement. The Interest Rate Cap Amount will, on each Distribution Date, be distributed from the Interest Rate Cap Account, after making all distributions under “—Interest Rate Swap Agreement” above, in the following order of priority:

(1) to the Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date pursuant to clause (3) under “—Interest Rate Swap Agreement” above (such shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon), to the extent unpaid;

(2) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, Current Interest and any Carryforward Interest for each such class and such Distribution Date, to the extent unpaid;

(3) to the Offered Certificates and the Class B Certificates, any amount necessary to maintain the applicable target amounts specified in clauses (1) or (2) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above for such Distribution Date, for application pursuant to the priorities set forth in such clauses, after giving effect to distributions pursuant to such clauses;

(4) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, sequentially, in that order, any Deferred Amount for each such class and such Distribution Date to the extent unpaid;

(5) to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(a) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above, to the extent unpaid;

(6) to the Class M Certificates and the Class B Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(b) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above, to the extent unpaid;

(7) for the purchase of a replacement interest rate cap agreement (if necessary); and

(8) to the Class X Certificates, any remaining Interest Rate Cap Amount.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (3) and (4) above will not exceed cumulative Realized Losses incurred as reduced by amounts previously distributed pursuant to clauses (3) and (4) above together with amounts previously distributed pursuant to clauses (5) and (6) as described under “—Interest Rate Swap Agreement” above.

Any amounts distributed to the Group Subordinate Certificates pursuant to priorities (2) and (4) above will be allocated to classes of Group Subordinate Certificates of equivalent priority (i.e., of the same numerical class designation) on a pro rata basis, based on their respective outstanding Class Principal Amounts.

The Final Maturity Reserve Trust

On the Closing Date, the Trustee will establish the Final Maturity Reserve Account, into which the Sponsor will make an initial deposit of $1,000. Beginning on the Distribution Date in June 2017 and on each Distribution Date up to and including the earlier of the Final Scheduled Distribution Date and the termination of the Trust Fund, the Trustee will deposit into the Final Maturity Reserve Account the Final Maturity Reserve Amount for each Distribution Date from the Interest Remittance Amounts pursuant to clauses (A)(i)(c) and (A)(ii)(c) set forth under “—Distributions of Interest—Interest Distribution Priorities.”

On the earlier of the Final Scheduled Distribution Date and the termination of the Trust Fund, all amounts on deposit in the Final Maturity Reserve Account will be distributed to Certificateholders. It is intended that these amounts will be sufficient to retire the Offered Certificates and the Class B Certificates on the Final Scheduled Distribution Date, even though Mortgage Loans having forty-year original terms to maturity may remain outstanding. Any investment earnings on amounts on deposit in the Final Maturity Reserve Account will remain in such account and will be distributed as described below. The Final Maturity Reserve Trust will terminate upon the earlier of (a) the termination of the Trust Fund and (b) the Final Scheduled Distribution Date.

Amounts on deposit in the Final Maturity Reserve Account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

Application of Amounts on Deposit in the Final Maturity Reserve Account.  On the earlier of the Final Scheduled Distribution Date and the termination of the Trust Fund, funds on deposit in the Final Maturity Reserve Account will be distributed (after making distributions under “—Credit Enhancement—Application of Monthly Excess Cashflow and “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust”) in the following order of priority:

(1) to the Senior Certificates, concurrently, in proportion to their respective Class Principal Amounts, after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Distribution Priorities” above), in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; provided, that all amounts distributable to the Group 1 Senior Certificates and the Group 2 Senior Certificates shall first be made from amounts on deposit in the Final Maturity Reserve Account in respect of the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans, respectively, and then from the unrelated Mortgage Pool to the extent not paid;

(2) to the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Distribution Priorities” above), sequentially, in that order, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

(3) to the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Distribution Priorities” above), sequentially, in that order, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

(4) to the Offered Certificates and the Class B Certificates, any Current Interest and Carryforward Interest for each such class remaining unpaid following the distributions pursuant to “—Distributions of Interest—Interest Distribution Priorities”, in accordance with the priorities set forth under clauses (B)(i) and (B)(ii) as described under “—Distributions of Interest—Interest Distribution Priorities”;

(5) to the Class M Certificates and the Class B Certificates, any Deferred Amounts remaining for each such class, for application pursuant to the priorities set forth in clause (3) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above, to the extent unpaid;

(6) to the Offered Certificates and the Class B Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining for each such class, for application pursuant to the priorities set forth in clauses (4)(a) and (b) under “—Credit Enhancement—Application of Monthly Excess Cashflow” above, to the extent unpaid; and

(7) to the Class X Certificates, any remaining amount.

Any amounts distributed pursuant to priorities (2) and (4) above, will be allocated to classes of Group Subordinate Certificates of equivalent priority (i.e., of the same numerical class designation) on a pro rata basis based, on their respective outstanding Class Principal Amounts.

Optional Purchase of the Mortgage Loans

On the Initial Optional Termination Date, the Master Servicer, with the prior written consent of the NIMS Insurer and LBH (which consent will not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price. The Master Servicer, the Trustee, each Servicer, the Securities Administrator and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreements or the Custodial Agreements, as applicable. If the Master Servicer fails to exercise such option, the NIMS Insurer will have the right to cause the Master Servicer to exercise such option, pursuant to an agreement between the Master Servicer and the NIMS Insurer and pursuant to the terms of the Trust Agreement, so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities. If such option is exercised, the Trust Fund will be terminated. If the Master Servicer fails to exercise such option (either voluntarily or at the direction of the NIMS Insurer) on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein, and the margins of the Class B1 and Class B2 Certificates will be increased as described under “Glossary of Defined Terms—B1 Interest Rate” and “—B2 Interest Rate,” respectively.

The Trust Agreement will provide that if there are NIMS Securities outstanding on the date on which the Master Servicer intends to exercise its option to purchase the assets of the Trust Fund, the Master Servicer may only exercise its option with the prior written consent of 100% of the holders of the NIMS Securities and upon payment of an additional amount which will retire any amounts of principal and/or interest due to the holders of the NIMS Securities.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicers, the Trustee, the Master Servicer, the Securities Administrator and the Credit Risk Manager will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	Monthly
For each Mortgage Loan, (i) a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated as the product of (a) the Scheduled Principal Balance of each Mortgage Loan and (b) 0.50% per annum and (ii) all investment earnings on amounts on deposit in the related Servicing Account.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by the related Servicer, before payment of any amounts to Certificateholders.
Master Servicer	Monthly
All investment earnings on amounts on deposit in (i) the Collection Account and (ii) the Certificate Account after payment to the Trustee of any of the Trustee’s fee in the amount described below remaining unpaid from the Securities Administration Account, as described below.

Retained by the Master Servicer.
Trustee	Annually	A fixed annual fee of $3,750.	Payable from investment earnings on amounts on deposit in the Securities Administration Account and, if not sufficient, from investment earnings on amounts on deposit in the Certificate Account.
Securities Administrator	monthly	All investment earnings on amounts on deposit in the Securities Administration Account after payment of the Trustee’s fee in the amount described above and certain fees and expenses of the Custodians.	Retained by the Securities Administrator.
Credit Risk Manager	monthly	0.009% per annum on the Scheduled Principal Balance of each Mortgage Loan.	Payable after payments of interest have been made to Certificateholders.

The Servicing Fees set forth in the table above may not be increased without amendment of the applicable Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreements” below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Fees to the Cap Counterparty in consideration of the Cap Counterparty’s entering into the Interest Rate Cap Agreement will be paid by LBH on or prior to the Closing Date and will not be payable from the assets of the Trust Fund.

Expenses of the Servicers, the Custodians, the Securities Administrator and the Master Servicer will be reimbursed before payments are made on the Certificates. Expenses of the Trustee will be reimbursed up to $200,000 annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $200,000 in any anniversary year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates and payment of the Credit Risk Manager’s Fee. Expenses incurred by the Trustee in connection with any transfer of servicing, as set forth in further detail in the Trust Agreement, will not be subject to such $200,000 annual limitation.

Description of the Mortgage Pools

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of some or all of the Mortgage Loans included in the Trust Fund or in a Mortgage Pool, unless otherwise specified, that characteristic or percentage has been calculated on the total Scheduled Principal Balance of the Mortgage Loans included in the mortgage pools described in Annex A to this prospectus supplement.

The Trust Fund will primarily consist of approximately 3,747 conventional, adjustable and fixed rate, fully amortizing and balloon, first lien, residential Mortgage Loans, approximately 99.43% of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years and approximately 0.57% of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 40 years and which, in the aggregate, have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $823,333,142.

Approximately 39.05% of the Mortgage Loans were acquired by the Seller or LBB from various originators, including People’s Choice Home Loan, Inc., National City Mortgage Company and Fieldstone Mortgage Company (originating approximately 16.60%, 8.12% and 6.78% respectively of the Mortgage Loans). Approximately 60.95% of the Mortgage Loans were originated by BNC or other correspondent lenders through LBB. Underwriting guidelines of the type described under “Origination of the Mortgage Loans and Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. Because, in general, such Underwriting Guidelines are less strict than Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See “The Trust Agreement—Assignment of Mortgage Loans.”

Approximately 886 (or 20.98%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately 2,861 (or 79.02%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “—Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

All of the Mortgage Loans are First Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Properties consisting of residential properties including one- to four-family dwelling units, individual condominium units, individual units in planned unit developments and condotel units.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

Approximately 44.21% of the Mortgage Loans are 80+ LTV Loans.

Approximately 61.91% of the Adjustable Rate Mortgage Loans and approximately 72.86% of the Fixed Rate Mortgage Loans are fully amortizing. However, approximately 38.09% of the Adjustable Rate Mortgage Loans and approximately 27.14% of the Fixed Rate Mortgage Loans are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. Approximately 25.91% of the Mortgage Loans are Balloon Loans that have original terms to maturity of 30 years and principal amortization periods of 40 years. Approximately 9.84% of the Mortgage Loans are Balloon Loans that have original terms to maturity of 30 years and principal amortization periods of 50 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent that losses exceed the applicable credit enhancement described herein. In addition, Balloon Loans with amortization periods of 40 or 50 years will result in a slower rate of scheduled payment of principal on the related Balloon Loans and may therefore result in slower amortization of the Class Principal Amounts of the Offered Certificates and the Class B Certificates.

Approximately 19.33% and 20.83% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years following the origination of the related Mortgage Loan. Following the interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

Approximately 70.79% of the Mortgage Loans provide for a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period, as described herein. The Prepayment Premium Periods range from six months to three years after origination. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately 75.99% of the Mortgage Loans with Prepayment Premiums, this amount is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance during any 12-month period during the applicable Prepayment Premium Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates or the Class B Certificates, but rather will be distributed to the holders of the Class P Certificates. A Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee and the NIMS Insurer (and without reimbursing the Trust Fund from its own funds for any foregone Prepayment Premium) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of such Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or (ii) such waiver relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the related Servicer, be in violation of law. The Servicers will be obligated to deposit with the Master Servicer from their own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

As of the Cut-off Date, all of the Mortgage Loans were less than 30 days delinquent in payment. The delinquency status of a mortgage loan is determined, with respect to the Cut-off Date, as of the close of business on the day before the Cut-off Date and thereafter, as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on April 1 by April 30, that mortgage loan would be considered less than 30 days delinquent in payment. If a borrower failed to make a monthly payment due on March 1 by April 30, that mortgage loan would be considered to be at least 30 but less than 60 days delinquent in payment. Certain historical delinquency information is provided in Annex A to this prospectus supplement.

As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

As earlier described under “Description of the Certificates—General,” the Mortgage Loans in the Trust Fund have been divided into two Mortgage Pools (Pool 1 and Pool 2) for the purpose of allocating interest and principal distributions among the Senior Certificates. On the Closing Date:

Pool 1 will consist of approximately (i) 535 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $93,543,190 and (ii) 1,719 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $354,804,651; and

Pool 2 will consist of approximately (i) 351 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $79,233,058 and (ii) 1,142 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $295,752,241.

Other important statistical characteristics of each Mortgage Pool are described in Annex A to this prospectus supplement.

Adjustable Rate Mortgage Loans

Substantially all of the Adjustable Rate Mortgage Loans are Six-Month LIBOR Mortgage Loans. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately 78.83% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately two years following origination; in the case of approximately 18.88% of the Adjustable Rate Mortgage Loans, approximately three years following origination, and in the case of approximately 2.28% of the Adjustable Rate Mortgage Loans, approximately five years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from 2.000% to 3.000% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Cap, Periodic Cap and Maximum Rate, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Indices

As indicated above, the Index applicable to the determination of the Mortgage Rates for substantially all of the Adjustable Rate Mortgage Loans will be an index based on Six-Month LIBOR as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date. In the event that Six-Month LIBOR becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable. Other indices applicable to the determination of the Mortgage Rates for the Adjustable Rate Loans are the Twelve-Month LIBOR Index and the One-Year CMT Index.

Pool 1 Mortgage Loans

The Pool 1 Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 1, as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

No more than approximately 0.47% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Pool 2 Mortgage Loans

The Pool 2 Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 2, as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

No more than approximately 0.58% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Static Pool Information

Certain static pool information may be found at http://www.lehman.com/reg_ab/deal.html?deal=SAS07-BC3. Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment premiums. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund.

Affiliations and Relationships

The Depositor, the Sponsor, the Underwriter, Lehman Pass-Through Securities Inc., LBB, BNC and Aurora are all affiliates of each other and have the following ownership structure:

•
The Depositor, Structured Asset Securities Corporation, is a wholly-owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly-owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

•	The Underwriter, Lehman Brothers Inc., is a wholly-owned, direct subsidiary of the Sponsor.

•
Lehman Pass-Through Securities Inc., which will purchase the Class P and Class X Certificates from the Depositor, is a wholly-owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

•
Aurora, which is one of the Servicers and the Master Servicer, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

•	Lehman Brothers Bank, FSB, which is one of the Originators, is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

•
BNC Mortgage LLC, which is one of the Originators, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

Certain of the Mortgage Loans were originated by Lehman Brothers Bank, FSB and were subsequently purchased by the Seller in one or more arm’s length transactions on or before the Closing Date. In addition, on or before the Closing Date the Seller engaged Aurora to provide the servicing functions for certain of the Mortgage Loans.

Immediately before the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by the Seller or its affiliates. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B1, Class B2, Class LT-R and Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Additional Information

The description in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Trust Agreement, the Securities Administrator will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” The Securities Administrator will make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website. The Securities Administrator’s website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Securities Administrator, SASCO 2007-BC3. In addition, the Trustee may make such monthly reports available via the Trustee’s website located at www.usbank.com/abs. The Securities Administrator and the Trustee will have the right to change the way such reports are distributed or presented in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

The Sponsor

Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A., will be the Sponsor. See “The Sponsor” in the prospectus for more information regarding Lehman Brothers Holdings Inc.

The Depositor

The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Certificates (Registration No. 333-133985).

For more information regarding the Depositor, see “The Depositor” in the prospectus.

Origination of the Mortgage Loans and Underwriting Guidelines

General

Approximately 60.95% of the Mortgage Loans were originated in accordance with the BNC Underwriting Guidelines. The remainder of the Mortgage Loans were originated by other originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “—General Underwriting Guidelines.” The General Underwriting Guidelines may differ among originators in various respects. The following is a general summary of the BNC Underwriting Guidelines and the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by the applicable Originators. The following does not purport to be a complete description of the underwriting standards of any of the Originators.

BNC Mortgage LLC

General. BNC Mortgage LLC, a Delaware limited liability company (“BNC”), is a specialty finance company engaged in the business of originating, purchasing, and selling, on a whole loan basis for cash, non-conforming residential mortgage loans secured by first or second liens on one-to-four family residences. The term “non-conforming residential mortgage loans” as used in this description of BNC’s business means subprime loans, which are loans made to borrowers who are unable to obtain mortgage financing from conventional mortgage lenders, generally due to credit impairment, difficulty in documenting income, or to qualify using a debt-to income ratio or loan-to-value ratio in excess of ratios available in prime channels.

BNC operates as a wholesale and correspondent lender which means that it generates all of its mortgage loans through a nationwide network of independent mortgage brokers and correspondent lenders. Mortgage brokers and correspondent lenders are approved to do business with BNC upon completion of an application, a satisfactory background check, and execution of an agreement. The background check includes verification of appropriate licenses in each state where the mortgage broker or correspondent lender proposes to originate mortgage loans. BNC underwrites all mortgage loans it originates and purchases in accordance with the BNC Underwriting Guidelines, including all mortgage loans purchased from correspondent lenders.

The following table sets forth BNC’s mortgage loan production and general production characteristics for the years ended December 31, 2006, 2005 and 2004:

	2006	2005	2004

Volume (in Billions)	$13.7	$15.5	$11.1

Percentage of Loans Originated through Brokers (Wholesale Channel)	94%	96%	96%

Percentage of Loans Purchased from Correspondent Lenders	6%	4%	4%

Weighted Average FICO Credit Score	622	633	622

Weighted Average Loan-to-Value Ratio on First Lien Loans	81.7%	81.9%	82.0%

Weighted Average Loan-to-Value Ratio on Second Lien Loans	19.9%	19.8%	19.9%

Percentage of Owner-Occupied Properties	89.6%	86.0%	85.9%

Percentage of First Lien Loans	95.4%	94.0%	97.7%

Percentage of Second Lien Loans	4.6%	6.0%	2.3%

Percentage of Adjustable Rate Mortgage Loans Based Upon the Six Month LIBOR Index	84.5%	89.8%	84.4%

Percentage of Fixed Rate Mortgage Loans	15.5%	10.2%	15.6%

BNC commenced operating and originating non-conforming residential mortgage loans in May of 1995. BNC has been a subsidiary of Lehman Brothers Bank, FSB since March of 2004. Effective as of January 1, 2006, Finance America, LLC, BNC’s affiliate, was merged into BNC. As of December 31, 2006, BNC had approximately 1,452 employees based in 27 branches located throughout the United States.

BNC Underwriting Guidelines. The BNC Underwriting Guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income, or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the mortgaged property as collateral for the mortgage loan. The BNC Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Borrowers who qualify under the BNC Underwriting Guidelines generally have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines, and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The BNC Underwriting Guidelines are implemented in accordance with applicable federal and state laws and regulations.

All mortgage loans originated or purchased by BNC are underwritten in accordance with BNC’s Underwriting Guidelines. However, on a case-by-case basis, a senior level underwriter that has been granted exception authority may determine that, based upon compensating factors, a prospective borrower who does not strictly qualify under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, good credit history, stable employment, and financial reserves. It is expected that a substantial portion of the mortgage loans will represent these underwriting exceptions.

Pursuant to the BNC Underwriting Guidelines, each prospective borrower is required to complete an application that includes information with respect to the applicant’s liabilities, income (except with respect to certain “No Income/No Asset” mortgage loans as described below) and employment history, as well as certain other personal information.

BNC obtains a credit report on each applicant that contains merged credit information, if available, from the three national credit repositories. BNC does not rely on the credit reports submitted by the broker or correspondent lender; all credit reports are either pulled or verified by BNC. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders; installment, revolving and open debt payments; derogatory credit information including repossessions and/or foreclosures; and any public records of bankruptcies, tax liens, law suits or judgments. The credit report contains a credit score, which is generated by models developed by a third-party and embodies a statistical analysis of likely future credit performance. Each of the three national credit repositories may provide a credit score for an applicant. In the event that there are multiple credit scores for an applicant, BNC will disregard the lowest and highest credit scores and will use the remaining score; if there are only two credit scores, BNC will use the lower of the two credit scores; if there is only one credit score available, the credit score receives additional scrutiny from the underwriter and the applicant is not eligible for the 80/20 Combo Program. In cases where there are multiple applicants, generally, BNC will use the credit score of the applicant contributing the highest percentage of the total qualifying income.

The credit report also includes Social Security number variations; name, address and employment variations; and consumer narrative, fraud, identity theft and OFAC alerts. In the event that an alert is noted on the credit report, further investigation of the alert is performed by a specialized quality assurance department within BNC and a mortgage loan application may not be approved unless such alert is favorably resolved. Additional review relating to Social Security number variations and potential fraud is performed for purchase money mortgage loans or loans with a loan-to-value or combined loan-to-value ratio of equal to or greater than 90%.

BNC generally reviews an applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation (except with respect to certain “Stated Income” and “No Income/No Asset” mortgage loans described below), reviews the credit history and credit score of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the type and use of the property being financed. The BNC Underwriting Guidelines also take into consideration other risk factors to evaluate the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan including, but not limited to, mortgage payment history, elapsed time since a bankruptcy filing or foreclosure, established consumer credit lines, disposable income, and available cash reserves. The BNC Underwriting Guidelines establish the maximum loan-to-value ratio and maximum loan amount for each loan program based upon these and other risk factors. The BNC Underwriting Guidelines permit one-to-two family dwelling mortgage loans to have loan-to-value ratios at origination of generally up to 100% (and 3-to-4 family dwelling mortgage loans generally up to 90%) for the highest credit grading category, depending on, among other things, the income and asset documentation program (discussed below), the purpose of the mortgage loan, the borrower’s credit history and repayment ability, as well as the type and use of the property. Under the BNC Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ depending on whether the secondary financing is institutional or private.

The BNC Underwriting Guidelines require that all mortgage loans originated or purchased by BNC have (1) an appraisal of the mortgaged property that conforms generally to USPAP and FIRREA standards on Fannie Mae and Freddie Mac forms, and (2) a review of the appraisal conducted by a BNC staff appraiser, underwriter, or representative which, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property.

BNC requires title insurance on all mortgage loans.

BNC has three programs under which it originates or purchases non-conforming residential mortgage loans: the Score Advantage Program, the Select Lending Program, and the 80/20 Combo Program. The Select Lending Program and Score Advantage Program are limited to first lien loans.

Score Advantage Program. Under the Score Advantage program, the maximum loan-to-value ratio and loan amount are primarily set based on an applicant’s credit score, credit risk grade, and income and asset documentation program. Other factors, including but not limited to, mortgage payment history, amount of cash out, bankruptcy or foreclosure filings, the use and type of property are also taken into consideration. A minimum credit score of 500 is required for the program. The maximum debt-to-income ratio is generally 50% for the program. The Score Advantage Program generally requires bankruptcies be discharged, dismissed or paid off at or prior to funding.

BNC classifies each mortgage loan made under the Score Advantage Program pursuant to the following credit risk grades primarily based on the applicant’s previous mortgage payment history. “A+” risk category, the applicant must not have any 30-day late mortgage payments within the past 12 months. “A” risk category, the applicant must not have more than one 30-day late mortgage payment within the past 12 months. “A-” risk grade, the applicant must not have more than three 30-day late mortgage payments within the past 12 months. Under the “B+” risk grade, the applicant must not have more than four 30-day late mortgage payments within the past 12 months. Under the “B” risk grade, the applicant must not have more than one 60-day late mortgage payment within the past 12 months. “C+” risk grade, the applicant must not have more than one 90-day late mortgage payment within the past 12 months. “C” risk grade, the applicant must not have more than one 120-day late mortgage payment within the past 12 months.

Select Lending Program. The Select Lending Program is for borrowers with slightly higher credit quality than borrowers under the Score Advantage Program. Generally, mortgage loans made pursuant to the Select Lending Program are underwritten in a similar manner and use the same risk factors than those used under Score Advantage Program, although the Select Lending Program requires a higher minimum credit score of 600. Additionally, under the Select Lending Program, an applicant is required to have a minimum of three trade lines. Any Chapter 7 bankruptcy filing must be discharged, dismissed or paid off at least 24 months, and for a Chapter 13 filing, it must be discharged, dismissed or paid off and at least 24 months has elapsed since the filing date, with credit reestablished. The maximum debt-to-income ratio is generally less than 55% depending on the income and asset documentation program.

BNC classifies each mortgage loan made under the Select Lending Program pursuant to the following credit risk grades based on the applicant’s previous mortgage payment history and other factors. “AAA” risk category, the applicant must not have any 30-day late mortgage payments within the past 12 months and no foreclosures may have occurred during the preceding three years. For the “AA” risk category, the applicant must not have more than one 30-day late mortgage payments within the past 12 months, no 60-day late mortgage payments within the last 24 months, and no foreclosures may have occurred during the preceding two years.

Loans with an original principal balance amount in excess of $1,500,000 to a maximum of $2,000,000 (Super Jumbo Loan Program) are only available to “AAA” credit applicants and only under the Full Documentation program. Income documentation establishing 24 months income is required for such loans.

80/20 Combo Program. BNC also offers an 80/20 Combo Program which allows a borrower to obtain 100% financing by obtaining a first lien loan with a maximum loan-to-value ratio of 80% in combination with a second lien loan with a maximum loan-to-value ratio of 20%. BNC does not originate or purchase stand alone second lien loans. The underwriting guidelines for the 80/20 Combo Program are generally more restrictive than the guidelines for the Score Advantage Program and require applicants with higher credit scores. Under the 80/20 Combo Program, the maximum loan amount is based on the applicant’s credit score and income and asset documentation program. The higher the credit score and the income and asset documentation program, the higher the maximum loan amount allowed. The minimum credit score allowed for the program is 600 for a Full Documentation loan, 620 for a Lite Documentation loan and 640 for a Stated Income loan. A borrower must have a minimum of three trade lines and no foreclosures within the past 24 months. For a Stated Income loan, the applicant may not have any 30-day late mortgage payments.

Under each loan program above, BNC allows the following level of income and asset documentation requirements: Full Documentation, Lite Documentation, and Stated Income.

Under the Full Documentation programs, applicants generally are required to submit verification of stable income for 12 months or 24 months, depending on the loan amount and loan-to-value ratio. Acceptable income documentation includes copies of current pay stubs, IRS form W-2, personal bank statements, or for self-employed applicants, tax returns and profit/loss statements or business bank statements.

Under the Lite Documentation programs, generally income verification is required for at least six months.

Under the Stated Income programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application (FNMA 1003) with no supporting income documentation, provided the applicant meets certain other criteria. The mortgage loan application will provide the applicants’ occupations. In addition to telephone verification of the employment, the underwriter makes a determination regarding the reasonableness of the stated income for the occupation stated.

BNC also offers a No Income/No Asset program under which the FNMA 1003 is intentionally left blank regarding employment, income and assets. The No Income/No Asset Program is only available for an applicant with a credit risk grade of “AAA” under the Select Lending Program and with a minimum credit score of 680. Credit is granted on the basis of the qualifying credit score and more stringent underwriting criteria at a reduced loan-to-value ratio.

The foregoing programs (except for the No Income/No Asset program) typically require that, with respect to each applicant, there be a telephone verification of the applicant’s employment. For the Full Documentation and Lite Documentation programs, BNC also attempts a telephone verification of the amount of income shown on the applicable documentation.

The following table sets forth the percentage of Full Documentation, Lite Documentation, Stated Income, and No Income/No Asset mortgage loans originated or purchased by BNC for the years ended December 31, 2006, 2005 and 2004:

	2006	2005	2004

Full Documentation	52.1%	59.0%	64.4%

Lite Documentation	2.7%	2.0%	4.0%

Stated Income	45.1%	39.0%	31.6%

No Income/No Asset (since May of 2006)	0.1%	N/A	N/A

The above is a summary of BNC’s underwriting guidelines as generally applied. The summary is not a complete description of the underwriting standards of BNC.

General Underwriting Guidelines

The General Underwriting Guidelines used by Originators other than BNC are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the Mortgaged Property as collateral. On a case by case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

Under the General Underwriting Guidelines, the Originators review and verify the loan applicant’s sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant’s ability to repay the loan, and review the Mortgaged Property for compliance with the General Underwriting Guidelines. The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the Mortgaged Property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the Originator’s staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the Mortgaged Property, may include a review of the original appraisal or a drive-by review appraisal of the Mortgaged Property. The General Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the General Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

The Mortgage Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator’s retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, income (except with respect to certain “No Documentation” mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

Mortgaged Properties that secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator.

The General Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the General Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The General Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such General Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See “Risk Factors—Risks Related to Higher Expected Delinquencies of the Mortgage Loans” herein.

Substantially all of the Mortgage Loans were originated consistent with and generally conform to “Full Documentation,” “Limited Documentation,” or “Stated Documentation” residential loan programs. Under each of such programs, the related Originator generally reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the type and use of the property being financed. The General Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The General Underwriting Guidelines permit two to four family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor’s credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by Mortgaged Properties acquired by a mortgagor under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

Certain of the Mortgage Loans were originated under “No Documentation” programs pursuant to which no information was obtained regarding the borrower’s income or employment and there was no verification of the borrower’s assets.

Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular Originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable Originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant’s employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

Under the General Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

A substantial portion of the Mortgage Loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

The Master Servicer

Aurora Loan Services LLC will act as Master Servicer under the Trust Agreement. For more information regarding Aurora in its capacity as Master Servicer, see “Aurora Loan Services LLC—General” and “Aurora Loan Services LLC—Master Servicing” in the prospectus.

As Master Servicer, Aurora will monitor the performance of the Servicers in accordance with the provisions of the underlying servicing agreement and the Trust Agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans except in cases where, through the exercise of its master servicing obligations, it becomes a successor Servicer. See “Servicing of Loans—Certain Matters Regarding the Master Servicer” in the prospectus for additional information concerning the limitation of Aurora’s liability as master servicer.

The Servicers

General

On the Closing Date, JPMorgan, Wells Fargo and Aurora will service approximately 60.64%, 29.49% and 2.69%, respectively, of the Mortgage Loans (by Cut-off Date Balance).

JPMorgan Chase Bank, National Association

The following information has been provided by JPMorgan.

General. JPMorgan Chase Bank, National Association (“JPMorgan”) is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMorgan is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan’s main office is located in Columbus, Ohio. JPMorgan is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is rated “RPS1”, “Strong” and “SQ1” by Fitch, S&P and Moody’s, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in its Servicing Agreement.

JPMorgan is the product of numerous mergers and acquisitions. Since the creation of its founding entities, mortgage products and loan servicing have been a part of the bank’s operations. As JPMorgan’s mortgage servicing activities have evolved over the past several decades and into the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity

In its capacity as a Servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in its Servicing Agreement. JPMorgan may perform any or all of its obligations under its Servicing Agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under its Servicing Agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result JPMorgan is providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

Servicing operations for “subprime” quality mortgage loans are audited internally by JPMorgan’s general audit and risk groups and are subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

As of the dates indicated below, JPMorgan’s portfolio of closed-end subprime mortgage loans (including REO properties) serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) was as follows:

Aggregate Subprime Servicing Portfolio as of:	March 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004

Unpaid Principal Balance (in billions)	$82.6	$83.3	$67.4	$45.5

Number of Loans (in thousands)	512.8	519.3	443.0	331.1

Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

Delinquency, Loss, Bankruptcy and Recovery.  JPMorgan has engaged CHF for all aspects of the servicing function, including with respect to collections, mitigation, high risk property management, bankruptcy, foreclosure and real estate owned properties (“REO”).

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, REO and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, high risk property managers review options during site inspections and local housing association referrals.

Mortgage loans are recognized for delinquency and default pursuant to the Office of Thrift Supervision (“OTS”) methodology. Under the OTS methodology, a mortgage loan is considered delinquent if any payment due thereon is not made pursuant to the terms of such mortgage loan by the close of business on the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

JPMorgan, through CHF, may, if permitted under the terms of its Servicing Agreement, agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and JPMorgan, through CHF, purchases the related Mortgage Loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of its Servicing Agreement, JPMorgan generally will not be liable for any losses on the Mortgage Loans.

Advances. JPMorgan is required to make Advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. Such advances will be made by CHF on behalf of JPMorgan. See “Mortgage Loan Servicing — Advances” herein. Neither JPMorgan nor CHF has failed to make a required advance in connection with any mortgage-backed securitization.

Collection Procedures. JPMorgan, through CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.

CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

Wells Fargo Bank

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience. Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans

First Lien Subprime Loans	134,893	$19,592,490,281	173,411	$26,214,367,714	190,395	$29,252,542,517

Second Lien Subprime Loans	*	*	9,116	$353,218,934	18,483	$711,917,795

Alt-A Minus Loans	**	**	**	**	62,351	$11,088,435,185
_____________________
* Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans.

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)
For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)
Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

Aurora Loan Services LLC

Aurora Loan Services LLC will act as servicer under a Servicing Agreement. For more information regarding Aurora in its capacity as a Servicer, see “Aurora Loan Services LLC—General,” “Aurora Loan Services LLC—Servicing—Total Portfolio” and “—Subprime Mortgage Loans” in the prospectus.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodians and the Credit Risk Manager will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the related Servicing Agreements, including, but not limited to:

•  collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the related Servicing Account, and delivering all amounts on deposit in the related Servicing Account to the Master Servicer for deposit in the Collection Account on the related Servicer Remittance Date;

•  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•  paying, as servicing advances, customary costs and expenses incurred in the performance by each Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) fire and hazard insurance coverage to the extent not paid by the borrower;

• providing monthly loan-level reports to the Master Servicer;
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicers” above and “Mortgage Loan Servicing” below.
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreements, including but not limited to:
• monitoring each Servicer’s performance and enforcing each Servicer’s obligations under the related Servicing Agreement;

•  collecting monthly remittances from each Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Certificate Account on the Master Servicer Remittance Date;

Party:	Responsibilities:
• gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;
• upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of a Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” above and “Mortgage Loan Servicing” below.
Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:
•
receiving monthly remittances from the Master Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•
preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Master Servicer, the Swap Counterparty and the Cap Counterparty;

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing certain periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates;
• until a successor master servicer is appointed, acting as successor master servicer pursuant to the Trust Agreement; and
• paying the Trustee’s fee as described under “Fees and Expenses of the Trust Fund” and certain fees and expenses of the Custodians.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•  receiving monthly remittances from the Securities Administrator for deposit into the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in (a) the Certificate Account and (b) the Interest Rate Swap Account in accordance with the priorities described under “Descriptions of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Credit Enhancement—Application of Monthly Excess Cashflow” on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

• depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Interest Rate Swap Account;

•  distributing amounts on deposit in the Interest Rate Swap Account to the Certificateholders and the Swap Counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described under “Description of the Certificates—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement” on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

Party:	Responsibilities:
• depositing any Interest Rate Cap Amount received from the Cap Counterparty into the Interest Rate Cap Account;

•  distributing amounts on deposit in the Interest Rate Cap Account to the Certificateholders, based solely on the information contained in the investor reports, in accordance with the priorities described under “Description of the Certificates—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement” on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• enforcing the obligations of the Master Servicer and the Securities Administrator under the Trust Agreement; and
• acting as successor securities administrator in the event the Securities Administrator resigns or is removed by the Trustee unless a successor securities administrator is appointed.
See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the related Custodial Agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.
Credit Risk Manager
The Credit Risk Manager will not be responsible for performing any servicing or administrative functions with respect to the Mortgage Loans, but rather will perform certain advisory functions with respect to the Mortgage Loans in accordance with the provisions of the Trust Agreement and under credit risk management agreements with the Servicers, including but not limited to:

• monitoring and/or making recommendations to the Master Servicer and the Servicers regarding certain delinquent and defaulted Mortgage Loans; and
• providing on a monthly basis certain reports to the Trust Fund, including, but not limited to, a loan-level loss and mitigation analysis and a prepayment premium analysis.
See “Mortgage Loan Servicing—The Credit Risk Manager” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Swap Counterparty, be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be retained by the related Servicer and will not be available for distribution to Certificateholders.
Collection Account	Master Servicer	Any investment earnings will be paid as compensation to the Master Servicer and will not be available for distributions to Certificateholders.
Securities Administration Account	Securities Administrator
Any investment earnings will be paid as compensation to the Securities Administrator, other than the Trustee’s fee as described under “Fees and Expenses of the Trust Fund” and certain fees and expenses of the Custodian as described under “Fees and Expenses of the Trust Fund,” and will not be available for distribution to Certificateholders.

Certificate Account	Trustee
Any investment earnings will be paid as compensation to the Master Servicer, other than any amount of the Trustee’s fee not paid from amounts in deposit in the Securities Administration Account as described under “Fees and Expenses of the Trust Fund,” and will not be available for distribution to Certificateholders.

Basis Risk Reserve Fund	Trustee
Any investment earnings will remain in the Basis Risk Reserve Fund and be available for distribution to Certificateholders as described in clause (4) under “Description of the Certificates—Credit Enhancement—Application of Monthly Excess Cashflow.”

Interest Rate Swap Account	Trustee
Any investment earnings will remain in the Interest Rate Swap Account and will be paid to the Swap Counterparty and the Certificateholders as described under “Description of the Certificates—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Swap Agreement.”

Interest Rate Cap Account	Trustee
Any investment earnings will remain in the Interest Rate Cap Account and will be paid to the Certificateholders as described under “Description of the Certificates—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust—Interest Rate Cap Agreement.”

Final Maturity Reserve Account	Trustee
Any investment earnings will remain in the Final Maturity Reserve Account and will be paid to the Certificateholders as set forth under “Description of the Certificates—The Final Maturity Reserve Trust.”

If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds (other than with respect to the Basis Risk Reserve Fund, the Interest Rate Swap Account, the Interest Rate Cap Account and the Final Maturity Reserve Account, for which LBH will be responsible for any such losses), without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in July 2007:

June 2 through July 1	Collection Period:
Payments due during the related Collection Period (June 2 through July 1) from borrowers will be deposited in each Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

June 1 through June 30	Prepayment Period for partial prepayments received from the Mortgage Loans: Prepayment Period for principal prepayments in full:
Partial principal prepayments received by any Servicer will be deposited into such Servicer’s Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date.

Principal prepayments in full received by any Servicer during the related Prepayment Period (generally mid-month to mid-month) will be deposited into such Servicer’s Servicing Account during the applicable Prepayment Period for remittance to the Master Servicer on the Servicer Remittance Date.

July 18	Servicer Remittance Date:
The Servicers will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the 18th day of each month (or if the 18th day is not a Business Day, the next succeeding Business Day), as specified in the related Servicing Agreement.

July 20	Master Servicer Remittance Date
Three Business Days immediately before the Distribution Date, the Master Servicer will remit to the Securities Administrator amounts on deposit in the Collection Account for deposit in the Securities Administration Account, including any advances made by the Servicers or the Master Servicer for that Distribution Date.

July 24	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the close of business on the Business Day immediately before the related Distribution Date.
July 24	Deposit Date:
One Business Day immediately before the Distribution Date, the Securities Administrator will remit to the Trustee amounts on deposit in the Securities Administration Account for deposit into the Certificate Account.

July 24	Any payment received from or payable to the Swap Counterparty under the Swap Agreement:
One Business Day immediately before the related Distribution Date, the Swap Counterparty will pay to the Trustee for deposit into the Interest Rate Swap Account, any Net Swap Payments or Swap Termination Payments required to be paid by the Swap Counterparty under the Swap Agreement, or the Trustee will pay to the Swap Counterparty any Net Swap Payments or Swap Termination Payments required to be paid by the Trustee under the Swap Agreement, as applicable.

July 24	Any payment received from the Cap Counterparty under the Interest Rate Cap Agreement:
One Business Day immediately before the related Distribution Date (beginning on the Distribution Date in July 2008), the Cap Counterparty will pay to the Trustee for deposit into the Interest Rate Cap Account, any Interest Rate Cap Amount required to be paid by the Cap Counterparty under the Interest Rate Cap Agreement.

July 25	Distribution Date:
On the 25th day of each month (or if the 25th day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account, the Interest Rate Swap Account and the Interest Rate Cap Account.

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicers will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust Fund—Servicing and Administration Responsibilities” above. Each of the Trustee, the Master Servicer and the NIMS Insurer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Under a separate credit risk management agreement between the Credit Risk Manager and each Servicer, the Credit Risk Manager will provide certain monitoring and advisory services with respect to delinquent Mortgage Loans. See “Servicing of Loans” in the prospectus.

Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “—Advances” below.

In addition, under certain of the Servicing Agreements, the Seller generally has the right to terminate a Servicer, without cause, upon thirty days’ or sixty days’ notice, as applicable, subject to certain conditions set forth in the related Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the related Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and generally, payment of a termination fee which will be payable by the Seller from its own funds and not reimbursable from the Trust Fund. Any such termination without cause requires the consent of the Master Servicer, the Trustee and the NIMS Insurer and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer and NIMS Insurer, may also terminate certain of the Servicers if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the related Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac and Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

Each Servicer will establish and maintain a segregated Servicing Account in trust for the Trustee into which each Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.

On the related Servicer Remittance Date, each Servicer will remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer.

The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or Collection Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

See also “Administration of the Trust Fund—Trust Accounts” in this prospectus supplement.

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”

Each Servicer will be paid the Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount not greater than the applicable Servicing Fee. As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement and (iii) any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls.

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls.” See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the applicable Servicer has received the prior written consent of the Master Servicer (and in certain cases, the NIMS Insurer), the applicable Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an Advance. However, the related Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The Master Servicer is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicers as discussed herein.

Advances

Each Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if any Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances and servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if the related Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances. No party will be required to make any Advances with respect to any payment on a Balloon Loan at maturity.

Collection of Taxes, Assessments and Similar Items

The Servicers will, to the extent required by the related Mortgage Loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each Servicing Agreement will provide that before or during March of each year, in accordance with the applicable Servicing Agreement, beginning in 2008, each Servicer will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria. Each Custodial Agreement will provide that on or before March 15 of each year, beginning in 2008, the related Custodian will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria. The Trust Agreement will provide that on or before March 15 of each year, beginning March 15, 2008, (1) the Master Servicer will provide to the Depositor, the Sponsor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the Securities Administrator will provide to the Depositor, the Sponsor and the Master Servicer a report on an assessment of compliance with the AB Servicing Criteria applicable to it and (3) the Credit Risk Manager will provide to the Depositor, the Sponsor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria. In addition, before or during March of each year, in accordance with the applicable agreement, beginning in 2008, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each Servicing Agreement will also provide for delivery to the Depositor, the Seller, the Master Servicer and the Securities Administrator before or during March of each year, in accordance with the applicable Servicing Agreement, beginning in 2008, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Securities Administrator at the address of the Securities Administrator set forth above under “Additional Information.” These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Master Servicer Default; Servicer Default

If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Trustee, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.

If a Servicer is in default in its obligations under the related Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreements

Each Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of the Master Servicer, the Seller, the related Servicer and the Trustee; provided that (1) except for amendment in connection with a servicing transfer or transfer of any servicing rights, the amendment will not be materially inconsistent with the provisions of the related Servicing Agreement and (2) the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders or holders of the NIM Securities. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under “The Trust Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between the applicable Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files. The Securities Administrator will pay the fees of each Custodian; however, if the Trustee does not pay the fees of a Custodian, that Custodian may be repaid its fees by the Securities Administrator from the Trust Fund.

The Credit Risk Manager

Clayton Fixed Income Services, Inc., a Colorado Corporation, will monitor and make recommendations to the Servicers regarding certain delinquent and defaulted Mortgage Loans, and will provide, on a monthly basis, certain reports to the Trust Fund, including, but not limited to, a loan-level loss and mitigation analysis and a prepayment premium analysis. Certificateholders will be able to review the current report via the Internet at the Credit Risk Manager’s website, https://reports,clayton.com, on or about the fifteenth calendar day of the month following each Distribution Date. The user name for access to the website will be the investor’s e-mail address and the password for this transaction will be “SASCO 2007-BC3.” Such reports will also be included in the Trust Fund’s filings with the Commission under the Securities Exchange Act of 1934. The Credit Risk Manager will rely on mortgage loan data that is provided to it by the Servicers and/or the Master Servicer in performing its advisory, monitoring and reporting functions.

The Credit Risk Manager will be entitled to receive the Credit Risk Manager’s Fee until the termination of the Trust Fund or until its removal by a vote of at least 66 2/3% of the Certificateholders. The Credit Risk Manager’s Fee will be paid by the Trust Fund and will be calculated at the Credit Risk Manager’s Fee Rate on the Scheduled Principal Balance of each Mortgage Loan.

Optional Purchase of Defaulted Mortgage Loans

The Master Servicer will have the right, but not the obligation, to purchase any Mortgage Loan that is 120 or more days delinquent in payment, provided that the Master Servicer must exercise this purchase option with respect to any particular Mortgage Loan within 60 days after the loan becomes 120 days delinquent. The purchase price, which will be equal to the unpaid principal balance of the Mortgage Loan plus accrued interest thereon to the date of purchase and any unreimbursed servicing advances allocable to such Mortgage Loan, will be deposited by the Master Servicer into the Collection Account.

The holder of the economic residual interest will generally be the majority holder of the Class X Certificates or, if the Class X Certificates have been resecuritized in a NIMS Transaction, the majority holder of the residual interest in the issuer of the NIM Securities.

In addition, subject to certain limitations set forth in certain of the Servicing Agreements, the NIMS Insurer will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the unpaid principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed servicing advances allocable to the Distressed Mortgage Loan. The NIMS Insurer is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders. Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.

Special Servicer for Distressed Mortgage Loans

The Seller, with the consent of the Trustee, the Master Servicer and the NIMS Insurer, has the option under certain of the Servicing Agreements to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.

Pledge of Servicing Rights

The Servicing Agreements permit certain of the Servicers to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the related Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the related Servicer, the lender may appoint a successor servicer; provided such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See “—General” above.

Actions by the Sponsor and its Affiliates

The Sponsor and Aurora, as a Servicer and the Master Servicer, have certain rights and obligations described in this prospectus supplement with respect to the sale and servicing of the Mortgage Loans which include, in the case of the Sponsor, loan-level representations and warranties, and in the case of the Master Servicer, the right to purchase loans that are 120 days or more delinquent. These parties have, or may have in the future, similar rights and obligations in connection with a substantial number of other mortgage loan securitization trusts formed at the direction of the Sponsor. The Sponsor and its affiliates may from time to time have economic interests in the performance of the Mortgage Loans included in the Trust Fund or in other securitization trusts that may include a residual interest, other classes of certificates or interests in the form of derivatives. In addition, because the performance of pools of mortgage loans may vary due to differing credit quality or other pool characteristics, the servicing techniques employed and level of servicing attention required may be greater in respect of some loan pools than others. While both the Sponsor and the Master Servicer will fulfill their contractual obligations with respect to the Trust Fund, the Sponsor and the Master Servicer may in some cases and with respect to certain securitization trusts employ different levels of investigation and remedial action and devote more resources to such matters as loss mitigation and repurchase of defective mortgage loans than would be required by contract in order to protect the economic interests of the Sponsor and its affiliates, or to address particular performance issues related to the characteristics of one or more mortgage loan pools. There can be no assurance as to whether the Master Servicer will purchase any defaulted loans from the Trust Fund, or as to how many defaulted loans the Master Servicer may purchase, or as to the frequency or timing of any such purchases.

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Securities Administrator will provide or make available to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust Group, SASCO 2007-BC3.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC3 will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund.

On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Basis Risk Reserve Fund on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the Swap Agreement, the Interest Rate Cap Agreement and such assets as from time to time deposited in the Interest Rate Swap Account or the Interest Rate Cap Account, as applicable. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Interest Rate Swap Account on behalf of the Supplemental Interest Trust. In addition, the Sponsor will make an initial deposit of $1,000 into the Interest Rate Cap Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund or the Swap Counterparty, as applicable. See “Description of the Certificates—Supplemental Interest Trust.”

On the Closing Date, the Final Maturity Reserve Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of such amounts as from time to time deposited in the Final Maturity Reserve Account. The Final Maturity Reserve Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Final Maturity Reserve Account. All assets of the Final Maturity Reserve Trust are payable under the Trust Agreement to Certificateholders. See “Description of the Certificates—The Final Maturity Reserve Trust.”

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Credit Risk Manager and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreements and the Custodial Agreements. See “The Master Servicer,” “The Servicers,” “Mortgage Loan Servicing” and “The Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General. The Trustee will be U.S. Bank National Association, a national banking association. The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee will be paid a fee as set forth under “Fees and Expenses of the Trust Fund.”

U.S. Bank National Association. U.S. Bank National Association (“U.S. Bank”) will act as Trustee, paying agent and certificate registrar under the Trust Agreement, as described under “Administration of the Trust Fund—Servicing and Administrative Responsibilities.” The Trustee shall make each monthly statement, prepared by the Securities Administrator, available to the Certificateholders via the Trustee’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar and paying agent on 472 issuances of sub-prime securities with an outstanding aggregate principal balance of approximately $243,685,600,000.

U.S. Bank will also act as custodian of a portion of the mortgage files pursuant to a Custodial Agreement. As custodian, U.S. Bank is responsible for holding such mortgage files on behalf of the Trustee. U.S. Bank will hold the mortgage files in one of its custodial vaults, which are located in 1133 Rankin Street, St. Paul, Minnesota 55116. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the related Custodial Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the Trustee. As of March 31, 2007, U.S. Bank holds approximately 7,544,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years.

The Securities Administrator

General. The Securities Administrator will be responsible under the Trust Agreement for preparing the monthly distribution date statement to Certificateholders described under “—Reports to Certificateholders” below, preparing and filing the Trust Fund’s tax information returns and providing monthly calculations to the Trustee regarding distributions to Certificateholders. The Securities Administrator will prepare the distribution date statements, tax returns and required reports based solely on information provided to the Securities Administrator by the Master Servicer or, in the case of information regarding the Swap Agreement, by the Swap Counterparty or, in the case of the information regarding the Interest Rate Cap Agreement, by the Cap Counterparty. The Securities Administrator will not be required to confirm, verify or recalculate any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”

Under the Trust Agreement, the Securities Administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Securities Administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default; see “—Certain Matters Under the Trust Agreement—Events of Default Under the Trust Agreement” below and “The Agreements—Event of Default; Rights Upon Event of Default” in the prospectus. The Securities Administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Securities Administrator may, upon written notice to the Depositor, the Trustee and the Master Servicer, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning Securities Administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The Securities Administrator may also be removed at any time:

•	if the Securities Administrator becomes bankrupt or insolvent;

•	if the Securities Administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the Trust Agreement; or

•
by Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, upon written notice to the Securities Administrator and the Depositor.

Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

Wells Fargo. Wells Fargo will act as the Securities Administrator pursuant to the terms of the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the related Servicer and the related Custodian of the mortgage file and the applicable Prepayment Premium provisions, if any.

Deutsche Bank National Trust Company, U.S. Bank National Association, LaSalle Bank National Association and Wells Fargo Bank, N.A. will each act as a Custodian on behalf of the Trustee, pursuant to their respective Custodial Agreement. As to each Mortgage Loan, the following documents are generally required to be delivered to the related Custodian on behalf of the Trustee in accordance with the Trust Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each Mortgage Loan and (5) the originals of any assumption, modification, extension or guaranty agreements. With respect to certain Servicers, it is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The Trustee’s security interest will be perfected by delivery of the mortgage notes to the Custodians on behalf of the Trustee.

Representations and Warranties

The Mortgage Loans either (a) were purchased pursuant to various Sale Agreements by the Seller or LBB directly from the various Transferors or (b) are Lehman Originated Mortgage Loans. Any Transferred Mortgage Loans purchased by LBB from a Transferor were subsequently assigned to the Seller.

Pursuant to the terms of each Sale Agreement, each Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the related Transferred Mortgage Loans that generally include the representations and warranties described in the prospectus under “Loan Underwriting Procedures and Standards—Representations and Warranties.”

The Seller’s rights under each Sale Agreement (except in the case of Mortgage Loans originated by People’s Choice Home Loan, Inc.) will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement. For any Lehman Originated Mortgage Loans or Mortgage Loans originated by People’s Choice Home Loan, Inc., the Seller will make certain representations and warranties with respect to such Mortgage Loans to the Depositor in the Sale and Assignment Agreement that generally include the representations and warranties similar to those described above made by each Transferor, which will be, in turn, assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement.

In addition, each Transferor will have represented to the Seller (and/or the Seller will have represented to the Depositor), that (1) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws; (2) none of the Mortgage Loans constitute “high-cost” or “high-risk” loans under applicable anti-predatory and anti-abusive lending laws; (3) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies and (4) with respect to Pool 1, no Mortgage Loan imposes a Prepayment Premium for a term in excess of three years.

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (a) cure such breach, (b) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (c) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans (other than Transferred Mortgage Loans originated by People’s Choice Home Loan, Inc.), the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) through (4) of the second preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

With respect to approximately 1,253 of the Mortgage Loans (representing approximately 33.02% of the Mortgage Loans) the first monthly payment following the initial sale of such Mortgage Loans to the Seller has not yet been made. With respect to certain of these Mortgage Loans, in the event the borrower fails to make the first monthly payment within 30 days following the date on which such payments are due, the related Transferor will be obligated to repurchase the related Mortgage Loan, as described below. With respect to other of these Mortgage Loans, in the event the borrower fails to make the first and/or second monthly payment, as applicable, within 30 days following the date on which such payments are due, the Seller will be obligated to repurchase the related Mortgage Loan, as described below.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the Offered Subordinate Certificates and the Class B Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee. The Trustee will serve as paying agent and certificate registrar. The Trustee will be responsible under the Trust Agreement for preparing certain investor reports, including the monthly distribution date statement to Certificateholders, certain annual reports summarizing aggregate distributions on the Certificates, preparing and filing the Trust Fund’s tax information returns and providing such tax forms and information within control of the Trustee to Certificateholders as required by the Code. The Trustee will prepare the distribution date statements, tax returns and required reports based solely on information provided to the Trustee by the Master Servicer, Swap Counterparty and the Cap Counterparty. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trustee will make the distribution date statement available each month to Certificateholders.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Securities Administrator, the Master Servicer, the Swap Counterparty, the Cap Counterparty or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to the Master Servicer any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer other than with respect to its duties as successor master servicer. The Trustee will not be responsible for any act or omission of the Master Servicer, the Securities Administrator the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement, the Interest Rate Cap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement. An Event of Default under the Trust Agreement will generally consist of:

•
any failure by the Master Servicer to furnish to the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described under “—Reports to Certificateholders” below that continues unremedied for two Business Days after the giving of written notice of the failure to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby;

•
after receipt of notice from the Trustee or any NIMS Insurer, any failure of the Master Servicer to remit to the Securities Administrator any payment required to be made to the Securities Administrator for the benefit of Certificateholders under the Trust Agreement, including any Advance, on the date specified in the Trust Agreement, which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee or any NIMS Insurer;

•
any failure by the Master Servicer duly to observe or perform in any material respect any of its covenants or agreements in the Trust Agreement that continues unremedied for the number of days specified in the Trust Agreement, or if any representation or warranty of the Master Servicer will prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect will not have been eliminated or cured within the number of days specified in the Trust Agreement, in either case after the giving of written notice of the failure to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the holders of Certificates evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby;

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations, or any Rating Agency reducing or withdrawing or threatening to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of the Master Servicer;

•
a sale or pledge of any of the rights of the Master Servicer under the Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement will have occurred in any manner which is not permitted under the Trust Agreement and is without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby; or

•
if the Master Servicer has notice or knows that any Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon the Securities Administrator, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable compensation, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Securities Administrator is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Interest Rate Cap Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Net Swap Payment, Swap Termination Payment, any Final Maturity Reserve Amount, Current Interest, Carryforward Interest and the Credit Risk Manager’s Fee, as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee. The Trustee may, upon written notice to the Depositor, the Master Servicer, and the Securities Administrator resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1) to cure any ambiguity;

(2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3) to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4) to comply with any requirements imposed by the Code;

provided that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The Securities Administrator will prepare (based solely on information provided by the Master Servicer, the Swap Counterparty and the Cap Counterparty) and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of mortgage loan-level information provided by the Servicers):

(1) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;

(2) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;

(3) the amount, if any, of any distribution to the Class P, Class X, Class LT-R and Class R Certificates;

(4) (A) the aggregate amount of any Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to the related Collection Period, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(5) by Mortgage Pool and in the aggregate, the total number of Mortgage Loans and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;

(6) the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

(7) the amount of any Prepayment Premiums distributed to the Class P Certificates;

(8) by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(9) the amount of the Servicing Fees and Credit Risk Manager’s Fees paid during the Collection Period to which that distribution relates;

(10) the number and aggregate outstanding principal balance of Mortgage Loans in any Mortgage Pool, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties (the information in this item (10) will be calculated using the OTS delinquency method);

(11) the aggregate outstanding principal balance of any Mortgage Loans in each Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;

(12) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;

(13) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;

(14) the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;

(15) with respect to each Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;

(16) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(17) the Overcollateralization Amount after giving effect to the distributions made on that Distribution Date;

(18) the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;

(19) the level of LIBOR for that Distribution Date;

(20) the amount of any payments made by the Cap Counterparty to the Interest Rate Cap Account under the Interest Rate Cap Agreement;

(21)  the amount of any Net Swap Payment to the Interest Rate Swap Account, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Interest Rate Swap Account and any Swap Termination Payment to the Swap Counterparty;

(22) whether a Trigger Event is in effect for that Distribution Date;

(23) the amount of any deposit in the Final Maturity Reserve Account, and on the earlier of the Final Scheduled Distribution Date and the termination of the Trust Fund, the amount distributed from the Final Maturity Reserve Account; and

(24) any other information required pursuant to the Trust Agreement.

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1) and (2) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information will also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Securities Administrator to the Trustee. The Securities Administrator will provide the Trustee with such information as is necessary fro the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

At all times 97% of all voting rights will be allocated among the holders of the Offered Certificates and the Class B Certificates as provided below. The portion of such voting rights allocated to each class of the Offered Certificates or the Class B Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such class of Certificates then outstanding and the denominator of which is the aggregate Class Principal Amount of all outstanding classes of the Offered Certificates and the Class B Certificates. The holders of the Class R, Class P and Class X Certificates will each be allocated 1% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

Yields on the Senior Certificates and the Group Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the unrelated Mortgage Pool. Yields on the Class M6, Class M7, Class M8, Class M9 and the Class B Certificates will be affected by the rate of principal payments on the Mortgage Loans in both Mortgage Pools.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher rates of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicers and their affiliates). In particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

Substantially all of the Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during the initial period from the date of origination, as described under “Description of the Mortgage Pools—Adjustable Rate Mortgage Loans,” and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment which will be limited by the Initial Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the Index in effect prior to the related Adjustment Date plus the applicable Gross Margin. The Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate and a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower’s adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rates on the Offered Certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

Approximately 70.79% of the Mortgage Loans are subject to Prepayment Premiums, as described under “Description of the Mortgage Pools—General” herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Prepayment Premium Period.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Approximately 61.91% of the Adjustable Rate Mortgage Loans and approximately 72.86% of the Fixed Rate Mortgage Loans are fully amortizing. However, approximately 38.09% of the Adjustable Rate Mortgage Loans and approximately 27.14% of the Fixed Rate Mortgage Loans are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. Approximately 25.91% of the Mortgage Loans are Balloon Loans that have original terms to maturity of 30 years and principal amortization periods of 40 years. Approximately 9.84% of the Mortgage Loans are Balloon Loans that have original terms to maturity of 30 years and principal amortization periods of 50 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent that losses exceed the applicable credit enhancement described herein. In addition, Balloon Loans with amortization periods of 40 or 50 years will result in a slower rate of scheduled payment of principal on the related Balloon Loans and may therefore result in slower amortization of the Class Principal Amounts of the Offered Certificates.

As described herein, approximately 20.01% of the Mortgage Loans do not provide for monthly payments of principal for the first five or ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Interest-Only Mortgage Loans during such interest-only period. In addition, because no principal is due on such loans for their initial interest-only period, the Class Principal Amounts of the Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Interest-Only Mortgage Loans are recalculated on the basis of a payment schedule sufficient to amortize the principal balance of such Interest-Only Mortgage Loan over its remaining term, principal payments on the Offered Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of an amortization schedule based on the original term to maturity of the Mortgage Loan. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Interest-Only Mortgage Loans.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

As described under “Trust Agreement—Representations and Warranties,” with respect to approximately 33.02% of the Mortgage Loans, in the event that any such Mortgage Loan is delinquent in payment with respect to the first and/or second monthly payment due to the Seller, as set forth under the related Sale Agreement or Sale and Assignment Agreement, the related Transferor or Seller, as applicable, will be obligated to purchase the Mortgage Loan from the Trust Fund.

Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

The yields on the Offered Certificates will be affected by the level of LIBOR and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”

The yields on the Offered Certificates may be adversely affected by Net Swap Payments and Swap Termination Payments (not due to a Swap Counterparty Trigger Event) to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments payable to the Swap Counterparty will reduce amounts available for distribution to Certificateholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the Aggregate Pool Balance, thereby increasing the relative proportion of interest (and possibly principal) collections on the Mortgage Loans that must be applied to make any Net Swap Payment to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates and the Class B Certificates to maintain the overcollateralization targets specified by the Rating Agencies. The level of excess interest available on any Distribution Date will be influenced by, among other things:

•
The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the total Certificate Principal Amount of the Offered Certificates and the Class B Certificates;

•	The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•	The value of One-Month LIBOR, Six-Month LIBOR, Twelve-Month LIBOR and the One-Year CMT Index;

•	The extent to which funds are received or paid by the Interest Rate Swap Account under the Swap Agreement;

•	The amounts, if any, received by the Interest Rate Cap Account under the Interest Rate Cap Agreement;

•	The amounts paid to the Final Maturity Reserve Trust for deposit into the Final Maturity Reserve Account; and

•
The extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the Interest Rates of the Offered Certificates and the Class B Certificates plus fees and expenses of the Trust Fund.

No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

The yields to investors on the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans (or its failure to exercise such right), as described under “Description of the Certificates—Optional Purchase of the Mortgage Loans” herein, or the failure of the NIMS Insurer to direct the Master Servicer to exercise that right.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

Overcollateralization

The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance that overcollateralization will be maintained at the level described herein. In addition, because of the cross-collateralization features of the Mortgage Pools as described under “Description of the Certificates—Distributions of Principal,” payments of principal on the Senior Certificates may be accelerated before principal payments are applied to the Offered Subordinate Certificates and the Class B Certificates.

Subordination of the Offered Subordinate Certificates

As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount. In addition, Applied Loss Amounts will be allocated to the Offered Subordinate Certificates and Class B Certificates in inverse order of seniority. As a result, the yields of each class of the Offered Subordinate Certificates and the Class B Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans.

CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

(1) the initial Class Principal Amounts are as set forth in the table on page S-1 and the Interest Rates are as described herein;

(2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in June 2007;

(3) principal prepayments are received in full on the last day of each month commencing in May 2007 and there are no Net Prepayment Interest Shortfalls;

(4) there are no defaults or delinquencies on the Mortgage Loans;

(5) Distribution Dates occur on the 25th day of each month, commencing in June 2007;

(6) there are no purchases or substitutions of Mortgage Loans;

(7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the applicable Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap, Periodic Cap, Maximum Rate or Minimum Rate;

(8) the value of One-Month LIBOR is 5.320%, Six-Month LIBOR is 5.375%, One-Year CMT is 4.960% and Twelve-Month LIBOR is 5.357%.

(9) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method;

(10) there is no optional termination of the Trust Fund by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination);

(11) the Certificates are issued on May 30, 2007;

(12) no Prepayment Premiums are collected on the Mortgage Loans;

(13) no Swap Termination Payment occurs;

(14) no payments under the Interest Rate Cap Agreement or the Swap Agreement are deposited into the Interest Rate Cap Account or Interest Rate Swap Account, respectively; and

(15) the Mortgage Loans are aggregated into assumed mortgage loans having the characteristics set forth on Annex B-1 to this prospectus supplement.

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more Lower Tier REMICs and a single Upper Tier REMIC in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. Each of the Class LT-R and Class R Certificate will represent ownership of the sole class of residual interests in one or more REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund, the Supplemental Interest Trust and the Final Maturity Reserve Trust is an “outside reserve fund” that is beneficially owned by the beneficial owners of the Class X Certificates.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a Cap Contract. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the applicable Net Funds Cap for each Mortgage Pool, weighted on the basis of the Pool Balance of each Mortgage Pool and computed for this purpose by limiting the Scheduled Notional Amount of the Swap Agreement to the Pool Balance. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Allocations.  A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the Trust Agreement, the Securities Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Trust Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus.

Original Issue Discount.  The REMIC regular interest component of an Offered Certificate may be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR. See “Yield, Prepayment and Weighted Average Life—Weighted Average Life” above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components.  The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Payments from the Final Maturity Reserve Trust.  Any Certificateholder receiving a principal payment from the Final Maturity Reserve Trust will be treated as selling a portion of its certificate to the Class X Certificateholder and will be treated as receiving the amount of the principal payment from the Class X Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the Certificate Principal Amount of such certificate. Accordingly, any principal payment from the Final Maturity Reserve Trust will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale.

Status of the Offered Certificates. The REMIC regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations—Special Tax Attributes—REMIC Certificates” in the prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result of the obligations represented by the Cap Contract components, the Offered Certificates generally will not be a suitable investment for a REMIC.

Legal Investment Considerations

The Senior Certificates, the Class M1 Certificates, the Class M2 Certificates and the Class M3 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the “Underwriter’s Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus. See “ERISA Considerations” in the prospectus.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which Certificate entitles the holder to receive payments (i) under the Swap Agreement or the Interest Rate Cap Agreement from the Supplemental Interest Trust or (ii) from the Final Maturity Reserve Trust will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust or the Final Maturity Reserve Trust, together with the right to receive such payments

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust or the Final Maturity Reserve Trust, should meet the conditions of the Underwriter’s Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust or the Final Maturity Reserve Trust satisfies the terms and conditions of the Underwriter’s Exemption. See “ERISA Considerations” in the prospectus. The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust or the Final Maturity Reserve Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty, Cap Counterparty or Class X Certificateholder is a party in interest with respect to such Plan, unless another exemption is available. Accordingly, prior to the termination of the Swap Agreement, the Interest Rate Cap Agreement and the Final Maturity Reserve Trust, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter’s Exemption, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Offered Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, prior to the termination of the Swap Agreement, the Interest Rate Cap Agreement and the Final Maturity Reserve Trust that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions, the non-fiduciary service provider under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code described immediately above or another administrative or statutory exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, the Interest Rate Cap Agreement and the Final Maturity Reserve Trust, any Offered Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph will indemnify to the extent permitted by law and hold harmless the Depositor, the Securities Administrator, the Trustee, the NIMS Insurer, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

If an Offered Certificate has not been underwritten by the Underwriter, it will not be eligible to be purchased by Plans under the Underwriter’s Exemption. However, in the event that such Offered Certificate is subsequently underwritten or placed by the Underwriter, or another underwriter that has obtained an individual exemption similar to the Underwriter’s Exemption, such Offered Certificate may be acquired under the same conditions as are described above for other Offered Certificates that are eligible under the Underwriter’s Exemption.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $850,000.

Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B1, Class B2, Class LT-R and Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, the Seller, BNC and Aurora.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by Moody’s, S&P, Fitch and DBRS indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.

Each Rating Agency will be monitoring the rating of each Offered Certificate for which it provides a rating, may withdraw or change the ratings at any time and may publish the ratings and related research and commentary.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.
AB Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.
Accrual Period
For each class of Offered Certificates and the Class B Certificates and each Distribution Date, the period beginning on the immediately preceding Distribution Date (or on May 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Additional Termination Events	As defined in the Swap Agreement.
Adjustable Rate Mortgage Loans
Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under “Description of the Mortgage Pools—Adjustable Rate Mortgage Loans” and “—The Indices.”

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Advance
An advance of funds which each Servicer is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the applicable Servicing Fee Rate.

Affected Party	As defined in the Swap Agreement.
Aggregate Expense Rate	For any Mortgage Loan, the Servicing Fee Rate.
Aggregate Overcollateralization Release Amount
For any Distribution Date, an amount equal to the lesser of (x) the aggregate of the Principal Remittance Amounts for each Mortgage Pool for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such date is applied in reduction of the aggregate of the Certificate Principal Amounts of the Offered Certificates and the Class B Certificates) exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Aggregate Pool Balance	As of any date of determination, the aggregate of the Pool Balances of Pool 1 and Pool 2 on such date.
Applied Loss Amount
For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the aggregate Class Principal Amount of the Offered Certificates and the Class B Certificates exceeds the Aggregate Pool Balance for such Distribution Date.

Aurora	Aurora Loan Services LLC.
B1 Interest Rate
For any Distribution Date on or prior to the Initial Optional Termination Date, the sum of (i) One-Month LIBOR and (ii) 2.500%. If the option to purchase the Mortgage Loans is not exercised by the Master Servicer (either voluntarily or at the direction of the NIMS Insurer) on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the B1 Interest Rate will increase to the sum of (i) One-Month LIBOR and (ii) 3.750%.

B1 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B1 Certificates immediately prior to such Distribution Date exceeds (y) the B1 Target Amount.

B1 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 94.30% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

B2 Interest Rate
For any Distribution Date on or prior to the Initial Optional Termination Date, the sum of (i) One-Month LIBOR and (ii) 2.500%. If the option to purchase the Mortgage Loans is not exercised by the Master Servicer (either voluntarily or at the direction of the NIMS Insurer) on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the B2 Interest Rate will increase to the sum of (i) One-Month LIBOR and (ii) 3.750%.

B2 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B2 Certificates immediately prior to such Distribution Date exceeds (y) the B2 Target Amount.

B2 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 96.40% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

Balloon Loans
Any Mortgage Loan that provides for (1) monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly Scheduled Payments.
Basis Risk Payment
For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise distributable in respect of the Class X Certificates.

Basis Risk Reserve Fund	A reserve fund into which any amount of Monthly Excess Cashflow is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall
For each Distribution Date and any class of Offered Certificates or the Class B Certificates, the amount, if any, by which the amount calculated under the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap but subject to a cap equal to the applicable Maximum Interest Rate) set forth herein for such class exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
BNC	BNC Mortgage LLC
BNC Underwriting Guidelines	The Underwriting Guidelines established by BNC.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.

Business Day
Generally any day other than a Saturday or Sunday or a day on which banks in New York, Maryland, Massachusetts, Minnesota or Colorado (or, as to the Servicers, such other states as are specified in the related Servicing Agreements) are closed.

Cap Contract	A limited recourse notional principal contract.
Cap Counterparty	Swiss Re Financial Products Corporation, or any successor thereto.
Carryforward Interest
For any class of Offered Certificates or the Class B Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Certificate Account	A Trust Account maintained by the Trustee on behalf of the Certificateholders.
Certificate Principal Amount
For any Offered Certificate or Class B Certificates as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date, and in the case of any Offered Subordinate Certificate or Class B Certificates, as reduced by any Applied Loss Amount previously allocated thereto; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any class of Offered Subordinate Certificates or Class B Certificates whose Certificate Principal Amount has previously been reduced by application of Applied Loss Amounts will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such class) equal to the lesser of (1) any Deferred Amount for each such class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application (for this purpose) to any more senior classes of Certificates.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The Senior Certificates and the Subordinate Certificates.
Class B Certificates	The Class B1 and Class B2 Certificates.
Class M1 Certificates	The Class 1-M1 and Class 2-M1 Certificates.
Class M1 Enhancement Percentage
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Amount of the Offered Subordinate Certificates (other than the Class M1 Certificates) and the Class B Certificates and (ii) the Overcollateralization Amount for such Distribution Date (which for purposes of this definition only, will not be less than zero), and the denominator of which is the Aggregate Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Class M2 Certificates	The Class 1-M2 and Class 2-M2 Certificates.
Class M3 Certificates	The Class 1-M3 and Class 2-M3 Certificates.
Class M4 Certificates	The Class 1-M4 and Class 2-M4 Certificates.
Class M5 Certificates	The Class 1-M5 and Class 2-M5 Certificates.
Class Principal Amount	For any class of Offered Certificates or the Class B Certificates, the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	May 31, 2007.
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	A collection account maintained by the Master Servicer established in the name of the Master Servicer and for the benefit of Certificateholders.
Collection Period
For any Distribution Date, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio or CLTV
For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan junior or senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest
For any applicable Distribution Date and prepayments in full or in part, the amount required to be paid by each Servicer in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

Corporate Trust Office
For purposes of presentment and surrender of the Offered Certificates and the Class B Certificates for the final distribution thereon, the Trustee’s corporate trust office is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Structured Finance ─ SASCO 2007-BC3, and for all other purposes, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: Structured Finance ─ SASCO 2007-BC3, or such other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer.

CPR	The constant prepayment rate model used in this prospectus supplement, as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life.”
Credit Risk Manager	Clayton Fixed Income Services Inc.
Credit Risk Manager’s Fee	The fee that the Credit Risk Manager is entitled to receive calculated in accordance with the Credit Risk Manager’s Fee Rate.
Credit Risk Manager’s Fee Rate	The annual rate with respect to the Credit Risk Manager set forth under “Fees and Expenses of the Trust Fund.”
Credit Scores
Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. None of the Depositor nor any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Credit Support Provider	Swiss Reinsurance Company.
Cumulative Loss Trigger Event
A Cumulative Loss Trigger Event will have occurred if on any Distribution Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the following applicable percentages with respect to such Distribution Date:

	Distribution Date	Loss Percentage

	June 2009 through May 2010	1.30% for the first month, plus an additional 1/12th of 1.55% for each month thereafter

	June 2010 through May 2011	2.85% for the first month, plus an additional 1/12th of 1.65% for each month thereafter

	June 2011 through May 2012	4.50% for the first month, plus an additional 1/12th of 1.35% for each month thereafter

	June 2012 through May 2013	5.85% for the first month, plus an additional 1/12th of 0.70% for each month thereafter

	June 2013 and thereafter	6.55%

Current Interest
For any class of Offered Certificates and the Class B Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Custodial Agreements	The custodial agreements, each dated as of May 1, 2007, between the Trustee and the related Custodian.
Custodian
On the Closing Date, Deutsche Bank National Trust Company, U.S. Bank National Association, LaSalle Bank National Association and Wells Fargo Bank, N.A., each in its capacity as a custodian, or any successor thereto.

Cut-off Date	May 1, 2007.
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.
DBRS	DBRS, Inc.
Defaulting Party	As defined in the Swap Agreement.
Deferred Amount
For each Distribution Date and for each class of Offered Subordinate Certificates and the Class B Certificates, the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such class has been increased due to any Subsequent Recovery.

Definitive Certificate	A physical certificate representing any Certificate.
Delinquency Event
A Delinquency Event will have occurred if for any Distribution Date, the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) 37.30% of the Senior Enhancement Percentage for such Distribution Date or (2) with respect to any Distribution Date on or after which the aggregate Class Principal Amount of the Senior Certificates have been reduced to zero, 48.30% of the Class M1 Enhancement Percentage.

Delinquency Rate
For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received by the related Prepayment Period).

Depositor	Structured Asset Securities Corporation.
Distressed Mortgage Loan	Any Mortgage Loan which becomes more than 90 days delinquent or for which the related Servicer has accepted a deed in lieu of foreclosure.
Distribution Date	The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in June 2007.
DTC	The Depository Trust Company.
Early Termination Date	As defined in the applicable ISDA Master Agreement.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have the minimum required rating under the Exemption at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Event of Default	Any event of default under the Trust Agreement.
Exemption	The individual prohibited transaction exemption issued to Lehman Brothers Inc. (PTE 91-14 as most recently amended and restated by PTE 2002-41).

Fannie Mae
The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Final Maturity Reserve Account	A trust account maintained on behalf of the Final Maturity Reserve Trust by the Trustee.
Final Maturity Reserve Amount
For each Mortgage Pool and each Distribution Date on and after the Distribution Date in June 2017 up to and including the earlier of the Final Scheduled Distribution Date or the termination of the Trust Fund, if the aggregate Scheduled Principal Balance of the Mortgage Loans with forty-year original terms to maturity is greater than the amount set forth in Annex D of this prospectus supplement, the lesser of (A) the product of (x) the Final Maturity Reserve Rate, (y) the aggregate outstanding principal balance of the Mortgage Loans with forty year original terms to maturity in such Mortgage Pool on that Distribution Date and (z) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 and (B) the product of (a) the Final Maturity Reserve Shortfall for such Distribution Date and (b) a fraction, the numerator of which is the Pool Balance for the related Mortgage Pool as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in such Mortgage Pool for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and the denominator of which is the Aggregate Pool Balance as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in both Mortgage Pools for which prepayments in full have been received and distributed in the month prior to that Distribution Date). For (a) each Mortgage Pool and each Distribution Date prior to the Distribution Date in June 2017 or (b) each Distribution Date on and after the Distribution Date in June 2017 for which the aggregate Scheduled Principal Balance of the forty-year Mortgage Loans does not exceed the aggregate Scheduled Principal Balance on Annex D of this prospectus supplement, zero.

Final Maturity Reserve Rate	An annual rate of 0.80%.
Final Maturity Reserve Shortfall
For each Distribution Date, the lesser of (A) the excess of (i) the aggregate outstanding principal balance of the Mortgage Loans with forty-year original terms to maturity for that Distribution Date over (ii) the amounts on deposit in the Final Maturity Reserve Account or (B) the excess of (x) the aggregate Certificate Principal Amount of the Offered Certificates and the Class B Certificates after giving effect to distributions on such Distribution Date over (y) the amounts on deposit in the Final Maturity Reserve Account.

Final Maturity Reserve Trust	A separate trust created under the Trust Agreement.

Final Scheduled Distribution Date	The Distribution Date in June 2037.
First Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fitch	Fitch Ratings.
Fixed Rate Mortgage Loans	Mortgage Loans for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Loans.
Freddie Mac
The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

General Underwriting Guidelines
The Underwriting Guidelines described in this prospectus supplement under “Origination of the Mortgage Loans and Underwriting Guidelines—General Underwriting Guidelines” generally applied by the Originators other than BNC.

Global Securities	The globally offered Certificates.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
Group Subordinate Certificates	The Group 1 Subordinate Certificates and the Group 2 Subordinate Certificates.
Group 1 Certificates	The Group 1 Senior Certificates and Group 1 Subordinate Certificates.
Group 2 Certificates	The Group 2 Senior Certificates and Group 2 Subordinate Certificates.
Group 1 Senior Certificates	The Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates.
Group 2 Senior Certificates	The Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates.
Group 1 Subordinate Certificates	The Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates.
Group 2 Subordinate Certificates	The Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on Six-Month LIBOR, One-Year CMT or Twelve-Month LIBOR.
Initial Cap
For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Initial Optional Termination Date	The Distribution Date following the month in which the Aggregate Pool Balance initially declines to less than 10% of the Cut-off Date Balance.
Insurance Proceeds
Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest-Only Mortgage Loans
Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

Interest Rate
For each class of Offered Certificates, the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” For each class of the Class B Certificates, the applicable annual rate described under “Description of the Certificates—Distributions of Interest—Calculation of Interest.”

Interest Rate Cap Account	A Trust Account maintained on behalf of the Supplemental Interest Trust by the Trustee.
Interest Rate Cap Agreement
The interest rate cap agreement entered into on the Closing Date between the Trustee, on behalf of the Supplemental Interest Trust, and the Cap Counterparty, for the benefit of the Offered Certificates and the Class B Certificates.

Interest Rate Cap Amount
For any Distribution Date, any payment received from the Cap Counterparty pursuant to the terms of the Interest Rate Cap Agreement that is deposited into the Interest Rate Cap Account as described under “Description of the Certificates—Supplemental Interest Trust—Interest Rate Cap Agreement,” and any investment earnings thereon.

Interest Rate Swap Account	A Trust Account maintained on behalf of the Supplemental Interest Trust by the Trustee.
Interest Rate Swap Amount
For any Distribution Date, the sum of any Net Swap Payment and any Swap Termination Payment either (i) deposited into the Interest Rate Swap Account as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities” and “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” or (ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement as described under “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement,” together with any amounts deposited into the Interest Rate Swap Account as described under “Description of the Certificates—Credit Enhancement—Application of Monthly Excess Cashflow,” and any investment earnings thereon.

Interest Remittance Amount
For any Distribution Date and any Mortgage Pool, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicers or the Master Servicer, minus (x) the Servicing Fees and (y) previously unreimbursed Advances, unreimbursed servicing advances and other amounts due to the Master Servicer, the Servicers, the Securities Administrator or the Trustee with respect to the Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest paid by each Servicer with respect to the related Prepayment Period, (3) any purchase price or Substitution Amount paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recoveries and any other recoveries collected during the related Prepayment Period to the extent allocable to interest, as reduced by (b) the Pool Percentage of other costs, expenses or liabilities reimbursable to the Master Servicer, the Servicers, the Securities Administrator the Custodians or (up to the specified dollar limitation provided in the Trust Agreement) the Trustee.

Interest Settlement Rate	As set by the BBA for one-month United States dollar deposits, as such rates appear on the Reuters Screen “LIBOR01,” as of 11:00 a.m. (London time) on such LIBOR Determination Date.
IRS	The Internal Revenue Service.
ISDA Master Agreement	The International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency—Cross Border).
Issuing Entity	Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC3, a common law trust formed under the laws of the State of New York.
JPMorgan	JPMorgan Chase Bank, National Association.
LBB	Lehman Brothers Bank, FSB.
LBH	Lehman Brothers Holdings Inc.
LIBOR	The London Interbank Offered Rate. Unless otherwise noted, references to “LIBOR” in this prospectus supplement will refer to One-Month LIBOR.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The second LIBOR Business Day preceding the commencement of each Accrual Period (other than the first Accrual Period).

Liquidated Mortgage Loan
In general, a defaulted Mortgage Loan as to which the related Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio
For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based on the most recent information available to the Seller to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Lower Tier REMIC	Each lower tier REMIC composing the Trust Fund.
M1 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and for so long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates, after giving effect to distributions on such Distribution Date and (ii) the aggregate Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount.

M1 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 66.90% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M2 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the aggregate Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount.

M2 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 73.30% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M3 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the aggregate Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount.

M3 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 76.90% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M4 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the aggregate Class Principal Amount of the Class M4 Certificates immediately prior to such Distribution Date exceeds (y) the M4 Target Amount.

M4 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 80.30% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M5 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3 and Class M4 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the aggregate Class Principal Amount of the Class M5 Certificates immediately prior to such Distribution Date exceeds (y) the M5 Target Amount.

M5 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 83.60% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M6 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M6 Certificates immediately prior to such Distribution Date exceeds (y) the M6 Target Amount.

M6 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 85.30% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M7 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M7 Certificates immediately prior to such Distribution Date exceeds (y) the M7 Target Amount.

M7 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 87.60% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M8 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M8 Certificates immediately prior to such Distribution Date exceeds (y) the M8 Target Amount.

M8 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 89.20% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

M9 Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M9 Certificates immediately prior to such Distribution Date exceeds (y) the M9 Target Amount.

M9 Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 91.50% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) exceeds (2) the Overcollateralization Floor.

Master Servicer	Aurora, in its capacity as Master Servicer under the Trust Agreement, or any successor thereto.
Master Servicer Remittance Date	The Business Day that occurs three Business Days immediately before each Distribution Date.
Maximum Interest Rate	The Pool 1 Maximum Interest Rate, the Pool 2 Maximum Interest Rate or the Subordinate Maximum Interest Rate, as the context requires.
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.

Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow
For any Distribution Date, the sum of any Monthly Excess Interest, the Aggregate Overcollateralization Release Amount and any remaining Principal Distribution Amount from each Mortgage Pool for such Distribution Date.

Monthly Excess Interest	Any remaining Interest Remittance Amount from clause (B)(vi) under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”
Moody’s	Moody’s Investors Service, Inc.
Mortgage Loans	The conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential mortgage loans included in the Trust Fund as of the Closing Date.
Mortgage Pool	Any of Pool 1 or Pool 2.
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Funds Cap	The Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap or the Subordinate Net Funds Cap, as the context requires.
Net Liquidation Proceeds
All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate	For any Mortgage Loan at any time, the Mortgage Rate thereof minus the Aggregate Expense Rate.
Net Prepayment Interest Shortfalls	Any Prepayment Interest Shortfalls not funded by the related Servicer.
Net Swap Payment
The net payment required to be made one Business Day prior to each Distribution Date either by (a) the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

NIM Securities	The net interest margin securities issued in any NIMS Transaction.

NIMS Insurer	One or more financial guaranty insurance companies insuring the NIM Securities.
NIMS Transaction	The placement of the Class P and Class X Certificates into a separate trust or other special purpose entity which will issue NIM Securities backed by all or a portion of such Certificates.

Offered Certificates	The Senior Certificates and the Offered Subordinate Certificates.
Offered Subordinate Certificates	The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates.
OID	Original issue discount.
One-Month LIBOR Index	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT
The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	BNC, People’s Choice and other banks, savings and loan associations and other mortgage lending institutions.
Overcollateralization Amount
For any Distribution Date, the amount, if any, by which (x) the Aggregate Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Offered Certificates and the Class B Certificates after giving effect to distributions on such Distribution Date.

Overcollateralization Deficiency
For any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Offered Certificates and the Class B Certificates resulting from the distribution of the Principal Distribution Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Floor	The amount equal to approximately $4,116,665 (0.50% of the Cut-off Date Balance).

Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Payahead	Generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

People’s Choice	People’s Choice Home Loan, Inc.
Percentage Interest
For any Offered Certificate or Class B Certificate, a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount.

Periodic Cap
For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool 1	The Mortgage Pool consisting of the Pool 1 Mortgage Loans.
Pool 1 Maximum Interest Rate
For the Group 1 Certificates and for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amount of the Group 2 Certificates has been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the weighted average of the amounts, if any, by which the maximum lifetime Mortgage Rate specified in each related mortgage note for the Pool 1 Mortgage Loans exceeds the applicable weighted average Aggregate Expense Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the sum of (x) the amount of any Net Swap Payment owed by the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) and (y) any Interest Rate Cap Amount owed by the Cap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus (c) the product, expressed as a percentage, of (1) the sum of (x) the amount of any Net Swap Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) and (y) any Final Maturity Reserve Amount for Pool 1 for such Distribution Date divided by the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Mortgage Loans	The Mortgage Loans included in Pool 1.
Pool 1 Net Funds Cap
For each Distribution Date and the Group 1 Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 1 Optimal Interest Remittance Amount for such date over (ii) the sum of (x) any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) and (y) any Final Maturity Reserve Amount for Pool 1 for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Optimal Interest Remittance Amount
For each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 2	The Mortgage Pool consisting of the Pool 2 Mortgage Loans.
Pool 2 Maximum Interest Rate
For the Group 2 Certificates and for each Distribution Date on or before the Distribution Date on which the Class Principal Amount of the Group 1 Certificates has been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the weighted average of the amounts, if any, by which the maximum lifetime Mortgage Rate specified in each related mortgage note for the Pool 2 Mortgage Loans exceeds the applicable weighted average Aggregate Expense Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the sum of (x) the amount of any Net Swap Payment owed by the Swap Counterparty for such Distribution Date allocable to Pool 2 (based on the applicable Pool Percentage) and (y) any Interest Rate Cap Amount owed by the Cap Counterparty for such Distribution Date allocable to Pool 2 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus (c) the product, expressed as a percentage, of (1) the sum of (x) the amount of any Net Swap Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 2 (based on the applicable Pool Percentage) and (y) any Final Maturity Reserve Amount for Pool 2 for such Distribution Date divided by the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date) and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Mortgage Loans	The Mortgage Loans included in Pool 2.
Pool 2 Net Funds Cap
For each Distribution Date and the Group 2 Certificates, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 2 Optimal Interest Remittance Amount for such date over (ii) the sum of (x) any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty for such Distribution Date allocable to Pool 2 (based on the applicable Pool Percentage) and (y) any Final Maturity Reserve Amount for Pool 2 for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Optimal Interest Remittance Amount
For each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.
Pool Percentage
For any Mortgage Pool and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such Distribution Date and the denominator of which is the Aggregate Pool Balance for such Distribution Date.

Pool Subordinate Amount
For any Mortgage Pool and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool as of the first day of the related Collection Period over the Class Principal Amount of the Group 1 Certificates (in the case of Pool 1) and the aggregate Class Principal Amount of the Group 2 Certificates (in the case of Pool 2), immediately prior to the related Distribution Date.

Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall
The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Distribution Date for Mortgage Loans for a prepayment in part, the calendar month immediately preceding the month in which such Distribution Date occurs.
For each Distribution Date for Mortgage Loans for a prepayment in full:
	Servicer	Day of the calendar month preceding the month in which such Distribution Date occurs	Day of the calendar month in which such Distribution Date occurs
	SPS (1)	15th	14th
	Wells Fargo (1)	14th	13th
	Aurora (1)	17th	16th
	JPMorgan (1)	15th	14th

_____________________
(1) In the case of the June 2007 Distribution Date, the related Prepayment Period will be the period from (a) May 1, 2007 through (b) the date listed in the third column for the month of June 2007.

Prepayment Premium	A prepayment premium payable by the borrower in connection with certain voluntary full or partial prepayments of principal on a Mortgage Loan.
Prepayment Premium Period
The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary full or partial prepayments of that Mortgage Loan.

Principal Distribution Amount
For each Mortgage Pool for any Distribution Date, an amount equal to (a) the Principal Remittance Amount for such Mortgage Pool for such date minus (b) the Aggregate Overcollateralization Release Amount for such Mortgage Pool (based on the applicable Proportionate Percentage), if any, and such Distribution Date.

Principal Remittance Amount
For each Mortgage Pool and for any Distribution Date, an amount equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicers or the Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee, to the extent allocable to principal, and any unreimbursed servicing advances), (2) all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or the related Transferor during the related Prepayment Period or the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent), from such Mortgage Pool, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal and (5) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period to the extent allocable to principal, minus (b) the Pool Percentage of any other costs, expenses or liabilities reimbursable to the Master Servicer, the Securities Administrator, the Servicers, the Custodians or (up to the specified dollar limitation provided in the Trust Agreement) the Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

Proportionate Percentage
For Pool 1 and for any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

For Pool 2 and for any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price
An amount equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any unreimbursed servicing advances, (d) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the Master Servicer’s option to purchase the Mortgage Loans and any amount on deposit in the Final Maturity Reserve Account.

Qualifying Substitute Mortgage Loan
Any Mortgage Loan substituted for a Deleted Loan by the Seller or the Originator in connection with its substitution for a Deleted Loan following a breach of representation or warranty with respect to such Deleted Loan, as provided under “The Trust Agreement—Representations and Warranties.”

Rate of Payment	The applicable rate of payment under the Swap Agreement set forth in Annex C-1 to this prospectus supplement.
Rating Agencies	Each of Moody’s, S&P, Fitch and DBRS.
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Regulation AB
Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Related Group Subordinate Priority
For (a) the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates and (b) the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates, the priority of distributions described in clause I.(C)(ii)(a) and clause I.(C)(ii)(b), respectively, under the heading “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities.”

Related M1 Principal Distribution Amount
For each Mortgage Pool and for any Distribution Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Class Principal Amount of the Class 1-M1 Certificates (with respect to Pool 1) or the Class Principal Amount of the Class 2-M1 Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the M1 Principal Distribution Amount and (b) the related Proportionate Percentage, in each case for such date.

Related M2 Principal Distribution Amount
For each Mortgage Pool and for any Distribution Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Class Principal Amount of the Class 1-M2 Certificates (with respect to Pool 1) or the Class Principal Amount of the Class 2-M2 Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the M2 Principal Distribution Amount and (b) the related Proportionate Percentage, in each case for such date.

Related M3 Principal Distribution Amount
For each Mortgage Pool and for any Distribution Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Class Principal Amount of the Class 1-M3 Certificates (with respect to Pool 1) or the Class Principal Amount of the Class 2-M3 Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the M3 Principal Distribution Amount and (b) the related Proportionate Percentage, in each case for such date.

Related M4 Principal Distribution Amount
For each Mortgage Pool and for any Distribution Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Class Principal Amount of the Class 1-M4 Certificates (with respect to Pool 1) or the Class Principal Amount of the Class 2-M4 Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the M4 Principal Distribution Amount and (b) the related Proportionate Percentage, in each case for such date.

Related M5 Principal Distribution Amount
For each Mortgage Pool and for any Distribution Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Class Principal Amount of the Class 1-M5 Certificates (with respect to Pool 1) or the Class Principal Amount of the Class 2-M5 Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the M5 Principal Distribution Amount and (b) the related Proportionate Percentage, in each case for such date.

Related Senior Principal Distribution Amount
For each Mortgage Pool and for any Distribution Date on or after the Stepdown Date and for as long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the aggregate Class Principal Amount of the Group 1 Senior Certificates (with respect to Pool 1) or the aggregate Class Principal Amount of the Group 2 Senior Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the Senior Principal Distribution Amount and (b) the related Proportionate Percentage, in each case for such date.

Related Senior Priority
For (a) the Group 1 Senior Certificates and (b) the Group 2 Senior Certificates, the priority of distributions described in clause I.(A)(iii) and clause I.(B)(iii), respectively, under the heading “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities.”

Relevant Depositary	Citibank, N.A. as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, National Association as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act, as amended, and similar state or local laws.

Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificate	The Class R and Class LT-R Certificates.
Rolling Three Month Delinquency Rate
For any Distribution Date, an amount equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
Sale Agreements	The transfer agreements pursuant to which the Seller or LBB purchased Mortgage Loans directly from the related Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of May 1, 2007, between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the Seller or LBB pursuant to the related Sale Agreement.
Scheduled Notional Amount
For each Distribution Date and the Swap Agreement, the amount set forth in Annex C-1 to this prospectus supplement. The initial Scheduled Notional Amount with respect to the Swap Agreement will be approximately $787,571,000. For each Distribution Date and the Interest Rate Cap Agreement, the amount set forth in Annex C-2 to this prospectus supplement. The initial Scheduled Notional Amount with respect to the Interest Rate Cap Agreement will be approximately $680,000.

Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Balance
For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the related Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Securities Act	The Securities Act of 1933, as amended.
Securities Administration Account	A Trust Account maintained on behalf of the Trust Fund by the Securities Administrator.
Securities Administrator	Wells Fargo, in its capacity as securities administrator under the Trust Agreement, or any successor thereto.

Seller	Lehman Brothers Holdings Inc.
Senior Certificates	The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates.
Senior Enhancement Percentage
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Offered Subordinate Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the Aggregate Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Senior Principal Distribution Amount
For any Distribution Date on or after the Stepdown Date and for so long as a Trigger Event is not in effect, an amount equal to the lesser of (x) the Principal Distribution Amount for both Mortgage Pools and (y) the amount, if any, by which (A) the aggregate Class Principal Amount of the Senior Certificates immediately prior to that Distribution Date exceeds (B) the Senior Target Amount.

Senior Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) approximately 57.10% and (2) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Aggregate Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

Servicer Remittance Date	The 18th day of each month (or if the 18th day is not a Business Day, the next succeeding Business Day).
Servicers	On the Closing Date, SPS, Wells Fargo, Aurora and JPMorgan.
Servicing Account	A custodial account maintained by each Servicer established in trust for the Trustee and for the benefit of Certificateholders.
Servicing Agreements	The servicing agreements, each dated as of May 1, 2007, between the Seller, a Servicer and the Master Servicer.
Servicing Fee
For each Mortgage Loan, a monthly fee paid to the related Servicer out of interest collections received from the related Mortgage Loan calculated at the applicable Servicing Fee Rate on the Scheduled Principal Balance of each Mortgage Loan.

Servicing Fee Rate	The applicable annual rate with respect to the Servicers set forth under “Fees and Expenses of the Trust Fund.”

Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Sponsor	Lehman Brothers Holdings Inc.
SPS	Select Portfolio Servicing, Inc.
Stepdown Date
The earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have each been reduced to zero or (y) the later of (1) the Distribution Date in June 2010 and (2) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to distribution on any Certificates on such Distribution Date) is greater than or equal to approximately 42.90%.

Subordinate Certificates	The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class X, Class LT-R and Class R Certificates.
Subordinate Maximum Interest Rate
For (i) the Group 1 Certificates, for each Distribution Date after the Distribution Date on which the aggregate Class Principal Amount of the Group 2 Certificates has been reduced to zero; (ii) the Group 2 Certificates, for each Distribution Date after the Distribution Date on which the Class Principal Amount of the Group 1 Certificates has been reduced to zero and (iii) the Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, the weighted average of the Pool 1 Maximum Interest Rate and the Pool 2 Maximum Interest Rate for such Distribution Date, weighted on the basis of (i) in the case of any Distribution Date on or before the date on which the aggregate Class Principal Amount of the Senior Certificates and the Group Subordinate Certificates related to any Mortgage Pool has been reduced to zero, the Pool Subordinate Amount for each Mortgage Pool and (ii) for any Distribution Date thereafter, such weighting will be on the basis of the Pool Balance of each Mortgage Pool.

Subordinate Net Funds Cap
For any Distribution Date the weighted average of the Pool 1 Net Funds Cap and Pool 2 Net Funds Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool; provided, however, that on any Distribution Date after the aggregate Class Principal Amount of the Senior Certificates and the Group Subordinate Certificates related to any Mortgage Pool has been reduced to zero, such weighting will be on the basis of the Pool Balance of each Mortgage Pool.

Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount
Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Supplemental Interest Trust	The separate trust created under the Trust Agreement that will hold the Swap Agreement and the Interest Rate Cap Agreement.
Swap Agreement
The interest rate swap agreement entered into on the Closing Date between the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty, for the benefit of the Offered Certificates and the Class B Certificates, including the credit support annex thereto.

Swap Counterparty	Swiss Re Financial Products Corporation, or any successor thereto.
Swap Counterparty Trigger Event
The occurrence of any of the following events: (i) a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, (ii) a Termination Event (other than a Termination Event for Illegality or Tax Event) with respect to which the Swap Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.

Swap Default	The events of default under the Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

● “Failure to Pay,”

● “Breach of Agreement” (except that Section 5(a)(ii) will not apply to the Swap Counterparty with respect to its failure to comply with certain downgrade provisions in the Swap Agreement),

● “Credit Support Default,”

● “Misrepresentation,”

● “Cross Default,”

● “Bankruptcy” and

● “Merger without Assumption,”

as provided in Sections 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(vi), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement, respectively.

Notwithstanding Sections 5(a)(i) and 5(a)(iii) of the ISDA Master Agreement, any failure of the Swap Counterparty to comply with its obligations to post collateral under the Swap Agreement will not be an event of default unless the Swap Counterparty’s applicable short-term or long-term credit rating by any Rating Agency falls below the applicable levels specified in the Swap Agreement, the applicable periods specified in the Swap Agreement have elapsed and such failure has not been remedied in the period specified in the Swap Agreement after notice has been given.

Swap Early Termination	The occurrence of an Early Termination Date under the Swap Agreement.
Swap Termination Payment	Any termination payment that either the Supplemental Interest Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.
Target Amount	For any Distribution Date, an amount equal to the Aggregate Pool Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.
Targeted Overcollateralization Amount
For any Distribution Date prior to the Stepdown Date, equal to approximately $14,820,142 (approximately 1.80% of the Cut-off Date Balance). For any Distribution Date on or after the Stepdown Date and provided a Trigger Event is not in effect, an amount equal to the greater of (i) the lesser of (a) approximately $14,820,142 (approximately 1.80% of the Cut-off Date Balance) and (b) approximately 3.60% of the Aggregate Pool Balance after giving effect to distributions on such Distribution Date and (ii) the Overcollateralization Floor. With respect to any Distribution Date on or after the Stepdown Date and provided a Trigger Event is in effect, an amount equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Tax Counsel	McKee Nelson LLP.
Termination Event	The events under the Swap Agreement consisting of the following standard events under the ISDA Master Agreement:
• “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•  “Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), and

•  “Tax Event Upon Merger” (which generally relates to either party to the Swap Agreement making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement, respectively.
Transferors	The various entities from which the Seller or LBB purchased the Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by the Seller or LBB from various Transferors under the Sale Agreements.
Trigger Event	A Trigger Event will have occurred if on any Distribution Date, either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.
Trust Accounts
The Certificate Account, the Collection Account, the Servicing Accounts, the Interest Rate Swap Account, the Interest Rate Cap Account, the Basis Risk Reserve Fund and the Final Maturity Reserve Account.

Trust Agreement	The trust agreement dated as of May 1, 2007, among the Depositor, the Master Servicer, the Credit Risk Manager, the Securities Administrator and the Trustee.
Trust Fund	The trust fund created pursuant to the Trust Agreement, consisting primarily of those assets set forth in the first paragraph under the heading “Description of the Certificates—General.”
Trustee	U.S. Bank National Association in its capacity as trustee under the Trust Agreement, or any successor thereto.
Twelve-Month LIBOR Index	The average of the interbank offered rates for one-year U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Underwriter	Lehman Brothers Inc.
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by each Originator, in accordance with which the Mortgage Loans have been originated or acquired by the related Originator.
Unpaid Basis Risk Shortfall
For any class of Offered Certificates or the Class B Certificates on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

Upper Tier REMIC	The upper tier REMIC comprising the Trust Fund.
Wells Fargo	Wells Fargo Bank, N.A.

(The following annexes constitute a part of
this prospectus supplement)

Annex A
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date for the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

S-A-1

Pool 1 Mortgage Loans

Loan Type - Pool 1 Mortgage Loans
Fully Amortizing Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	643	$112,382,570.17	25.07%	8.620%	100.00%	617	82.59%	57.94%
Fixed Rate - 30 Year	390	63,572,548.57	14.18	7.829	0.00	643	79.55	73.75
3/27 ARM (LIBOR)	182	31,339,093.60	6.99	8.611	100.00	618	86.24	52.91
5/25 ARM (LIBOR)	10	2,066,123.56	0.46	7.078	100.00	643	75.34	79.31
Fixed Rate - 15 Year	13	1,839,201.91	0.41	7.083	0.00	648	64.73	76.17
2/38 ARM (LIBOR)	9	1,618,535.68	0.36	8.291	100.00	619	89.92	64.94
2/1 ARM (Twelve-Month LIBOR)	7	807,819.92	0.18	8.644	100.00	711	100.00	100.00
3/37 ARM (LIBOR)	3	798,063.37	0.18	8.026	100.00	610	83.08	61.94
3/1 ARM (Twelve-Month LIBOR)	6	456,245.45	0.10	8.943	100.00	733	100.00	100.00
Fixed Rate - 20 Year	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
5/35 ARM (LIBOR)	1	120,364.24	0.03	7.875	100.00	565	70.00	100.00
5/1 ARM (CMT)	1	119,775.81	0.03	8.400	100.00	713	100.00	100.00
Subtotal:	1,268	$215,476,558.72	48.06%	8.352%	69.48%	626	82.15%	62.62%

Balloon Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR) - 30/40 Year Balloon	353	$79,418,857.85	17.71%	8.086%	100.00%	602	77.25%	58.91%
2/28 ARM (LIBOR) - 30/50 Year Balloon	79	19,037,883.89	4.25	7.856	100.00	637	85.11	53.84
Fixed Rate - 30/40 Year Balloon	92	18,650,088.11	4.16	7.937	0.00	615	76.59	67.14
3/27 ARM (LIBOR) - 30/40 Year Balloon	61	13,316,081.22	2.97	8.255	100.00	638	85.98	61.92
Fixed Rate - 30/50 Year Balloon	35	8,923,113.10	1.99	7.114	0.00	659	78.95	70.45
3/27 ARM (LIBOR) - 30/50 Year Balloon	24	5,867,780.99	1.31	7.840	100.00	639	86.87	41.25
5/25 ARM (LIBOR) - 30/40 Year Balloon	1	599,856.79	0.13	8.625	100.00	711	88.89	0.00
Fixed Rate - 15/30 Year Balloon	2	202,022.10	0.05	8.671	0.00	626	82.01	49.92
5/25 ARM (LIBOR) - 30/50 Year Balloon	1	188,366.66	0.04	7.125	100.00	639	82.31	100.00
Subtotal:	648	$146,204,050.71	32.61%	7.985%	81.00%	617	79.53%	59.37%

Interest-Only Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	242	$62,592,500.59	13.96%	7.771%	100.00%	644	83.56%	49.23%
3/27 ARM (LIBOR)	75	18,796,878.41	4.19	7.677	100.00	657	87.67	62.25
5/25 ARM (LIBOR)	21	5,277,853.68	1.18	7.140	100.00	666	75.39	57.86
Subtotal:	338	$86,667,232.68	19.33%	7.712%	100.00%	648	83.95%	52.58%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

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Original Interest-Only Term - Pool 1 Mortgage Loans

Original Interest-Only Term for Interest-Only Mortgage Loans (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Interest-Only Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
60	321	$82,182,704.22	94.83%	7.775%	100.00%	647	84.50%	52.18%
120	17	4,484,528.46	5.17	6.565	100.00	675	73.94	59.92
Total:	338	$86,667,232.68	100.00%	7.712%	100.00%	648	83.95%	52.58%

Original Amortization Term - Pool 1 Mortgage Loans

Amortization Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
30 Year Amortization	1,241	$210,946,199.18	47.05%	8.366%	69.77%	626	82.26%	62.43%
40 Year Amortization	520	114,521,847.26	25.54	8.086	83.71	610	78.43	60.44
Interest-Only	338	86,667,232.68	19.33	7.712	100.00	648	83.95	52.58
50 Year Amortization	139	34,017,144.64	7.59	7.655	73.77	643	83.78	56.28
15 Year Amortization	13	1,839,201.91	0.41	7.083	0.00	648	64.73	76.17
20 Year Amortization	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

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Cut-Off Date Scheduled Principal Balances - Pool 1 Mortgage Loans

Range of Cut-Off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
0.01 to 50,000.00	21	$814,845.57	0.18%	9.444%	79.38%	610	71.60%	91.10%
50,000.01 to 100,000.00	276	21,670,561.45	4.83	8.827	63.53	626	82.52	74.95
100,000.01 to 150,000.00	511	63,860,104.05	14.24	8.438	68.85	620	80.93	73.00
150,000.01 to 200,000.00	445	77,577,535.65	17.30	8.375	78.39	621	80.83	63.10
200,000.01 to 250,000.00	378	84,928,549.00	18.94	7.994	83.12	627	81.98	58.21
250,000.01 to 300,000.00	272	74,554,395.50	16.63	7.884	80.28	629	81.72	55.32
300,000.01 to 350,000.00	190	61,745,350.09	13.77	7.759	83.13	632	80.78	52.88
350,000.01 to 400,000.00	119	44,761,211.98	9.98	8.026	84.03	632	83.45	50.98
400,000.01 to 450,000.00	33	13,639,413.11	3.04	7.691	90.87	645	82.64	48.10
450,000.01 to 500,000.00	5	2,432,505.38	0.54	7.806	60.08	674	88.69	59.16
550,000.01 to 600,000.00	3	1,757,704.26	0.39	7.590	100.00	663	84.15	34.09
600,000.01 to 650,000.00	1	605,666.07	0.14	9.400	100.00	606	85.00	0.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 1 is approximately $198,912.

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Mortgage Rates - Pool 1 Mortgage Loans*

Range of Mortgage Rates on Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
5.501 to 6.000	22	$5,338,083.73	1.19%	5.898%	100.00%	677	69.88%	89.29%
6.001 to 6.500	65	16,761,788.81	3.74	6.307	100.00	671	73.13	71.53
6.501 to 7.000	142	35,534,654.77	7.93	6.800	100.00	654	76.31	65.40
7.001 to 7.500	191	45,503,564.91	10.15	7.293	100.00	636	80.65	65.04
7.501 to 8.000	252	58,157,645.08	12.97	7.798	100.00	628	81.86	59.11
8.001 to 8.500	258	51,618,558.48	11.51	8.297	100.00	622	83.25	62.37
8.501 to 9.000	331	63,760,438.41	14.22	8.765	100.00	609	85.29	48.66
9.001 to 9.500	212	38,435,397.78	8.57	9.288	100.00	605	85.30	49.84
9.501 to 10.000	146	23,869,053.36	5.32	9.727	100.00	602	87.79	39.63
10.001 to 10.500	57	9,121,102.66	2.03	10.272	100.00	596	87.38	31.51
10.501 to 11.000	25	3,744,114.55	0.84	10.734	100.00	592	86.16	25.45
Greater than 11.000	18	2,960,249.34	0.66	11.579	100.00	610	95.77	7.29
Subtotal:	1,719	$354,804,651.88	79.14%	8.198%	100.00%	624	82.45%	56.32%

Range of Mortgage Rates on Fixed Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	1	$277,048.06	0.06%	5.300%	0.00%	729	61.78%	100.00%
5.501 to 6.000	10	2,499,859.96	0.56	5.911	0.00	686	71.30	100.00
6.001 to 6.500	29	6,375,134.28	1.42	6.351	0.00	676	71.63	91.55
6.501 to 7.000	80	16,229,775.03	3.62	6.781	0.00	660	75.11	80.80
7.001 to 7.500	76	13,811,232.92	3.08	7.303	0.00	644	76.07	70.38
7.501 to 8.000	122	22,668,589.86	5.06	7.779	0.00	634	78.25	72.52
8.001 to 8.500	61	9,433,474.07	2.10	8.312	0.00	624	79.52	62.63
8.501 to 9.000	76	12,256,096.80	2.73	8.790	0.00	627	85.08	52.80
9.001 to 9.500	37	4,669,595.76	1.04	9.276	0.00	613	84.94	71.01
9.501 to 10.000	32	3,757,559.94	0.84	9.752	0.00	615	89.48	68.38
10.001 to 10.500	8	1,027,330.68	0.23	10.330	0.00	555	78.22	100.00
10.501 to 11.000	1	260,858.62	0.06	10.550	0.00	563	90.00	0.00
Greater than 11.000	2	276,634.25	0.06	11.839	0.00	581	96.46	100.00
Subtotal:	535	$93,543,190.23	20.86%	7.769%	0.00%	639	78.59%	72.11%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 1 is approximately 8.198% and 7.769%, respectively.

* Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

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Original Terms to Maturity - Pool 1 Mortgage Loans

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	15	$2,041,224.01	0.46%	7.240%	0.00%	646	66.44%	73.57%
181 to 240	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
241 to 360	2,223	443,413,438.37	98.90	8.112	79.44	627	81.69	59.51
361 to 480	13	2,536,963.29	0.57	8.188	100.00	613	86.83	65.66
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average original term to maturity for the Mortgage Loans in Pool 1 is approximately 360 months.

Remaining Terms to Maturity - Pool 1 Mortgage Loans

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	15	$2,041,224.01	0.46%	7.240%	0.00%	646	66.44%	73.57%
181 to 240	3	356,216.44	0.08	7.724	0.00	625	72.56	73.32
241 to 360	2,223	443,413,438.37	98.90	8.112	79.44	627	81.69	59.51
361 to 480	13	2,536,963.29	0.57	8.188	100.00	613	86.83	65.66
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average remaining term to maturity for the Mortgage Loans in Pool 1 is approximately 357 months.

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Original Loan-to-Value Ratios - Pool 1 Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	200	$36,314,614.84	8.10%	7.512%	75.06%	612	50.46%	59.14%
60.001 to 70.000	227	47,136,687.42	10.51	7.736	75.78	613	66.28	50.31
70.001 to 80.000	622	124,152,140.48	27.69	7.835	70.57	635	78.06	57.13
80.001 to 85.000	311	64,278,621.10	14.34	8.237	79.60	617	84.63	57.52
85.001 to 90.000	398	79,187,575.53	17.66	8.302	84.71	622	89.60	62.43
90.001 to 95.000	255	55,992,211.22	12.49	8.347	92.11	631	94.63	65.88
95.001 to 100.000	241	41,285,991.52	9.21	8.985	83.30	657	99.91	67.53
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average original Loan-to-Value Ratio for the Mortgage Loans in Pool 1 is approximately 81.65%.

S-A-7

Original Combined Loan-to-Value Ratios - Pool 1 Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	199	$36,160,956.89	8.07%	7.506%	74.96%	612	50.44%	58.97%
60.001 to 70.000	226	46,743,614.27	10.43	7.739	76.34	611	66.22	51.06
70.001 to 80.000	459	92,896,976.48	20.72	7.778	69.01	629	77.48	56.02
80.001 to 85.000	301	62,939,529.03	14.04	8.236	79.17	617	84.63	57.34
85.001 to 90.000	391	79,466,471.98	17.72	8.278	83.57	623	89.30	63.06
90.001 to 95.000	273	58,519,680.85	13.05	8.345	91.81	632	94.11	65.59
95.001 to 100.000	405	71,620,612.61	15.97	8.590	80.90	655	91.59	63.51
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average original Combined Loan-to-Value Ratio for the Mortgage Loans in Pool 1 is approximately 83.09%.

S-A-8

Lien Priority - Pool 1 Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1st Lien	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Days Delinquent - Pool 1 Mortgage Loans

Days Delinquent	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 30 days	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

S-A-9

30-Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

30-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	2,251	$447,798,561.40	99.88%	8.109%	79.13%	628	81.65%	59.67%
1	1	101,166.47	0.02	9.350	0.00	618	90.00	0.00
2	2	448,114.24	0.10	7.164	100.00	516	75.64	20.97
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

60-Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

60-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	2,252	$447,899,727.87	99.90%	8.109%	79.12%	628	81.65%	59.66%
1	2	448,114.24	0.10	7.164	100.00	516	75.64	20.97
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

90+Day Delinquencies In Past 12 Months - Pool 1 Mortgage Loans

90+Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	2,251	$447,599,887.87	99.83%	8.110%	79.10%	628	81.64%	59.63%
1	2	653,989.58	0.15	7.154	100.00	605	84.03	45.85
4	1	93,964.66	0.02	9.100	100.00	529	95.00	100.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

S-A-10

Geographic Distribution - Pool 1 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
California	401	$108,336,397.45	24.16%	7.547%	85.80%	628	75.43%	52.11%
Illinois	227	44,431,521.60	9.91	8.693	94.43	624	86.05	53.20
Florida	199	38,021,652.33	8.48	8.063	76.74	625	80.30	51.43
Maryland	111	24,986,502.33	5.57	8.114	73.99	622	82.79	72.13
Arizona	104	19,892,613.48	4.44	7.911	90.22	626	81.59	59.06
New Jersey	68	16,291,889.55	3.63	8.060	79.43	629	79.41	52.53
Pennsylvania	97	14,819,618.06	3.31	8.305	71.06	633	84.77	69.25
New York	50	13,396,270.98	2.99	8.084	71.61	635	77.88	34.51
Washington	65	12,964,653.79	2.89	7.771	73.20	620	80.34	81.92
Virginia	71	12,720,043.28	2.84	8.144	72.79	631	81.74	68.62
Other	861	142,486,679.26	31.78	8.407	71.92	629	85.56	66.73
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Property Type - Pool 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Single Family	1,775	$342,899,766.80	76.48%	8.088%	78.28%	624	81.42%	61.08%
Planned Unit Development	233	52,302,104.00	11.67	8.122	81.25	630	84.20	64.13
Two-to Four-Family	115	27,110,102.08	6.05	8.214	78.09	641	78.10	40.71
Condominium	130	25,732,201.54	5.74	8.225	87.17	650	83.13	50.38
Condotel	1	303,667.69	0.07	9.125	100.00	582	85.00	100.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

S-A-11

Loan Purpose - Pool 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Cash Out Refinance	1,571	$331,635,571.34	73.97%	7.990%	77.70%	623	79.67%	57.37%
Purchase	400	59,045,847.61	13.17	8.807	88.20	653	88.91	56.61
Rate/Term Refinance	283	57,666,423.16	12.86	8.074	78.14	626	85.56	75.63
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Occupancy Status - Pool 1 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Primary Home	1,984	$400,305,385.23	89.28%	8.053%	78.21%	624	81.78%	61.39%
Investment	215	36,935,499.73	8.24	8.579	85.59	655	80.29	49.67
Second Home	55	11,106,957.15	2.48	8.559	91.21	675	81.42	28.67
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Loan Documentation - Pool 1 Mortgage Loans*

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Full Documentation	1,435	$267,296,376.08	59.62%	7.901%	74.76%	622	82.37%	100.00%
Stated Documentation	777	172,138,332.75	38.39	8.430	86.23	636	80.48	0.00
Limited Documentation	42	8,913,133.28	1.99	8.142	73.31	616	82.40	0.00
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

* The depositor has recharacterized the applicable originator's documentation types for consistency purposes. Each documentation type refers to the documentation and verification as it relates to income, assets and/or employment, as applicable.

S-A-12

Credit Scores - Pool 1 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
500 to 520	48	$8,579,915.09	1.91%	8.948%	95.63%	513	67.25%	83.57%
521 to 540	84	15,055,059.02	3.36	8.876	89.23	531	72.62	82.17
541 to 560	139	26,336,525.62	5.87	8.701	84.87	552	76.89	71.67
561 to 580	199	37,275,905.74	8.31	8.716	88.85	572	79.70	57.27
581 to 600	236	45,992,258.78	10.26	8.513	82.91	590	81.80	58.02
601 to 620	340	69,644,455.32	15.53	8.225	81.84	610	83.64	57.54
621 to 640	318	63,148,009.62	14.08	7.958	76.44	630	83.87	65.54
641 to 660	345	69,789,239.40	15.57	7.802	73.40	650	82.19	57.72
661 to 680	240	47,811,258.96	10.66	7.750	68.90	669	82.45	56.46
681 to 700	119	24,676,367.10	5.50	7.679	77.26	688	83.42	50.40
701 to 720	77	17,610,344.14	3.93	7.530	74.99	711	85.44	48.84
721 to 740	44	9,093,539.50	2.03	7.278	76.18	731	78.65	53.18
741 to 760	32	6,555,484.04	1.46	7.509	79.55	749	81.90	46.97
761 to 780	20	3,902,313.12	0.87	7.389	94.12	769	80.67	35.04
781 and above	13	2,877,166.66	0.64	7.924	70.94	792	86.12	62.34
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The non-zero weighted average Credit Score for the Mortgage Loans in Pool 1 is approximately 627.

S-A-13

Debt-to-Income Ratios (with Full Documentation) - Pool 1 Mortgage Loans

Range of Debt-to-Income Ratios of Mortgage Loans with Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
20.01 to 25.00	62	$9,347,680.94	2.08%	8.188%	75.99%	606	79.52%	100.00%
25.01 to 30.00	118	18,399,672.94	4.10	8.038	72.56	625	80.68	100.00
30.01 to 35.00	152	25,866,613.18	5.77	7.774	63.58	621	79.53	100.00
35.01 to 40.00	207	37,057,045.43	8.27	8.000	72.84	627	81.49	100.00
40.01 to 45.00	293	53,402,655.58	11.91	7.917	75.16	625	84.28	100.00
45.01 to 50.00	432	88,096,074.49	19.65	7.892	79.11	623	84.20	100.00
50.01 to 55.00	171	35,126,633.52	7.83	7.738	74.38	616	79.58	100.00
Subtotal:	1,435	$267,296,376.08	59.62%	7.901%	74.76%	622	82.37%	100.00%

Debt-to-Income Ratios (with Non-Full Documentation) - Pool 1 Mortgage Loans*

Range of Debt-to-Income Ratios of Mortgage Loans with Non-Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
20.01 to 25.00	32	$5,827,616.22	1.30%	8.461%	85.15%	647	80.96%	0.00%
25.01 to 30.00	51	9,942,146.88	2.22	8.329	90.71	648	75.70	0.00
30.01 to 35.00	79	15,960,516.28	3.56	8.084	78.68	643	78.62	0.00
35.01 to 40.00	137	28,028,679.20	6.25	8.385	88.01	636	79.63	0.00
40.01 to 45.00	197	45,308,919.30	10.11	8.273	84.23	635	80.62	0.00
45.01 to 50.00	297	70,075,671.17	15.63	8.568	85.99	631	81.50	0.00
50.01 to 55.00	26	5,907,916.98	1.32	8.842	90.33	629	86.69	0.00
Subtotal:	819	$181,051,466.03	40.38%	8.416%	85.59%	635	80.57%	0.00%
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

The weighted average debt-to-income ratio for Mortgage Loans with full documentation and non-full documentation in Pool 1 (for which the debt-to-income ratio is available or can be determined) is approximately 42.26% and 41.87%, respectively.

* The debt-to-income ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

S-A-14

Original Prepayment Premium Term by Loan Type - Pool 1 Mortgage Loans ($)

Loan Type	Principal Balance of Mortgage Loans with No Premium	Principal Balance of Mortgage Loans with Premium Terms of 1-12 Months	Principal Balance of Mortgage Loans with Premium Terms of 13-24 Months	Principal Balance of Mortgage Loans with Premium Terms of 25-36 Months	Principal Balance of Mortgage Loans with Premium Terms of 37-48 Months	Principal Balance of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	$71,217,629.43	$13,461,851.85	$189,996,727.32	$1,181,959.50	$0.00	$0.00	$275,858,168.10
Fixed Rate	22,507,580.76	3,989,525.15	1,012,088.96	66,033,995.36	0.00	0.00	93,543,190.23
3 Year Hybrid	42,821,454.60	805,521.51	217,535.33	26,729,631.60	0.00	0.00	70,574,143.04
5 Year Hybrid	1,850,364.62	34,143.09	192,000.00	6,295,833.03	0.00	0.00	8,372,340.74
Total:	$138,397,029.41	$18,291,041.60	$191,418,351.61	$100,241,419.49	$0.00	$0.00	$448,347,842.11

Original Prepayment Premium Term by Loan Type - Pool 1 Mortgage Loans (%)

Loan Type	Percentage of Mortgage Loans with No Premium	Percentage of Mortgage Loans with Premium Terms of 1-12 Months	Percentage of Mortgage Loans with Premium Terms of 13-24 Months	Percentage of Mortgage Loans with Premium Terms of 25-36 Months	Percentage of Mortgage Loans with Premium Terms of 37-48 Months	Percentage of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	15.88%	3.00%	42.38%	0.26%	0.00%	0.00%	61.53%
Fixed Rate	5.02	0.89	0.23	14.73	0.00	0.00	20.86
3 Year Hybrid	9.55	0.18	0.05	5.96	0.00	0.00	15.74
5 Year Hybrid	0.41	0.01	0.04	1.40	0.00	0.00	1.87
Total:	30.87%	4.08%	42.69%	22.36%	0.00%	0.00%	100.00%

S-A-15

Prepayment Premium Description - Pool 1 Mortgage Loans

Prepayment Premium Description	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Original Balance	1,089	$234,383,557.86	52.28%	7.811%	81.71%	626	79.21%	57.39%
None	707	138,397,029.41	30.87	8.534	83.74	625	83.49	57.72
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Unpaid Principal Balance	178	32,708,208.69	7.30	8.113	60.38	639	85.21	70.27
2% of Unpaid Principal Balance	103	15,967,295.20	3.56	8.222	72.66	631	87.13	77.53
1% of Amount Prepaid	61	8,461,729.26	1.89	8.750	69.12	625	87.16	61.49
Other	116	18,430,021.69	4.11	8.291	55.36	641	85.11	66.97
Total:	2,254	$448,347,842.11	100.00%	8.109%	79.14%	627	81.65%	59.62%

Gross Margins of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
3.001 to 3.500	7	$514,237.22	0.14%	8.907%	100.00%	753	100.00%	100.00%
3.501 to 4.000	1	159,781.33	0.05	7.500	100.00	647	79.99	100.00
4.001 to 4.500	12	1,595,109.30	0.45	8.075	100.00	669	85.39	100.00
4.501 to 5.000	532	119,989,862.12	33.82	7.929	100.00	643	85.25	52.67
5.001 to 5.500	201	41,078,808.27	11.58	8.133	100.00	644	85.15	60.76
5.501 to 6.000	505	98,341,286.11	27.72	8.282	100.00	609	81.59	59.96
6.001 to 6.500	353	69,738,754.22	19.66	8.479	100.00	603	77.94	55.94
6.501 to 7.000	108	23,386,813.31	6.59	8.502	100.00	613	79.86	48.89
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 1 is approximately 5.634%.

S-A-16

Maximum Rates of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
11.501 to 12.000	1	$223,343.54	0.06%	5.800%	100.00%	662	80.00%	100.00%
12.001 to 12.500	1	179,919.94	0.05	6.100	100.00	674	59.35	0.00
12.501 to 13.000	34	8,641,158.45	2.44	6.288	100.00	669	71.05	78.57
13.001 to 13.500	105	25,410,943.76	7.16	6.687	100.00	660	75.31	69.10
13.501 to 14.000	208	50,807,815.49	14.32	7.179	100.00	646	77.88	60.53
14.001 to 14.500	220	48,206,624.84	13.59	7.526	100.00	635	82.06	68.48
14.501 to 15.000	264	55,498,708.08	15.64	8.089	100.00	629	84.49	57.14
15.001 to 15.500	250	49,506,750.00	13.95	8.466	100.00	619	84.32	58.40
15.501 to 16.000	268	51,752,256.23	14.59	8.830	100.00	599	84.76	50.65
16.001 to 16.500	155	29,819,703.67	8.40	9.315	100.00	602	83.41	46.70
16.501 to 17.000	118	19,697,019.52	5.55	9.722	100.00	599	86.82	36.21
17.001 to 17.500	54	8,577,001.72	2.42	10.280	100.00	593	87.79	31.04
17.501 to 18.000	24	3,676,141.46	1.04	10.736	100.00	592	85.90	24.07
18.001 to 18.500	9	1,819,458.52	0.51	11.245	100.00	598	93.89	0.00
18.501 to 19.000	5	663,635.53	0.19	11.701	100.00	625	99.05	9.48
19.001 to 19.500	2	89,171.13	0.03	12.107	100.00	644	91.43	0.00
Greater than 19.500	1	235,000.00	0.07	13.750	100.00	657	100.00	0.00
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 14.989%.

S-A-17

Minimum Rates of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	67	$9,872,068.14	2.78%	8.273%	100.00%	652	82.02%	78.33%
5.501 to 6.000	64	11,471,036.56	3.23	7.487	100.00	643	78.52	79.08
6.001 to 6.500	115	24,333,097.43	6.86	7.122	100.00	654	78.47	67.51
6.501 to 7.000	166	40,424,903.95	11.39	7.119	100.00	650	78.44	61.09
7.001 to 7.500	185	44,672,873.14	12.59	7.291	100.00	635	80.70	64.39
7.501 to 8.000	238	55,209,058.18	15.56	7.799	100.00	627	82.18	58.61
8.001 to 8.500	215	45,033,182.08	12.69	8.285	100.00	621	83.05	59.28
8.501 to 9.000	272	54,981,486.96	15.50	8.754	100.00	604	84.50	47.77
9.001 to 9.500	169	31,761,021.31	8.95	9.289	100.00	603	84.33	48.75
9.501 to 10.000	129	21,464,844.32	6.05	9.723	100.00	600	87.49	38.71
10.001 to 10.500	56	8,876,715.92	2.50	10.269	100.00	595	87.04	32.38
10.501 to 11.000	25	3,744,114.55	1.06	10.734	100.00	592	86.16	25.45
11.001 to 11.500	10	1,972,442.68	0.56	11.255	100.00	597	94.36	7.76
11.501 to 12.000	5	663,635.53	0.19	11.701	100.00	625	99.05	9.48
12.001 to 12.500	2	89,171.13	0.03	12.107	100.00	644	91.43	0.00
13.501 to 14.000	1	235,000.00	0.07	13.750	100.00	657	100.00	0.00
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 1 is approximately 7.962%.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 12	5	$877,221.59	0.25%	7.878%	100.00%	583	72.97%	59.63%
13 to 24	1,328	274,980,946.51	77.50	8.220	100.00	621	81.57	56.11
25 to 36	351	70,574,143.04	19.89	8.227	100.00	635	86.68	56.53
Greater than 36	35	8,372,340.74	2.36	7.260	100.00	662	76.78	61.16
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

S-A-18

Initial Cap of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2.000	23	$3,546,024.83	1.00%	7.992%	100.00%	702	88.04%	63.26%
3.000	1,696	351,258,627.05	99.00	8.200	100.00	624	82.39	56.25
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 2.990%.

Periodic Cap of the Adjustable Rate Mortgage Loans - Pool 1 Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1.000	1,705	$353,420,810.70	99.61%	8.196%	100.00%	624	82.38%	56.15%
2.000	14	1,383,841.18	0.39	8.721	100.00	718	100.00	100.00
Total:	1,719	$354,804,651.88	100.00%	8.198%	100.00%	624	82.45%	56.32%

The weighted average Periodic Cap for Adjustable Rate Mortgage Loans in Pool 1 is approximately 1.004%.

S-A-19

Pool 2 Mortgage Loans

Loan Type - Pool 2 Mortgage Loans

Fully Amortizing Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	379	$74,293,895.82	19.81%	8.673%	100.00%	613	79.26%	49.17%
Fixed Rate - 30 Year	224	46,794,075.81	12.48	7.389	0.00	639	73.10	75.44
3/27 ARM (LIBOR)	95	20,604,500.96	5.49	8.820	100.00	630	81.54	32.26
Fixed Rate - 15 Year	11	1,996,007.21	0.53	7.916	0.00	645	61.03	55.16
2/38 ARM (LIBOR)	4	1,424,691.59	0.38	7.916	100.00	622	88.35	100.00
Fixed Rate - 20 Year	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
5/25 ARM (LIBOR)	5	1,000,679.25	0.27	8.211	100.00	678	88.73	45.19
3/37 ARM (LIBOR	3	755,737.30	0.20	8.810	100.00	660	83.81	62.96
3/1 ARM (Twelve-Month LIBOR)	2	332,699.29	0.09	8.905	100.00	760	100.00	23.95
2/1 ARM (Twelve-Month LIBOR)	3	173,225.01	0.05	8.969	100.00	755	100.00	62.58
Subtotal:	731	$148,400,951.99	39.58%	8.255%	66.43%	625	77.54%	55.76%

Balloon Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR) - 30/40 Year Balloon	282	$73,886,502.11	19.70%	8.244%	100.00%	597	75.17%	52.08%
2/28 ARM (LIBOR) - 30/50 Year Balloon	101	33,069,817.83	8.82	7.798	100.00	653	83.19	45.41
Fixed Rate - 30/40 Year Balloon	58	13,643,953.83	3.64	7.373	0.00	622	71.92	73.58
3/27 ARM (LIBOR) - 30/40 Year Balloon	43	12,383,246.87	3.30	8.251	100.00	618	77.80	45.48
3/27 ARM (LIBOR) - 30/50 Year Balloon	25	7,644,298.41	2.04	7.325	100.00	681	80.38	36.82
Fixed Rate - 30/50 Year Balloon	20	5,346,101.92	1.43	7.289	0.00	638	76.00	69.91
5/25 ARM (LIBOR) - 30/40 Year Balloon	6	1,394,228.17	0.37	7.863	100.00	636	80.00	34.01
5/25 ARM (LIBOR) - 30/50 Year Balloon	3	970,158.42	0.26	6.935	100.00	691	78.03	73.22
Fixed Rate - 15/30 Year Balloon	1	127,280.94	0.03	8.750	0.00	594	95.00	100.00
Subtotal:	539	$148,465,588.50	39.59%	7.972%	87.12%	620	77.26%	51.89%

Interest-Only Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2/28 ARM (LIBOR)	153	$54,159,837.78	14.44%	8.273%	100.00%	638	84.98%	58.92%
3/27 ARM (LIBOR)	30	10,560,272.98	2.82	8.558	100.00	644	92.51	36.65
Fixed Rate - 30 Year	32	10,300,199.17	2.75	7.054	0.00	648	80.98	77.24
5/25 ARM (LIBOR)	6	1,618,530.00	0.43	6.723	100.00	637	68.11	63.67
5/1 ARM (CMT) .	1	1,000,000.00	0.27	6.550	100.00	669	80.00	100.00
5/1 ARM (Twelve-Month LIBOR)	1	479,920.00	0.13	6.900	100.00	644	80.00	100.00
Subtotal:	223	$78,118,759.93	20.83%	8.088%	86.81%	640	85.03%	59.20%
Total: .	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

S-A-20

Original Interest-Only Term - Pool 2 Mortgage Loans

Original Interest-Only Term for Interest-Only Mortgage Loans (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Interest-Only Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
60	217	$76,500,229.93	97.93%	8.117%	86.54%	640	85.39%	59.11%
120	6	1,618,530.00	2.07	6.723	100.00	637	68.11	63.67
Total:	223	$78,118,759.93	100.00%	8.088%	86.81%	640	85.03%	59.20%

Original Amortization Term - Pool 2 Mortgage Loans

Amortization Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
30 Year Amortization	709	$143,326,357.08	38.22%	8.273%	67.26%	625	77.73%	55.29%
40 Year Amortization	396	103,488,359.87	27.60	8.125	86.82	604	75.37	54.62
Interest-Only	223	78,118,759.93	20.83	8.088	86.81	640	85.03	59.20
50 Year Amortization	149	47,030,376.58	12.54	7.646	88.63	656	81.81	47.38
15 Year Amortization	11	1,996,007.21	0.53	7.916	0.00	645	61.03	55.16
20 Year Amortization	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

S-A-21

Cut-Off Date Scheduled Principal Balances - Pool 2 Mortgage Loans

Range of Cut-Off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
0.01 to 50,000.00	23	$840,590.20	0.22%	9.540%	86.99%	625	69.23%	66.89%
50,000.01 to 100,000.00	142	10,880,686.82	2.90	9.020	58.48	607	75.03	73.69
100,000.01 to 150,000.00	255	32,259,260.21	8.60	8.377	68.99	610	73.32	63.14
150,000.01 to 200,000.00	244	42,815,825.57	11.42	8.148	76.41	613	74.86	64.21
200,000.01 to 250,000.00	212	47,342,336.42	12.63	8.178	82.25	612	75.73	58.87
250,000.01 to 300,000.00	173	47,422,248.19	12.65	8.216	81.96	625	78.32	45.67
300,000.01 to 350,000.00	125	40,587,363.24	10.82	8.212	85.55	620	78.90	49.69
350,000.01 to 400,000.00	95	35,701,888.41	9.52	7.998	76.75	630	79.64	46.14
400,000.01 to 450,000.00	87	37,180,542.58	9.92	7.953	86.33	638	82.48	48.26
450,000.01 to 500,000.00	40	18,898,453.10	5.04	7.985	77.50	652	84.02	47.08
500,000.01 to 550,000.00	29	15,275,101.95	4.07	7.862	79.49	651	88.75	61.62
550,000.01 to 600,000.00	21	12,143,090.83	3.24	7.496	90.34	645	82.76	33.57
600,000.01 to 650,000.00	21	13,096,375.22	3.49	7.783	71.72	655	89.38	61.88
Greater than 650,000.00	26	20,541,537.68	5.48	7.787	70.62	639	80.06	72.96
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans in Pool 2 is approximately $251,162.

S-A-22

Mortgage Rates - Pool 2 Mortgage Loans*

Range of Mortgage Rates on Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	1	$421,661.70	0.11%	4.875%	100.00%	698	74.19%	100.00%
5.501 to 6.000	13	3,833,887.22	1.02	5.928	100.00	674	78.62	88.88
6.001 to 6.500	34	11,410,275.46	3.04	6.366	100.00	658	73.70	68.12
6.501 to 7.000	118	34,618,068.80	9.23	6.837	100.00	642	74.64	64.05
7.001 to 7.500	134	41,388,945.38	11.04	7.321	100.00	636	77.81	52.17
7.501 to 8.000	158	45,309,668.86	12.08	7.815	100.00	623	77.99	58.68
8.001 to 8.500	159	39,491,840.70	10.53	8.279	100.00	620	78.57	50.31
8.501 to 9.000	187	45,100,706.71	12.03	8.774	100.00	608	78.88	37.05
9.001 to 9.500	116	26,818,280.97	7.15	9.243	100.00	613	84.89	49.99
9.501 to 10.000	89	18,372,128.95	4.90	9.782	100.00	610	87.90	43.39
10.001 to 10.500	53	9,947,963.02	2.65	10.260	100.00	598	87.47	41.77
10.501 to 11.000	36	7,866,367.02	2.10	10.796	100.00	616	95.85	19.41
Greater than 11.000	44	11,172,447.00	2.98	11.670	100.00	615	97.44	13.81
Subtotal:	1,142	$295,752,241.79	78.87%	8.314%	100.00%	623	80.39%	49.75%

Range of Mortgage Rates on Fixed Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
5.501 to 6.000	18	$7,162,414.56	1.91%	5.862%	0.00%	685	70.05%	83.39%
6.001 to 6.500	35	11,100,377.27	2.96	6.362	0.00	679	70.73	86.41
6.501 to 7.000	80	20,731,119.06	5.53	6.813	0.00	641	73.15	80.65
7.001 to 7.500	64	12,961,356.91	3.46	7.289	0.00	628	71.67	69.65
7.501 to 8.000	36	7,063,824.03	1.88	7.829	0.00	619	77.54	75.83
8.001 to 8.500	44	9,606,976.05	2.56	8.313	0.00	622	77.47	68.03
8.501 to 9.000	37	5,858,491.31	1.56	8.790	0.00	596	76.95	59.58
9.001 to 9.500	20	2,790,048.69	0.74	9.345	0.00	586	77.75	43.18
9.501 to 10.000 .	10	1,225,020.08	0.33	9.754	0.00	586	76.00	54.35
10.001 to 10.500 ..	1	106,972.42	0.03	10.250	0.00	593	75.00	100.00
10.501 to 11.000 ..	3	179,541.00	0.05	10.858	0.00	598	81.42	65.35
Greater than 11.000	3	446,917.25	0.12	12.317	0.00	575	80.37	24.07
Subtotal:	351	$79,233,058.63	21.13%	7.340%	0.00%	637	73.75%	74.33%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans in Pool 2 is approximately 8.314% and 7.340%, respectively.

* Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

S-A-23

Original Terms to Maturity - Pool 2 Mortgage Loans

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	12	$2,123,288.15	0.57%	7.966%	0.00%	642	63.07%	57.85%
181 to 240	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
241 to 360	1,469	369,656,143.63	98.58	8.113	79.42	626	79.07	54.72
361 to 480	7	2,180,428.89	0.58	8.226	100.00	635	86.78	87.16
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average original term to maturity for the Mortgage Loans in Pool 2 is approximately 359 months.
Remaining Terms to Maturity - Pool 2 Mortgage Loans

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 180	12	$2,123,288.15	0.57%	7.966%	0.00%	642	63.07%	57.85%
181 to 240	5	1,025,439.75	0.27	6.527	0.00	638	66.01	61.78
241 to 360	1,469	369,656,143.63	98.58	8.113	79.42	626	79.07	54.72
361 to 480	7	2,180,428.89	0.58	8.226	100.00	635	86.78	87.16
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average remaining term to maturity for the Mortgage Loans in Pool 2 is approximately 356 months.

S-A-24

Original Loan-to-Value Ratios - Pool 2 Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	188	$38,428,525.90	10.25%	7.644%	64.78%	605	50.42%	50.42%
60.001 to 70.000	229	51,596,486.48	13.76	7.742	79.04	597	66.87	56.31
70.001 to 80.000	647	161,710,180.15	43.12	7.776	75.78	634	78.35	57.48
80.001 to 85.000	100	22,407,622.35	5.98	7.961	65.26	618	84.00	63.48
85.001 to 90.000	68	23,685,105.97	6.32	8.295	84.78	642	89.61	50.74
90.001 to 95.000	92	28,674,642.54	7.65	8.553	95.41	624	94.71	57.32
95.001 to 100.000	169	48,482,737.03	12.93	9.687	93.79	645	99.87	45.31
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average original Loan-to-Value Ratio for the Mortgage Loans in Pool 2 is approximately 78.99%.

S-A-25

Original Combined Loan-to-Value Ratios - Pool 2 Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 60.001	187	$38,273,667.98	10.21%	7.639%	64.64%	605	50.44%	50.62%
60.001 to 70.000	227	50,012,486.48	13.34	7.733	78.38	596	66.78	54.92
70.001 to 80.000	409	98,047,240.66	26.15	7.800	67.97	613	77.27	55.65
80.001 to 85.000	97	22,216,509.35	5.92	7.896	66.12	620	83.73	64.00
85.001 to 90.000	72	25,885,859.18	6.90	8.233	86.08	639	88.05	56.16
90.001 to 95.000	107	33,253,368.26	8.87	8.300	91.36	635	92.33	57.12
95.001 to 100.000	394	107,296,168.51	28.61	8.686	91.17	656	89.14	53.01
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average original Combined Loan-to-Value Ratio for the Mortgage Loans in Pool 2 is approximately 82.40%.

S-A-26

Lien Priority - Pool 2 Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1st Lien	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Days Delinquent - Pool 2 Mortgage Loans

Days Delinquent	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 30 days	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

S-A-27

30-Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

30-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	1,491	$374,462,690.52	99.86%	8.109%	78.84%	626	78.99%	54.93%
1	2	522,609.90	0.14	7.530	100.00	636	81.67	66.57
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

60-Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

60-Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	1,492	$374,959,376.97	99.99%	8.108%	78.87%	626	78.99%	54.94%
1	1	25,923.45	0.01	9.090	100.00	621	62.50	100.00
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

90+Day Delinquencies In Past 12 Months - Pool 2 Mortgage Loans

90+Day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
None	1,492	$374,959,376.97	99.99%	8.108%	78.87%	626	78.99%	54.94%
3	1	25,923.45	0.01	9.090	100.00	621	62.50	100.00
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

S-A-28

Geographic Distribution - Pool 2 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
California	408	$143,519,116.10	38.27%	7.655%	81.93%	633	77.53%	50.50%
Florida	167	33,327,167.21	8.89	8.473	79.28	622	79.52	51.15
Illinois	92	21,004,196.05	5.60	8.620	87.71	612	78.47	51.96
New York	60	19,730,745.74	5.26	8.586	80.49	628	79.69	42.26
New Jersey	52	14,344,671.96	3.83	8.507	78.08	622	79.22	43.00
Arizona	67	13,572,001.75	3.62	8.128	92.71	609	77.33	64.43
Maryland	59	13,545,420.59	3.61	8.017	72.72	623	76.75	72.12
Texas	69	10,877,282.77	2.90	7.952	38.75	642	82.20	72.35
Washington	46	10,564,794.75	2.82	7.955	79.18	617	77.99	76.33
Virginia	42	9,238,979.97	2.46	8.345	71.47	634	80.79	47.03
Other	431	85,260,923.53	22.74	8.450	75.80	622	81.31	61.33
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Property Type - Pool 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Single Family	1,123	$275,011,961.46	73.34%	8.043%	77.29%	624	78.33%	56.76%
Planned Unit Development	185	50,565,953.85	13.48	8.176	77.18	633	81.57	58.60
Two-to Four-Family	91	26,801,393.88	7.15	8.186	86.46	642	78.21	35.92
Condominium	94	22,605,991.23	6.03	8.654	92.81	622	82.14	47.23
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

S-A-29

Loan Purpose - Pool 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Cash Out Refinance	896	$223,638,448.94	59.64%	7.809%	72.84%	616	74.00%	55.21%
Purchase	500	125,601,832.86	33.50	8.735	92.51	645	87.83	51.86
Rate/Term Refinance	97	25,745,018.62	6.87	7.648	64.67	624	79.28	67.68
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Occupancy Status - Pool 2 Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Primary Home	1,374	$351,449,127.34	93.72%	8.077%	78.39%	626	79.20%	56.25%
Investment	102	18,623,028.28	4.97	8.636	88.51	632	74.80	37.08
Second Home	17	4,913,144.80	1.31	8.330	76.69	650	79.65	29.17
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Loan Documentation - Pool 2 Mortgage Loans*

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Full Documentation	866	$206,033,063.66	54.94%	7.783%	71.41%	620	78.79%	100.00%
Stated Documentation	591	159,312,561.08	42.49	8.509	87.48	634	79.12	0.00
Limited Documentation	23	6,728,261.13	1.79	8.385	96.05	624	86.17	0.00
No Documentation	13	2,911,414.55	0.78	8.525	95.71	662	69.53	0.00
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

* The depositor has recharacterized the applicable originator's documentation types for consistency purposes. Each documentation type refers to the documentation and verification as it relates to income, assets and/or employment, as applicable.

S-A-30

Credit Scores - Pool 2 Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
500 to 520	22	$3,912,498.77	1.04%	8.913%	81.66%	512	68.70%	83.64%
521 to 540	66	11,744,309.51	3.13	8.844	85.19	531	68.70	90.82
541 to 560	115	24,778,628.12	6.61	8.446	91.04	551	70.22	61.00
561 to 580	142	29,960,260.43	7.99	8.608	81.80	571	72.38	58.56
581 to 600	187	42,883,271.59	11.44	8.344	85.36	591	75.31	55.99
601 to 620	223	55,093,128.55	14.69	8.240	76.12	610	79.17	55.53
621 to 640	274	74,435,586.20	19.85	8.308	78.35	630	82.95	51.54
641 to 660	160	43,202,335.74	11.52	7.917	80.76	650	84.16	57.78
661 to 680	130	36,554,191.65	9.75	7.603	66.90	670	81.46	53.06
681 to 700	78	24,277,259.46	6.47	7.435	78.67	688	82.50	40.04
701 to 720	35	9,791,380.67	2.61	7.065	70.02	711	77.90	53.82
721 to 740	25	8,287,640.33	2.21	7.318	80.83	733	82.28	20.69
741 to 760	15	4,594,502.13	1.23	7.310	63.98	751	85.08	55.26
761 to 780	14	3,546,516.67	0.95	7.207	54.48	773	72.88	49.45
781 and above	7	1,923,790.60	0.51	7.737	91.22	788	83.40	58.01
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The non-zero weighted average Credit Score for the Mortgage Loans in Pool 2 is approximately 626.

S-A-31

Debt-to-Income Ratios (with Full Documentation) - Pool 2 Mortgage Loans

Range of Debt-to-Income Ratios of Mortgage Loans with Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
0.01 to 5.00	4	$625,657.41	0.17%	8.947%	51.99%	621	92.14%	100.00%
5.01 to 10.00	20	5,976,385.63	1.59	7.714	57.14	643	83.52	100.00
10.01 to 15.00	30	6,722,049.08	1.79	7.675	55.38	642	79.18	100.00
15.01 to 20.00	37	5,744,152.59	1.53	8.026	71.87	625	81.94	100.00
20.01 to 25.00	37	6,919,566.19	1.85	7.994	61.88	617	75.55	100.00
25.01 to 30.00	44	7,650,893.61	2.04	8.434	71.35	609	76.60	100.00
30.01 to 35.00	93	20,759,438.01	5.54	7.864	67.48	612	78.29	100.00
35.01 to 40.00	111	24,404,750.99	6.51	7.848	71.73	612	76.14	100.00
40.01 to 45.00	137	29,776,152.99	7.94	7.928	78.58	612	78.78	100.00
45.01 to 50.00	226	62,242,288.32	16.60	7.681	76.66	625	81.01	100.00
50.01 to 55.00	126	34,492,525.68	9.20	7.519	67.20	620	76.40	100.00
55.01 to 60.00	1	719,203.16	0.19	8.375	0.00	640	80.00	100.00
Subtotal:	866	$206,033,063.66	54.94%	7.783%	71.41%	620	78.79%	100.00%

Debt-to-Income Ratios (with Non-Full Documentation) - Pool 2 Mortgage Loans*

Range of Debt-to-Income Ratios of Mortgage Loans with Non-Full Documentation (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original CLTV	Full Documentation
Not available	23	$6,320,668.23	1.69%	7.554%	50.85%	674	68.60%	0.00%
0.01 to 5.00	1	350,550.00	0.09	7.750	100.00	666	95.00	0.00
5.01 to 10.00	3	523,483.91	0.14	8.726	100.00	642	78.13	0.00
10.01 to 15.00	9	1,785,951.90	0.48	8.644	100.00	665	85.27	0.00
15.01 to 20.00	12	2,075,242.02	0.55	8.429	65.78	606	73.64	0.00
20.01 to 25.00	15	2,937,332.01	0.78	8.550	83.10	614	62.37	0.00
25.01 to 30.00	24	4,545,069.51	1.21	8.559	85.89	631	79.92	0.00
30.01 to 35.00	54	13,371,163.12	3.57	8.093	91.55	631	76.60	0.00
35.01 to 40.00	82	19,170,055.11	5.11	8.309	90.66	634	76.44	0.00
40.01 to 45.00	152	43,167,989.89	11.51	8.444	85.20	636	79.84	0.00
45.01 to 50.00	221	64,642,105.67	17.24	8.733	90.61	634	81.81	0.00
50.01 to 55.00	29	9,192,380.66	2.45	8.802	100.00	612	79.99	0.00
55.01 to 60.00	2	870,244.73	0.23	8.530	100.00	598	78.41	0.00
Subtotal:	627	$168,952,236.76	45.06%	8.505%	87.96%	634	79.24%	0.00%
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

The weighted average debt-to-income ratio for Mortgage Loans with full documentation and non-full documentation in Pool 2 (for which the debt-to-income ratio is available or can be determined) is approximately 40.30% and 42.30%, respectively.

* The debt-to-income ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

S-A-32

Original Prepayment Premium Term by Loan Type - Pool 2 Mortgage Loans ($)

Loan Type	Principal Balance of Mortgage Loans with No Premium	Principal Balance of Mortgage Loans with Premium Terms of 1-12 Months	Principal Balance of Mortgage Loans with Premium Terms of 13-24 Months	Principal Balance of Mortgage Loans with Premium Terms of 25-36 Months	Principal Balance of Mortgage Loans with Premium Terms of 37-48 Months	Principal Balance of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	$59,702,103.84	$9,801,090.47	$164,808,129.90	$2,696,645.93	$0.00	$0.00	$237,007,970.14
Fixed Rate	16,226,843.36	3,658,318.54	837,733.82	58,510,162.91	0.00	0.00	79,233,058.63
3 Year Hybrid	25,520,478.16	627,659.46	1,068,903.89	25,063,714.30	0.00	0.00	52,280,755.81
5 Year Hybrid	637,074.65	0.00	191,250.00	5,635,191.19	0.00	0.00	6,463,515.84
Total:	$102,086,500.01	$14,087,068.47	$166,906,017.61	$91,905,714.33	$0.00	$0.00	$374,985,300.42

Original Prepayment Premium Term by Loan Type - Pool 2 Mortgage Loans (%)

Loan Type	Percentage of Mortgage Loans with No Premium	Percentage of Mortgage Loans with Premium Terms of 1-12 Months	Percentage of Mortgage Loans with Premium Terms of 13-24 Months	Percentage of Mortgage Loans with Premium Terms of 25-36 Months	Percentage of Mortgage Loans with Premium Terms of 37-48 Months	Percentage of Mortgage Loans with Premium Terms of 49-60 Months	Total
2 Year Hybrid	15.92%	2.61%	43.95%	0.72%	0.00%	0.00%	63.20%
Fixed Rate	4.33	0.98	0.22	15.60	0.00	0.00	21.13
3 Year Hybrid	6.81	0.17	0.29	6.68	0.00	0.00	13.94
5 Year Hybrid	0.17	0.00	0.05	1.50	0.00	0.00	1.72
Total:	27.22%	3.76%	44.51%	24.51%	0.00%	0.00%	100.00%

S-A-33

Prepayment Premium Description - Pool 2 Mortgage Loans

Prepayment Premium Description	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Original Balance	815	$208,500,448.89	55.60%	7.851%	84.04%	623	77.47%	52.11%
None	409	102,086,500.01	27.22	8.823	84.10	625	81.30	52.96
6 Mo. Interest on Amount Prepaid in Excess of 20% of the Unpaid Principal Balance	135	38,932,011.78	10.38	7.654	47.95	642	81.55	72.23
2% of Unpaid Principal Balance	60	12,466,644.64	3.32	7.958	63.21	633	80.48	60.67
2 Mo. Interest on Amount Prepaid in Excess of 33% of the Original Balance	20	4,803,212.88	1.28	7.367	69.04	641	71.16	74.54
Other	54	8,196,482.22	2.19	8.572	58.64	625	78.93	49.53
Total:	1,493	$374,985,300.42	100.00%	8.108%	78.87%	626	78.99%	54.94%

Gross Margins of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 3.001	1	$421,661.70	0.14%	4.875%	100.00%	698	74.19%	100.00%
3.001 to 3.500	5	615,821.07	0.21	8.498	100.00	741	95.74	30.54
3.501 to 4.000	2	441,344.05	0.15	9.567	100.00	572	85.00	0.00
4.001 to 4.500	3	647,049.84	0.22	6.910	100.00	636	82.00	89.98
4.501 to 5.000	225	63,179,588.15	21.36	8.648	100.00	627	87.46	45.10
5.001 to 5.500	110	32,416,555.67	10.96	8.844	100.00	635	87.14	41.82
5.501 to 6.000	285	69,380,361.57	23.46	8.199	100.00	606	76.51	62.98
6.001 to 6.500	316	84,270,342.00	28.49	7.780	100.00	634	77.17	50.52
6.501 to 7.000	92	20,739,044.06	7.01	8.562	100.00	614	74.24	49.15
7.001 to 7.500	56	11,751,517.78	3.97	8.542	100.00	616	80.37	35.94
7.501 to 8.000	45	11,327,458.94	3.83	9.075	100.00	612	80.01	27.18
8.001 to 8.500	1	432,298.27	0.15	8.050	100.00	681	80.00	0.00
8.501 to 9.000	1	129,198.69	0.04	8.750	100.00	515	70.00	100.00
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 2 is approximately 5.907%.

S-A-34

Maximum Rates of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
10.501 to 11.000	1	$421,661.70	0.14%	4.875%	100.00%	698	74.19%	100.00%
11.501 to 12.000	6	1,377,671.72	0.47	5.929	100.00	718	71.57	81.54
12.001 to 12.500	19	7,235,175.28	2.45	6.363	100.00	660	72.89	56.28
12.501 to 13.000	67	20,992,166.51	7.10	6.734	100.00	658	77.31	63.70
13.001 to 13.500	83	25,368,581.52	8.58	7.186	100.00	650	77.88	48.98
13.501 to 14.000	113	31,457,351.21	10.64	7.321	100.00	635	75.83	58.86
14.001 to 14.500	145	37,985,232.03	12.84	7.756	100.00	627	78.07	55.48
14.501 to 15.000	180	50,079,262.45	16.93	8.213	100.00	616	78.95	47.98
15.001 to 15.500	119	30,008,607.33	10.15	8.545	100.00	613	80.23	54.68
15.501 to 16.000	140	30,960,386.66	10.47	8.939	100.00	598	78.60	46.06
16.001 to 16.500	88	20,718,947.17	7.01	9.364	100.00	609	84.87	46.82
16.501 to 17.000	62	12,802,567.02	4.33	9.828	100.00	606	89.08	46.76
17.001 to 17.500	44	8,147,915.80	2.75	10.288	100.00	594	87.48	43.23
17.501 to 18.000	33	7,431,421.99	2.51	10.790	100.00	617	95.72	14.69
18.001 to 18.500	17	4,317,288.31	1.46	11.227	100.00	618	97.07	7.06
18.501 to 19.000	19	4,907,312.53	1.66	11.821	100.00	617	97.74	10.63
19.001 to 19.500	5	1,481,206.71	0.50	12.463	100.00	617	100.00	16.88
Greater than 19.500	1	59,485.85	0.02	12.825	100.00	572	85.00	100.00
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 14.908%.

S-A-35

Minimum Rates of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
Less than 5.501	30	$6,344,757.80	2.15%	8.004%	100.00%	637	79.32%	48.99%
5.501 to 6.000	32	7,149,619.07	2.42	7.735	100.00	620	80.08	66.72
6.001 to 6.500	69	19,056,367.59	6.44	7.158	100.00	657	79.48	62.73
6.501 to 7.000	126	36,408,705.93	12.31	6.984	100.00	640	75.04	62.02
7.001 to 7.500	135	41,141,199.23	13.91	7.394	100.00	637	78.22	51.79
7.501 to 8.000	151	43,674,092.82	14.77	7.823	100.00	623	78.31	59.22
8.001 to 8.500	138	35,589,075.85	12.03	8.272	100.00	621	78.40	48.27
8.501 to 9.000	159	39,816,938.12	13.46	8.785	100.00	604	77.67	39.72
9.001 to 9.500	99	23,525,441.09	7.95	9.253	100.00	613	84.98	46.40
9.501 to 10.000	76	15,141,994.43	5.12	9.783	100.00	601	86.98	46.61
10.001 to 10.500	47	8,865,235.84	3.00	10.252	100.00	598	87.34	39.63
10.501 to 11.000	36	7,866,367.02	2.66	10.796	100.00	616	95.85	19.41
11.001 to 11.500	19	4,724,441.91	1.60	11.251	100.00	613	96.48	15.07
11.501 to 12.000	18	4,575,335.67	1.55	11.762	100.00	617	99.03	4.15
12.001 to 12.500	4	1,231,206.71	0.42	12.328	100.00	615	100.00	0.00
12.501 to 13.000	2	391,462.71	0.13	12.655	100.00	608	80.76	100.00
13.001 to 13.500	1	250,000.00	0.08	13.125	100.00	629	100.00	100.00
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 2 is approximately 8.114%.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1 to 12	3	$833,734.23	0.28%	6.365%	100.00%	652	78.22%	100.00%
13 to 24	920	236,200,159.36	79.86	8.329	100.00	619	79.92	51.93
25 to 36	197	52,254,832.36	17.67	8.414	100.00	639	82.86	37.31
Greater than 36	22	6,463,515.84	2.19	7.218	100.00	657	78.08	64.16
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

S-A-36

Initial Cap of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Initial Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
2.000	18	$4,980,604.10	1.68%	7.175%	100.00%	684	82.03%	58.30%
3.000	1,124	290,771,637.69	98.32	8.333	100.00	622	80.37	49.60
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 2.983%.

Periodic Cap of the Adjustable Rate Mortgage Loans - Pool 2 Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance	Weighted Average Gross Coupon	Adjustable Rate Mortgage Loan Percentage	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Full Documentation
1.000	1,134	$293,713,714.01	99.31%	8.321%	100.00%	623	80.36%	49.51%
2.000	8	2,038,527.78	0.69	7.330	100.00	683	85.06	84.41
Total:	1,142	$295,752,241.79	100.00%	8.314%	100.00%	623	80.39%	49.75%

The weighted average Initial Cap for Adjustable Rate Mortgage Loans in Pool 2 is approximately 1.007%

S-A-37

Annex B-1
Assumed Mortgage Loan Characteristics

S-B-1-1

Assumed Mortgage Loan Characteristics of Pool 1

Mortgage Loan Type*	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Amortization Term (months)	Original Term to Maturity (months)	Original Amortization Term (months)	Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Cap (%)	Periodic Cap (%)	Rate Adjustment Frequency (months)	Original Interest-Only Term (months)
Fixed Rate	1,839,201.91	7.08300	6.58300	176	176	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
Balloon (Fixed Rate)	202,022.10	8.67105	8.17105	172	352	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
Fixed Rate	356,216.44	7.72367	7.22367	237	237	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2/1 Twelve-Month LIBOR (ARM)	807,819.92	8.64381	8.14381	355	355	360	360	12/01/2008	15.060	3.989	3.989	2.000	2.000	12	0
Balloon LIBOR (ARM)	79,418,857.85	8.08581	7.58581	358	478	360	480	03/01/2009	14.968	8.086	5.812	3.000	1.000	6	0
Balloon LIBOR (ARM)	19,037,883.89	7.85635	7.35635	357	597	360	600	02/01/2009	14.697	7.863	5.526	3.000	1.000	6	0
2/28 LIBOR (ARM)	112,382,570.17	8.62047	8.12047	357	357	360	360	01/01/2009	15.296	7.976	5.768	3.000	1.000	6	0
IO - 2/28 LIBOR (ARM)	62,592,500.59	7.77118	7.27118	357	357	360	360	02/01/2009	14.661	7.772	5.455	2.990	1.000	6	60
2/38 LIBOR (ARM)	1,618,535.68	8.29056	7.79056	476	476	480	480	01/01/2009	14.291	8.291	5.622	3.000	1.000	6	0
Fixed Rate	63,572,548.57	7.82912	7.32912	357	357	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
Balloon (Fixed Rate)	18,650,088.11	7.93674	7.43674	357	477	360	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
Balloon (Fixed Rate)	8,923,113.10	7.11370	6.61370	357	597	360	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
3/1 Twelve-Month LIBOR (ARM)	456,245.45	8.94303	8.44303	355	355	360	360	12/01/2009	14.943	3.584	3.584	2.000	2.000	12	0
Balloon LIBOR (ARM)	13,316,081.22	8.25546	7.75546	357	477	360	480	01/01/2010	14.970	8.255	5.591	3.000	1.000	6	0
Balloon LIBOR (ARM)	5,867,780.99	7.84019	7.34019	357	597	360	600	01/01/2010	14.668	7.840	5.288	3.000	1.000	6	0
3/27 LIBOR (ARM)	31,339,093.60	8.61086	8.11086	357	357	360	360	01/01/2010	15.388	8.439	5.563	3.000	1.000	6	0
IO - 3/27 LIBOR (ARM)	18,796,878.41	7.67721	7.17721	357	357	360	360	01/01/2010	14.602	7.677	5.355	2.918	1.000	6	60
3/37 LIBOR (ARM)	798,063.37	8.02579	7.52579	476	476	480	480	01/01/2010	14.026	8.026	5.926	3.000	1.000	6	0
5/1 CMT (ARM)	119,775.81	8.40000	7.90000	357	357	360	360	02/01/2012	14.400	8.400	5.750	2.000	2.000	12	0
Balloon LIBOR (ARM)	599,856.79	8.62500	8.12500	359	479	360	480	04/01/2012	14.625	8.625	5.750	3.000	1.000	6	0
Balloon LIBOR (ARM)	188,366.66	7.12500	6.62500	356	596	360	600	01/01/2012	13.125	7.125	6.250	3.000	1.000	6	0
5/25 LIBOR (ARM)	2,066,123.56	7.07823	6.57823	357	357	360	360	02/01/2012	14.078	7.078	5.230	3.000	1.000	6	0
IO - 5/25 LIBOR (ARM)	793,325.22	10.39293	9.89293	359	359	360	360	03/01/2012	16.393	10.393	5.630	3.000	1.000	6	60
IO - 5/25 LIBOR (ARM)	4,484,528.46	6.56512	6.06512	357	357	360	360	02/01/2012	13.565	6.565	4.976	3.000	1.000	6	120
5/35 LIBOR (ARM)	120,364.24	7.87500	7.37500	479	479	480	480	04/01/2012	13.875	7.875	5.250	3.000	1.000	6	0

*References to the LIBOR index refer to the Six-Month LIBOR index unless otherwise specified.

S-B-1-2

Assumed Mortgage Loan Characteristics of Pool 2

Mortgage Loan Type*	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Amortization Term (months)	Original Term to Maturity (months)	Original Amortization Term (months)	Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Cap (%)	Periodic Cap (%)	Rate Adjustment Frequency (months)	Original Interest-Only Term (months)
Fixed Rate	1,996,007.21	7.91577	7.41577	178	178	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
Balloon (Fixed Rate)	127,280.94	8.75000	8.25000	174	354	180	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
Fixed Rate	1,025,439.75	6.52749	6.02749	236	236	240	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2/1 Twelve-Month LIBOR (ARM)	173,225.01	8.96856	8.46856	355	355	360	360	12/01/2008	14.969	3.624	3.624	2.000	2.000	12	0
Balloon LIBOR (ARM)	73,886,502.11	8.24410	7.74410	358	478	360	480	02/01/2009	14.947	8.245	6.147	3.000	1.000	6	0
Balloon LIBOR (ARM)	33,069,817.83	7.79839	7.29839	357	597	360	600	01/01/2009	14.276	7.801	6.021	3.000	1.000	6	0
2/28 LIBOR (ARM)	74,293,895.82	8.67347	8.17347	357	357	360	360	01/01/2009	15.194	7.985	5.962	2.999	1.001	6	0
IO - 2/28 LIBOR (ARM)	54,159,837.78	8.27321	7.77321	357	357	360	360	02/01/2009	15.029	8.252	5.507	2.975	1.000	6	60
2/38 LIBOR (ARM)	1,424,691.59	7.91583	7.41583	476	476	480	480	01/01/2009	13.916	7.916	5.599	3.000	1.000	6	0
Fixed Rate	46,794,075.81	7.38851	6.88851	356	356	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
IO - Fixed Rate	10,300,199.17	7.05412	6.55412	356	356	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
Balloon (Fixed Rate)	13,643,953.83	7.37327	6.87327	357	477	360	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
Balloon (Fixed Rate)	5,346,101.92	7.28931	6.78931	357	597	360	600	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
3/1 Twelve-Month LIBOR (ARM)	332,699.29	8.90493	8.40493	354	354	360	360	11/01/2009	14.905	3.250	3.250	2.000	2.000	12	0
Balloon LIBOR (ARM)	12,383,246.87	8.25112	7.75112	356	476	360	480	01/01/2010	14.713	8.257	6.063	3.000	1.000	6	0
Balloon LIBOR (ARM)	7,644,298.41	7.32483	6.82483	356	596	360	600	12/01/2009	13.508	7.330	6.075	3.000	1.000	6	0
3/27 LIBOR (ARM)	20,604,500.96	8.82041	8.32041	356	356	360	360	12/01/2009	15.327	8.619	5.818	3.000	1.000	6	0
IO - 3/27 LIBOR (ARM)	10,560,272.98	8.55790	8.05790	356	356	360	360	01/01/2010	15.375	8.530	5.610	2.851	1.000	6	60
3/37 LIBOR (ARM)	755,737.30	8.80967	8.30967	478	478	480	480	02/01/2010	14.810	8.810	5.593	3.000	1.000	6	0
IO - 5/1 Twelve-Month LIBOR (ARM)	479,920.00	6.90000	6.40000	356	356	360	360	01/01/2012	12.900	6.900	5.800	2.000	2.000	12	60
IO - 5/1 CMT (ARM)	1,000,000.00	6.55000	6.05000	355	355	360	360	12/01/2011	12.550	6.550	6.050	2.000	2.000	12	60
Balloon LIBOR (ARM)	1,394,228.17	7.86301	7.36301	356	476	360	480	12/01/2011	13.863	7.863	6.350	3.000	1.000	6	0
Balloon LIBOR (ARM)	970,158.42	6.93501	6.43501	356	596	360	600	01/01/2012	12.935	7.033	6.330	3.000	1.000	6	0
5/25 LIBOR (ARM)	1,000,679.25	8.21117	7.71117	359	359	360	360	03/01/2012	14.797	8.211	5.882	3.000	1.000	6	0
IO - 5/25 LIBOR (ARM)	1,618,530.00	6.72346	6.22346	359	359	360	360	03/01/2012	13.723	6.723	5.097	3.000	1.000	6	120

*References to the LIBOR index refer to the Six-Month LIBOR index unless otherwise specified.

S-B-1-3

Annex B-2

Principal Amount Decrement Tables

S-B-2-1

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 1-A1 Certificates at the Following Percentages of CPR:					Class 1-A2 Certificates at the Following Percentages of CPR:					Class 1-A3 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2008	99	67	35	3	0	100	100	100	100	0	100	100	100	100	69
May 25, 2009	98	39	0	0	0	100	100	43	0	0	100	100	100	12	0
May 25, 2010	97	16	0	0	0	100	100	0	0	0	100	100	34	0	0
May 25, 2011	96	0	0	0	0	100	76	0	0	0	100	100	34	0	0
May 25, 2012	95	0	0	0	0	100	13	0	0	0	100	100	17	0	0
May 25, 2013	93	0	0	0	0	100	0	0	0	0	100	84	*	0	0
May 25, 2014	92	0	0	0	0	100	0	0	0	0	100	65	0	0	0
May 25, 2015	90	0	0	0	0	100	0	0	0	0	100	48	0	0	0
May 25, 2016	88	0	0	0	0	100	0	0	0	0	100	35	0	0	0
May 25, 2017	85	0	0	0	0	100	0	0	0	0	100	23	0	0	0
May 25, 2018	83	0	0	0	0	100	0	0	0	0	100	13	0	0	0
May 25, 2019	80	0	0	0	0	100	0	0	0	0	100	5	0	0	0
May 25, 2020	77	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2021	74	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2022	70	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2023	66	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2024	61	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2025	56	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2026	51	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2027	45	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2028	38	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2029	30	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2030	22	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2031	13	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2032	3	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2033	0	0	0	0	0	49	0	0	0	0	100	0	0	0	0
May 25, 2034	0	0	0	0	0	3	0	0	0	0	100	0	0	0	0
May 25, 2035	0	0	0	0	0	0	0	0	0	0	80	0	0	0	0
May 25, 2036	0	0	0	0	0	0	0	0	0	0	55	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2038	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2039	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2040	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2041	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2042	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2043	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2044	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2047	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	17.52	1.72	0.81	0.50	0.34	26.08	4.43	2.00	1.21	0.80	28.94	8.26	3.44	1.71	1.13
With Optional Termination	17.52	1.72	0.81	0.50	0.34	26.08	4.43	2.00	1.21	0.80	28.94	8.26	3.44	1.71	1.13

* Indicates a value greater than 0.0% and less than 0.5%.

S-B-2-2

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 1-A4 Certificates at the Following Percentages of CPR:					Class 2-A1 Certificates at the Following Percentages of CPR:					Class 2-A2 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	99	67	35	3	0	100	100	100	100	0
May 25, 2009	100	100	100	100	0	98	39	0	0	0	100	100	43	0	0
May 25, 2010	100	100	100	0	0	97	16	0	0	0	100	100	0	0	0
May 25, 2011	100	100	100	0	0	96	0	0	0	0	100	77	0	0	0
May 25, 2012	100	100	100	0	0	95	0	0	0	0	100	14	0	0	0
May 25, 2013	100	100	100	0	0	94	0	0	0	0	100	0	0	0	0
May 25, 2014	100	100	69	0	0	92	0	0	0	0	100	0	0	0	0
May 25, 2015	100	100	48	0	0	90	0	0	0	0	100	0	0	0	0
May 25, 2016	100	100	33	0	0	88	0	0	0	0	100	0	0	0	0
May 25, 2017	100	100	23	0	0	86	0	0	0	0	100	0	0	0	0
May 25, 2018	100	100	16	0	0	84	0	0	0	0	100	0	0	0	0
May 25, 2019	100	100	11	0	0	81	0	0	0	0	100	0	0	0	0
May 25, 2020	100	95	5	0	0	78	0	0	0	0	100	0	0	0	0
May 25, 2021	100	79	1	0	0	75	0	0	0	0	100	0	0	0	0
May 25, 2022	100	66	0	0	0	71	0	0	0	0	100	0	0	0	0
May 25, 2023	100	54	0	0	0	68	0	0	0	0	100	0	0	0	0
May 25, 2024	100	45	0	0	0	63	0	0	0	0	100	0	0	0	0
May 25, 2025	100	37	0	0	0	59	0	0	0	0	100	0	0	0	0
May 25, 2026	100	31	0	0	0	54	0	0	0	0	100	0	0	0	0
May 25, 2027	100	25	0	0	0	48	0	0	0	0	100	0	0	0	0
May 25, 2028	100	20	0	0	0	42	0	0	0	0	100	0	0	0	0
May 25, 2029	100	16	0	0	0	35	0	0	0	0	100	0	0	0	0
May 25, 2030	100	13	0	0	0	27	0	0	0	0	100	0	0	0	0
May 25, 2031	100	10	0	0	0	19	0	0	0	0	100	0	0	0	0
May 25, 2032	100	7	0	0	0	10	0	0	0	0	100	0	0	0	0
May 25, 2033	100	3	0	0	0	0	0	0	0	0	96	0	0	0	0
May 25, 2034	100	*	0	0	0	0	0	0	0	0	54	0	0	0	0
May 25, 2035	100	0	0	0	0	0	0	0	0	0	11	0	0	0	0
May 25, 2036	100	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2038	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2039	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2040	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2041	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2042	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2043	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2044	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2047	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	29.82	17.55	8.57	2.35	1.55	18.04	1.72	0.81	0.50	0.34	27.10	4.44	2.00	1.21	0.80
With Optional Termination	29.82	13.51	6.45	2.35	1.55	18.04	1.72	0.81	0.50	0.34	27.10	4.44	2.00	1.21	0.80

* Indicates a value greater than 0.0% and less than 0.5%.

S-B-2-3

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 2-A3 Certificates at the Following Percentages of CPR:					Class 2-A4 Certificates at the Following Percentages of CPR:					Class 1-M1 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	69	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	12	0	100	100	100	100	0	100	100	100	100	69
May 25, 2010	100	100	34	0	0	100	100	100	0	0	100	100	100	93	69
May 25, 2011	100	100	34	0	0	100	100	100	0	0	100	100	69	93	34
May 25, 2012	100	100	17	0	0	100	100	100	0	0	100	87	33	67	10
May 25, 2013	100	84	*	0	0	100	100	100	0	0	100	73	23	37	0
May 25, 2014	100	65	0	0	0	100	100	70	0	0	100	62	16	20	0
May 25, 2015	100	49	0	0	0	100	100	48	0	0	100	52	11	6	0
May 25, 2016	100	35	0	0	0	100	100	34	0	0	100	44	8	0	0
May 25, 2017	100	23	0	0	0	100	100	23	0	0	100	37	5	0	0
May 25, 2018	100	14	0	0	0	100	100	16	0	0	100	31	4	0	0
May 25, 2019	100	5	0	0	0	100	100	11	0	0	100	26	1	0	0
May 25, 2020	100	0	0	0	0	100	95	6	0	0	100	22	0	0	0
May 25, 2021	100	0	0	0	0	100	80	2	0	0	100	18	0	0	0
May 25, 2022	100	0	0	0	0	100	66	0	0	0	100	15	0	0	0
May 25, 2023	100	0	0	0	0	100	55	0	0	0	100	13	0	0	0
May 25, 2024	100	0	0	0	0	100	46	0	0	0	100	10	0	0	0
May 25, 2025	100	0	0	0	0	100	38	0	0	0	100	9	0	0	0
May 25, 2026	100	0	0	0	0	100	32	0	0	0	100	7	0	0	0
May 25, 2027	100	0	0	0	0	100	26	0	0	0	100	6	0	0	0
May 25, 2028	100	0	0	0	0	100	21	0	0	0	100	5	0	0	0
May 25, 2029	100	0	0	0	0	100	17	0	0	0	100	4	0	0	0
May 25, 2030	100	0	0	0	0	100	14	0	0	0	100	3	0	0	0
May 25, 2031	100	0	0	0	0	100	11	0	0	0	100	1	0	0	0
May 25, 2032	100	0	0	0	0	100	8	0	0	0	100	0	0	0	0
May 25, 2033	100	0	0	0	0	100	4	0	0	0	100	0	0	0	0
May 25, 2034	100	0	0	0	0	100	1	0	0	0	90	0	0	0	0
May 25, 2035	100	0	0	0	0	100	0	0	0	0	77	0	0	0	0
May 25, 2036	83	0	0	0	0	100	0	0	0	0	62	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2038	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2039	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2040	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2041	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2042	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2043	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2044	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2047	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	29.49	8.28	3.44	1.71	1.13	29.82	17.69	8.59	2.35	1.55	28.94	9.74	5.24	5.70	3.43
With Optional Termination	29.49	8.28	3.44	1.71	1.13	29.82	13.51	6.45	2.35	1.55	28.94	8.85	4.78	3.80	2.37

* Indicates a value greater than 0.0% and less than 0.5%.

S-B-2-4

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 2-M1 Certificates at the Following Percentages of CPR:					Class 1-M2 Certificates at the Following Percentages of CPR:					Class 2-M2 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	69	100	100	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	93	69	100	100	100	100	38	100	100	100	100	38
May 25, 2011	100	100	69	93	34	100	100	47	64	5	100	100	47	64	5
May 25, 2012	100	87	33	67	10	100	87	33	10	0	100	87	33	10	0
May 25, 2013	100	73	23	37	0	100	73	23	5	0	100	73	23	5	0
May 25, 2014	100	62	16	20	0	100	62	16	0	0	100	62	16	0	0
May 25, 2015	100	52	11	6	0	100	52	11	0	0	100	52	11	0	0
May 25, 2016	100	44	8	0	0	100	44	8	0	0	100	44	8	0	0
May 25, 2017	100	37	5	0	0	100	37	5	0	0	100	37	5	0	0
May 25, 2018	100	31	4	0	0	100	31	3	0	0	100	31	3	0	0
May 25, 2019	100	26	1	0	0	100	26	0	0	0	100	26	0	0	0
May 25, 2020	100	22	0	0	0	100	22	0	0	0	100	22	0	0	0
May 25, 2021	100	18	0	0	0	100	18	0	0	0	100	18	0	0	0
May 25, 2022	100	15	0	0	0	100	15	0	0	0	100	15	0	0	0
May 25, 2023	100	12	0	0	0	100	13	0	0	0	100	13	0	0	0
May 25, 2024	100	10	0	0	0	100	10	0	0	0	100	10	0	0	0
May 25, 2025	100	9	0	0	0	100	9	0	0	0	100	9	0	0	0
May 25, 2026	100	7	0	0	0	100	7	0	0	0	100	7	0	0	0
May 25, 2027	100	6	0	0	0	100	6	0	0	0	100	6	0	0	0
May 25, 2028	100	5	0	0	0	100	5	0	0	0	100	5	0	0	0
May 25, 2029	100	4	0	0	0	100	4	0	0	0	100	4	0	0	0
May 25, 2030	100	3	0	0	0	100	*	0	0	0	100	*	0	0	0
May 25, 2031	100	*	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2032	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2033	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2034	91	0	0	0	0	90	0	0	0	0	91	0	0	0	0
May 25, 2035	79	0	0	0	0	77	0	0	0	0	79	0	0	0	0
May 25, 2036	65	0	0	0	0	62	0	0	0	0	65	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2038	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2039	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2040	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2041	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2042	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2043	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2044	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2047	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	29.00	9.74	5.23	5.69	3.42	28.94	9.71	5.05	4.32	3.03	29.00	9.71	5.05	4.32	3.03
With Optional Termination	29.00	8.85	4.78	3.80	2.37	28.94	8.85	4.61	3.89	2.65	29.00	8.85	4.61	3.89	2.65

* Indicates a value greater than 0.0% and less than 0.5%.

S-B-2-5

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 1-M3 Certificates at the Following Percentages of CPR:					Class 2-M3 Certificates at the Following Percentages of CPR:					Class 1-M4 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	13	100	100	100	100	13	100	100	100	100	13
May 25, 2011	100	100	47	18	5	100	100	47	18	5	100	100	47	18	5
May 25, 2012	100	87	33	10	0	100	87	33	10	0	100	87	33	10	0
May 25, 2013	100	73	23	5	0	100	73	23	5	0	100	73	23	5	0
May 25, 2014	100	62	16	0	0	100	62	16	0	0	100	62	16	0	0
May 25, 2015	100	52	11	0	0	100	52	11	0	0	100	52	11	0	0
May 25, 2016	100	44	8	0	0	100	44	8	0	0	100	44	8	0	0
May 25, 2017	100	37	5	0	0	100	37	5	0	0	100	37	5	0	0
May 25, 2018	100	31	0	0	0	100	31	0	0	0	100	31	0	0	0
May 25, 2019	100	26	0	0	0	100	26	0	0	0	100	26	0	0	0
May 25, 2020	100	22	0	0	0	100	22	0	0	0	100	22	0	0	0
May 25, 2021	100	18	0	0	0	100	18	0	0	0	100	18	0	0	0
May 25, 2022	100	15	0	0	0	100	15	0	0	0	100	15	0	0	0
May 25, 2023	100	13	0	0	0	100	13	0	0	0	100	13	0	0	0
May 25, 2024	100	10	0	0	0	100	10	0	0	0	100	10	0	0	0
May 25, 2025	100	9	0	0	0	100	9	0	0	0	100	9	0	0	0
May 25, 2026	100	7	0	0	0	100	7	0	0	0	100	7	0	0	0
May 25, 2027	100	6	0	0	0	100	6	0	0	0	100	6	0	0	0
May 25, 2028	100	5	0	0	0	100	5	0	0	0	100	3	0	0	0
May 25, 2029	100	1	0	0	0	100	1	0	0	0	100	0	0	0	0
May 25, 2030	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2031	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2032	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2033	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2034	90	0	0	0	0	91	0	0	0	0	90	0	0	0	0
May 25, 2035	77	0	0	0	0	79	0	0	0	0	77	0	0	0	0
May 25, 2036	62	0	0	0	0	65	0	0	0	0	62	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2038	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2039	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2040	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2041	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2042	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2043	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2044	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2047	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	28.94	9.68	4.96	3.94	2.71	29.00	9.68	4.96	3.93	2.71	28.94	9.65	4.91	3.75	2.56
With Optional Termination	28.94	8.85	4.55	3.68	2.56	29.00	8.85	4.55	3.68	2.56	28.94	8.85	4.51	3.51	2.42

S-B-2-6

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 2-M4 Certificates at the Following Percentages of CPR:					Class 1-M5 Certificates at the Following Percentages of CPR:					Class 2-M5 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	13	100	100	100	100	13	100	100	100	100	13
May 25, 2011	100	100	47	18	5	100	100	47	18	0	100	100	47	18	0
May 25, 2012	100	87	33	10	0	100	87	33	10	0	100	87	33	10	0
May 25, 2013	100	73	23	5	0	100	73	23	2	0	100	73	23	2	0
May 25, 2014	100	62	16	0	0	100	62	16	0	0	100	62	16	0	0
May 25, 2015	100	52	11	0	0	100	52	11	0	0	100	52	11	0	0
May 25, 2016	100	44	8	0	0	100	44	8	0	0	100	44	8	0	0
May 25, 2017	100	37	5	0	0	100	37	1	0	0	100	37	1	0	0
May 25, 2018	100	31	0	0	0	100	31	0	0	0	100	31	0	0	0
May 25, 2019	100	26	0	0	0	100	26	0	0	0	100	26	0	0	0
May 25, 2020	100	22	0	0	0	100	22	0	0	0	100	22	0	0	0
May 25, 2021	100	18	0	0	0	100	18	0	0	0	100	18	0	0	0
May 25, 2022	100	15	0	0	0	100	15	0	0	0	100	15	0	0	0
May 25, 2023	100	12	0	0	0	100	13	0	0	0	100	12	0	0	0
May 25, 2024	100	10	0	0	0	100	10	0	0	0	100	10	0	0	0
May 25, 2025	100	9	0	0	0	100	9	0	0	0	100	9	0	0	0
May 25, 2026	100	7	0	0	0	100	7	0	0	0	100	7	0	0	0
May 25, 2027	100	6	0	0	0	100	4	0	0	0	100	4	0	0	0
May 25, 2028	100	3	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2029	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2030	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2031	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2032	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2033	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2034	91	0	0	0	0	90	0	0	0	0	91	0	0	0	0
May 25, 2035	79	0	0	0	0	77	0	0	0	0	79	0	0	0	0
May 25, 2036	65	0	0	0	0	62	0	0	0	0	65	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2038	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2039	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2040	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2041	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2042	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2043	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2044	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2047	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	29.00	9.64	4.90	3.75	2.56	28.94	9.61	4.85	3.61	2.44	29.00	9.60	4.85	3.60	2.44
With Optional Termination	29.00	8.85	4.51	3.51	2.42	28.94	8.85	4.47	3.38	2.31	29.00	8.85	4.47	3.38	2.31

S-B-2-7

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M6 Certificates at the Following Percentages of CPR:					Class M7 Certificates at the Following Percentages of CPR:					Class M8 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	49
May 25, 2010	100	100	100	100	13	100	100	100	55	13	100	100	100	33	13
May 25, 2011	100	100	47	18	0	100	100	47	18	0	100	100	47	18	0
May 25, 2012	100	87	33	10	0	100	87	33	10	0	100	87	33	10	0
May 25, 2013	100	73	23	0	0	100	73	23	0	0	100	73	23	0	0
May 25, 2014	100	62	16	0	0	100	62	16	0	0	100	62	16	0	0
May 25, 2015	100	52	11	0	0	100	52	11	0	0	100	52	11	0	0
May 25, 2016	100	44	8	0	0	100	44	5	0	0	100	44	0	0	0
May 25, 2017	100	37	0	0	0	100	37	0	0	0	100	37	0	0	0
May 25, 2018	100	31	0	0	0	100	31	0	0	0	100	31	0	0	0
May 25, 2019	100	26	0	0	0	100	26	0	0	0	100	26	0	0	0
May 25, 2020	100	22	0	0	0	100	22	0	0	0	100	22	0	0	0
May 25, 2021	100	18	0	0	0	100	18	0	0	0	100	18	0	0	0
May 25, 2022	100	15	0	0	0	100	15	0	0	0	100	15	0	0	0
May 25, 2023	100	13	0	0	0	100	13	0	0	0	100	13	0	0	0
May 25, 2024	100	10	0	0	0	100	10	0	0	0	100	10	0	0	0
May 25, 2025	100	9	0	0	0	100	9	0	0	0	100	4	0	0	0
May 25, 2026	100	7	0	0	0	100	2	0	0	0	100	0	0	0	0
May 25, 2027	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2028	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2029	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2030	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2031	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2032	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2033	100	0	0	0	0	100	0	0	0	0	100	0	0	0	0
May 25, 2034	90	0	0	0	0	90	0	0	0	0	90	0	0	0	0
May 25, 2035	78	0	0	0	0	78	0	0	0	0	78	0	0	0	0
May 25, 2036	64	0	0	0	0	64	0	0	0	0	64	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2038	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2039	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2040	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2041	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2042	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2043	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2044	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2045	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 25, 2047	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	28.97	9.56	4.81	3.51	2.38	28.96	9.51	4.76	3.44	2.32	28.96	9.45	4.73	3.37	2.26
With Optional Termination	28.97	8.85	4.46	3.29	2.26	28.96	8.85	4.44	3.24	2.21	28.96	8.85	4.43	3.19	2.16

S-B-2-8

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M9 Certificates at the Following Percentages of CPR:
	0%	15%	30%	45%	60%
Initial Percentage	100	100	100	100	100
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	32
May 25, 2010	100	100	100	33	13
May 25, 2011	100	100	47	18	0
May 25, 2012	100	87	33	3	0
May 25, 2013	100	73	23	0	0
May 25, 2014	100	62	16	0	0
May 25, 2015	100	52	8	0	0
May 25, 2016	100	44	0	0	0
May 25, 2017	100	37	0	0	0
May 25, 2018	100	31	0	0	0
May 25, 2019	100	26	0	0	0
May 25, 2020	100	22	0	0	0
May 25, 2021	100	18	0	0	0
May 25, 2022	100	15	0	0	0
May 25, 2023	100	13	0	0	0
May 25, 2024	100	5	0	0	0
May 25, 2025	100	0	0	0	0
May 25, 2026	100	0	0	0	0
May 25, 2027	100	0	0	0	0
May 25, 2028	100	0	0	0	0
May 25, 2029	100	0	0	0	0
May 25, 2030	100	0	0	0	0
May 25, 2031	100	0	0	0	0
May 25, 2032	100	0	0	0	0
May 25, 2033	100	0	0	0	0
May 25, 2034	90	0	0	0	0
May 25, 2035	78	0	0	0	0
May 25, 2036	64	0	0	0	0
May 25, 2037	0	0	0	0	0
May 25, 2038	0	0	0	0	0
May 25, 2039	0	0	0	0	0
May 25, 2040	0	0	0	0	0
May 25, 2041	0	0	0	0	0
May 25, 2042	0	0	0	0	0
May 25, 2043	0	0	0	0	0
May 25, 2044	0	0	0	0	0
May 25, 2045	0	0	0	0	0
May 25, 2046	0	0	0	0	0
May 25, 2047	0	0	0	0	0

Weighted Average Life in Years: Without Optional Termination	28.96	9.35	4.65	3.30	2.23
With Optional Termination	28.96	8.85	4.40	3.15	2.15

S-B-2-9

Annex C-1
Swap Agreement Scheduled Notional Amounts and Rates of Payment

Distribution Date occurring in:	Scheduled Notional Amount ($):	Rate of Payment (%):

June 2007	0.00	0.00
July 2007	787,571,000.00	5.44
August 2007	763,721,000.00	5.43
September 2007	740,576,000.00	5.41
October 2007	718,116,000.00	5.38
November 2007	696,323,000.00	5.36
December 2007	675,173,000.00	5.33
January 2008	654,651,000.00	5.29
February 2008	634,737,000.00	5.25
March 2008	615,413,000.00	5.22
April 2008	596,661,000.00	5.17
May 2008	578,463,000.00	5.14
June 2008	559,510,000.00	5.10
July 2008	540,761,000.00	5.07
August 2008	518,996,000.00	5.05
September 2008	497,483,000.00	5.03
October 2008	476,134,000.00	5.02
November 2008	455,199,000.00	5.01
December 2008	434,510,000.00	5.00
January 2009	414,239,000.00	5.00
February 2009	394,295,000.00	4.99
March 2009	374,766,000.00	4.98
April 2009	355,735,000.00	4.98
May 2009	337,198,000.00	4.98
June 2009	273,153,000.00	4.98
July 2009	238,728,000.00	4.97
August 2009	208,691,000.00	4.98
September 2009	185,853,000.00	4.99
October 2009	167,979,000.00	5.00
November 2009	153,828,000.00	5.01
December 2009	142,492,000.00	5.02
January 2010	133,224,000.00	5.03
February 2010	125,695,000.00	5.04
March 2010	119,488,000.00	5.05
April 2010	113,613,000.00	5.06
May 2010	108,070,000.00	5.07
June 2010	102,774,000.00	5.08
July 2010	97,726,000.00	5.10
August 2010	92,927,000.00	5.11
September 2010	88,376,000.00	5.12
October 2010	83,990,000.00	5.13
November 2010	79,935,000.00	5.14
December 2010	75,964,000.00	5.15
January 2011	72,240,000.00	5.15
February 2011	68,680,000.00	5.16
March 2011	65,289,000.00	5.17
April 2011	62,144,000.00	5.18
May 2011	59,082,000.00	5.18
June 2011	56,186,000.00	5.19
July 2011	53,373,000.00	5.20

S-C-1-1

Distribution Date occurring in:	Scheduled Notional Amount ($):	Rate of Payment (%):

August 2011	50,808,000.00	5.21
September 2011	48,326,000.00	5.22
October 2011	45,926,000.00	5.23
November 2011	43,690,000.00	5.23
December 2011	41,540,000.00	5.24
January 2012	39,471,000.00	5.25
February 2012	37,567,000.00	5.26
March 2012	35,665,000.00	5.26
April 2012	33,929,000.00	5.27
May 2012	32,273,000.00	5.28
June 2012	30,659,000.00	5.29
July 2012	29,144,000.00	5.29
August 2012	27,705,000.00	5.30
September 2012	26,337,000.00	5.31
October 2012	25,037,000.00	5.32
November 2012	23,798,000.00	5.33
December 2012	22,623,000.00	5.34
January 2013	21,506,000.00	5.34
February 2013	20,443,000.00	5.35
March 2013	19,434,000.00	5.36
April 2013	18,475,000.00	5.37
May 2013	17,561,000.00	5.37
June 2013 and thereafter	0.00	0.00

S-C-1-2

Annex C-2
Interest Rate Cap Agreement Scheduled Notional Amounts and Strike Rate

Distribution Date occurring in:	Scheduled Notional Amount ($):	Strike Rate (%):

June 2007	0.00	0.00
July 2007	0.00	0.00
August 2007	0.00	0.00
September 2007	0.00	0.00
October 2007	0.00	0.00
November 2007	0.00	0.00
December 2007	0.00	0.00
January 2008	0.00	0.00
February 2008	0.00	0.00
March 2008	0.00	0.00
April 2008	0.00	0.00
May 2008	0.00	0.00
June 2008	0.00	0.00
July 2008	680,000.00	6.50
August 2008	2,844,000.00	6.50
September 2008	5,110,000.00	6.50
October 2008	7,507,000.00	6.50
November 2008	9,924,000.00	6.50
December 2008	12,428,000.00	6.50
January 2009	14,939,000.00	6.50
February 2009	17,490,000.00	6.50
March 2009	20,052,000.00	6.50
April 2009	22,577,000.00	6.50
May 2009	25,057,000.00	6.50
June 2009	46,807,000.00	6.50
July 2009	56,269,000.00	6.50
August 2009	64,035,000.00	6.50
September 2009	68,921,000.00	6.50
October 2009	71,861,000.00	6.50
November 2009	73,373,000.00	6.50
December 2009	73,835,000.00	6.50
January 2010	73,553,000.00	6.50
February 2010	72,666,000.00	6.50
March 2010	71,345,000.00	6.50
April 2010	70,001,000.00	6.50
May 2010	68,631,000.00	6.50
June 2010	67,265,000.00	6.50
July 2010	65,902,000.00	6.50
August 2010	64,537,000.00	6.50
September 2010	63,168,000.00	6.50
October 2010	61,826,000.00	6.50
November 2010	60,439,000.00	6.50
December 2010	59,109,000.00	6.50
January 2011	57,764,000.00	6.50
February 2011	56,434,000.00	6.50
March 2011	55,119,000.00	6.50
April 2011	53,779,000.00	6.50
May 2011	52,485,000.00	6.50
June 2011	51,197,000.00	6.50
July 2011	49,948,000.00	6.50

S-C-2-1

Distribution Date occurring in:	Scheduled Notional Amount ($):	Strike Rate (%):

August 2011	48,666,000.00	6.50
September 2011	47,420,000.00	6.50
October 2011	46,208,000.00	6.50
November 2011	44,990,000.00	6.50
December 2011	43,802,000.00	6.50
January 2012	42,641,000.00	6.50
February 2012	41,471,000.00	6.50
March 2012	40,356,000.00	6.50
April 2012	39,223,000.00	6.50
May 2012	38,109,000.00	6.50
June 2012 and thereafter	0.00	0.00

S-C-2-2

Annex D
Aggregate Scheduled Principal Balance of Forty-Year Mortgage Loans

Distribution Date occurring in:	Aggregate Scheduled Principal Balance of the Mortgage Loans Having Forty-Year Original Terms to Maturity ($)*
June 2017	900,822.15
July 2017	888,378.24
August 2017	876,103.17
September 2017	863,994.64
October 2017	852,050.42
November 2017	840,268.28
December 2017	828,646.04
January 2018	817,181.54
February 2018	805,872.66
March 2018	794,717.28
April 2018	783,713.36
May 2018	772,858.83
June 2018	762,151.69
July 2018	751,589.94
August 2018	741,171.62
September 2018	730,894.81
October 2018	720,757.58
November 2018	710,758.06
December 2018	700,894.38
January 2019	691,164.72
February 2019	681,567.26
March 2019	672,100.23
April 2019	662,761.85
May 2019	653,550.40
June 2019	644,464.16
July 2019	635,501.44
August 2019	626,660.58
September 2019	617,939.92
October 2019	609,337.85
November 2019	600,852.77
December 2019	592,483.09
January 2020	584,227.26
February 2020	576,083.74
March 2020	568,051.01
April 2020	560,127.59
May 2020	552,311.99
June 2020	544,602.75
July 2020	536,998.45
August 2020	529,497.66
September 2020	522,098.99
October 2020	514,801.05
November 2020	507,602.49
December 2020	500,501.97
January 2021	493,498.15
February 2021	486,589.74

* Assumes a CPR of 15%.

S-D-1

Distribution Date occurring in:	Aggregate Scheduled Principal Balance of the Mortgage Loans Having Forty-Year Original Terms to Maturity ($)*
March 2021	479,775.45
April 2021	473,054.00
May 2021	466,424.15
June 2021	459,884.64
July 2021	453,434.27
August 2021	447,071.83
September 2021	440,796.12
October 2021	434,605.99
November 2021	428,500.27
December 2021	422,477.82
January 2022	416,537.52
February 2022	410,678.26
March 2022	404,898.94
April 2022	399,198.48
May 2022	393,575.81
June 2022	388,029.89
July 2022	382,559.68
August 2022	377,164.15
September 2022	371,842.30
October 2022	366,593.12
November 2022	361,415.64
December 2022	356,308.89
January 2023	351,271.91
February 2023	346,303.76
March 2023	341,403.50
April 2023	336,570.22
May 2023	331,803.02
June 2023	327,101.00
July 2023	322,463.27
August 2023	317,888.97
September 2023	313,377.25
October 2023	308,927.25
November 2023	304,538.14
December 2023	300,209.09
January 2024	295,939.30
February 2024	291,727.96
March 2024	287,574.29
April 2024	283,477.49
May 2024	279,436.81
June 2024	275,451.48
July 2024	271,520.75
August 2024	267,643.89
September 2024	263,820.17
October 2024	260,048.86
November 2024	256,329.25
December 2024	252,660.66
January 2025	249,042.38
February 2025	245,473.74
March 2025	241,954.07
April 2025	238,482.69

* Assumes a CPR of 15%.

S-D-2

Distribution Date occurring in:	Aggregate Scheduled Principal Balance of the Mortgage Loans Having Forty-Year Original Terms to Maturity ($)*
May 2025	235,058.96
June 2025	231,682.23
July 2025	228,351.87
August 2025	225,067.25
September 2025	221,827.75
October 2025	218,632.75
November 2025	215,481.66
December 2025	212,373.87
January 2026	209,308.81
February 2026	206,285.90
March 2026	203,304.56
April 2026	200,364.23
May 2026	197,464.35
June 2026	194,604.38
July 2026	191,783.78
August 2026	189,002.01
September 2026	186,258.55
October 2026	183,552.87
November 2026	180,884.47
December 2026	178,252.83
January 2027	175,657.47
February 2027	173,097.89
March 2027	170,573.60
April 2027	168,084.12
May 2027	165,628.99
June 2027	163,207.74
July 2027	160,819.91
August 2027	158,465.04
September 2027	156,142.69
October 2027	153,852.41
November 2027	151,593.78
December 2027	149,366.36
January 2028	147,169.73
February 2028	145,003.47
March 2028	142,867.17
April 2028	140,760.42
May 2028	138,682.82
June 2028	136,633.98
July 2028	134,613.50
August 2028	132,621.00
September 2028	130,656.10
October 2028	128,718.43
November 2028	126,807.61
December 2028	124,923.29
January 2029	123,065.09
February 2029	121,232.67
March 2029	119,425.68
April 2029	117,643.77
May 2029	115,886.60
June 2029	114,153.83

* Assumes a CPR of 15%.

S-D-3

Distribution Date occurring in:	Aggregate Scheduled Principal Balance of the Mortgage Loans Having Forty-Year Original Terms to Maturity ($)*
July 2029	112,445.13
August 2029	110,760.18
September 2029	109,098.65
October 2029	107,460.22
November 2029	105,844.58
December 2029	104,251.42
January 2030	102,680.44
February 2030	101,131.33
March 2030	99,603.79
April 2030	98,097.54
May 2030	96,612.28
June 2030	95,147.72
July 2030	93,703.59
August 2030	92,279.60
September 2030	90,875.49
October 2030	89,490.98
November 2030	88,125.81
December 2030	86,779.70
January 2031	85,452.41
February 2031	84,143.68
March 2031	82,853.25
April 2031	81,580.87
May 2031	80,326.30
June 2031	79,089.30
July 2031	77,869.63
August 2031	76,667.04
September 2031	75,481.31
October 2031	74,312.21
November 2031	73,159.51
December 2031	72,022.99
January 2032	70,902.43
February 2032	69,797.60
March 2032	68,708.30
April 2032	67,634.31
May 2032	66,575.43
June 2032	65,531.44
July 2032	64,502.15
August 2032	63,487.35
September 2032	62,486.85
October 2032	61,500.45
November 2032	60,527.96
December 2032	59,569.19
January 2033	58,623.95
February 2033	57,692.06
March 2033	56,773.33
April 2033	55,867.58
May 2033	54,974.64
June 2033	54,094.34
July 2033	53,226.49
August 2033	52,370.93

* Assumes a CPR of 15%.

S-D-4

Distribution Date occurring in:	Aggregate Scheduled Principal Balance of the Mortgage Loans Having Forty-Year Original Terms to Maturity ($)*
September 2033	51,527.50
October 2033	50,696.02
November 2033	49,876.33
December 2033	49,068.27
January 2034	48,271.68
February 2034	47,486.41
March 2034	46,712.30
April 2034	45,949.19
May 2034	45,196.94
June 2034	44,455.40
July 2034	43,724.42
August 2034	43,003.85
September 2034	42,293.56
October 2034	41,593.40
November 2034	40,903.24
December 2034	40,222.93
January 2035	39,552.35
February 2035	38,891.35
March 2035	38,239.81
April 2035	37,597.60
May 2035	36,964.59
June 2035	36,340.65
July 2035	35,725.66
August 2035	35,119.50
September 2035	34,522.04
October 2035	33,933.17
November 2035	33,352.76
December 2035	32,780.71
January 2036	32,216.89
February 2036	31,661.20
March 2036	31,113.51
April 2036	30,573.73
May 2036	30,041.74
June 2036	29,517.44
July 2036	29,000.72
August 2036	28,491.47
September 2036	27,989.60
October 2036	27,495.00
November 2036	27,007.56
December 2036	26,527.20
January 2037	26,053.82
February 2037	25,587.32
March 2037	25,127.60
April 2037	24,674.57
May 2037	24,228.14
June 2037	23,788.21

* Assumes a CPR of 15%.

S-D-5

PROSPECTUS

Structured Asset Securities Corporation

Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
______________________

Each Trust Fund:

•	may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•	will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates, as described in this prospectus; and

•	payments due on those mortgage loans and mortgage backed certificates.

The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

•	will be offered for sale pursuant to a prospectus supplement;

•	will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

•	may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS
The date of this prospectus is May 22, 2007

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Sponsor,” “The Depositor” and “The Trust Funds.” The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•      mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•      “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•      “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•      “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•      “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments. Furthermore, in recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities

Many residential mortgage loans, particularly adjustable rate mortgage loans, negative amortization mortgage loans and subprime mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note. These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgage property, during the applicable period. Borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default. You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

The Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; the Rate of Defaults May Be Higher Where Other Risk Factors Are Present

In recent months, the rate of payment delinquencies and defaults by borrowers under subprime mortgage loans has increased significantly. Delinquencies and defaults may continue at these relatively high rates for some period of time, or may increase further. You should consider the heightened risk associated with purchasing offered certificates backed by pools of subprime mortgage loans, and that your investment in those certificates may perform worse than you anticipate.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May have Higher Expected Delinquencies” above.

This risk is compounded if subprime borrowers have financed their homes with adjustable rate mortgage loans or other alternative mortgage loan products that in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. As described under “Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above, many of these products feature relatively low monthly payments during an initial period that increase (in some cases significantly) over the loan term.

In addition, as discussed under “Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” above, many subprime loans also include prepayment premiums, which may have the effect of preventing a borrower from selling the related mortgage property or refinancing into a more affordable mortgage loan.

In addition, a borrower whose home has declined in value since origination of the mortgage loan may be left with insufficient equity in the home, and may be unable to afford to refinance.

Where two or more of these factors are combined, the rate of delinquencies and defaults in a pool of mortgage loans may be significantly higher than anticipated.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•      differences in loan type;
•      the relative seasoning of the pools;
•      differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
•      the extent to which the loans in a pool have prepayment penalties;
•      whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
•      whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•      Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•      Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•      Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily and Mixed Use Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See “— Environmental Risks” below.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks
Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•      The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•      The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•      To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•      if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•      if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•      Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•      Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•      If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•      If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund. An originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as the mortgage loan is in default or default is reasonably foreseeable. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.

Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.

Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.

Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•      the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home Improvement Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans. Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust fund are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies
The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•      only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•      do not take into consideration any of the tax aspects associated with the securities;

•      do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•      do not address the payment of any basis risk shortfalls with respect to the securities; and

•      do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

•	accrue interest based on a fixed rate (“Fixed Rate Securities”);

•	accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

•
be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•
provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

•
be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

•	be entitled to principal, but no interest (“Principal Only Securities”);

•
be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

•	be entitled to interest, but no principal (“Interest Only Securities”);

•
have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

•
be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

•	have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

•	CMT;
•	CODI;
•	COFI;
•	COSI;
•	Fed Funds Rate;
•	FHLB Index;
•	GBP LIBOR;
•	LIBOR;
•	LIBORSWAP;
•	MTA;
•	National Average Contract Mortgage Rate;
•	National Monthly Median COFI;
•	Prime Rate;
•	SIBOR;
•	SWAPLIBOR; and
•	T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

•
“Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

•	“Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

•	call protection for any class of Securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

•	amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

•	amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

•	Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

•	any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

•	any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

•	any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	Mortgage Loans;

•	Manufactured Home Loans;

•	Home Improvement Loans;

•	mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

•	Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•	Fannie Mae certificates; and

•	Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.” Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA (“FHA Loans”) or VA Loans, with the following interest rate and payment characteristics:

•	fixed interest rate Mortgage Loans;

•	adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

♦
Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

♦
“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

♦
“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

♦
“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

♦
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

•
“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

•
“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

•
“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

•	Buy-Down Loans;

•
“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

•
“Reverse Mortgage Loans,” which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower’s discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

•	any combination of the foregoing; or

•	Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

•
“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

•
“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements. Condominium Units may include “Condotels,” which are Condominium Units that are typically located in a resort or “destination” area that are individually owned, with amenities designed primarily for short-term use. Generally, the related borrower or an independent rental management company engaged by the borrower coordinates the rental of the related Condotel for the periods that the borrower is not resident;

•	Mixed Use or Multifamily Mortgage Loans; or

•
“Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”

The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•
each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•	no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•
no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•	no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•	no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•	Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•	the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

•	the death of the borrower, or the last living of two co-borrowers;

•	the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

•	the sale of the related Mortgaged Property.

The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1)           the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2)           the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3)           the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4)           if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5)           the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6)           the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7)           the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8)           the amortization period;

(9)           the purpose of the Mortgage Loan;

(10)         the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11)          the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

(12)         the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13)         any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14)         the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15)         the number and range of any prepayment premiums or any other similar fees;

(16)         the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17)         the level and type of origination documentation provided for the Mortgage Loans; and

(18)         the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1)           the percentage of Home Improvement Loans that are secured or unsecured;

(2)           the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3)           the weighted average interest rate of the Home Improvement Loans,;

(4)           the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5)           the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6)           the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7)           the amortization period;

(8)           the purpose of the Home Improvement Loan;

(9)           the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10)         the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

(11)         the level and type of origination documentation provided for the Home Improvement Loans; and

(12)         the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property (“Multifamily Mortgage Loans”), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans” ), and related property and interests.

Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Legal Aspects of Loans — Environmental Considerations.” A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•	collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•
the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•
the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

•
the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•
neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•
if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

•	each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•	each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

•	each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

•
certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

•	the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•	the weighted average interest rate of the Private Mortgage-Backed Securities;

•	the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

•	the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•	fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•	fixed-rate level payment FHA Loans or VA Loans;

•	adjustable rate mortgage loans;

•	GEM Loans, Buy-Down Loans or GPM Loans; and

•
mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•	30 days following foreclosure sale;

•	30 days following payment of the claim by any mortgage insurer; or

•	30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation. See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and

(17) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.” Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients. The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

During fiscal years 2006 and 2005, Lehman Holdings and its affiliates securitized approximately $168 billion and $152 billion of financial assets, including $146 billion and $133 billion of residential mortgages, $19 billion and $13 billion of commercial mortgages and $3 billion and $6 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora Loan Services LLC (“Aurora”) and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $60 billion and $85 billion of residential mortgage loans in fiscal years 2006 and 2005, respectively. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

At November 30, 2006 and 2005, Lehman Holdings and its affiliates had approximately $2 billion and $700 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•
to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•
to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•	to prepare and file any reports required under the Exchange Act;

•	to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

•	to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

The Sponsor and its affiliates, including Aurora and the Bank, have implemented certain information barrier policies to ensure that the Sponsor and its affiliates provide notice of the discovery of actual breaches of loan-level representations and warranties to the master servicer only at such time as it has been determined that the facts and circumstances relating to such breach are such as would constitute a breach under the related trust agreement, but not prior thereto. These policies include restrictions on the flow of such information within and among the Sponsor’s and its affiliates’ mortgage loan origination businesses and its servicing and master servicing businesses. Accordingly, the related trust agreement will provide that Aurora, acting in its capacity as master servicer, will not be deemed to have knowledge of the breach of any loan-level representation or warranty until such time as the information flow policy permits or requires disclosure to the master servicer of the facts and circumstances relating to such breach.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	143,624	$42,469	246,903	$72,992
Subprime	277,640	$36,449	418,984	$58,092
Government Insured or Guaranteed(1)	206,509	$16,751	171,602	$13,198
Home Equity Lines of Credit	3,666	$167	1,967	$76
Total Portfolio	631,439	$95,836	839,456	$144,358

	At December 31, 2006		At March 31, 2007
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	324,838	$101,548	336,230	$105,295
Subprime	479,174	$66,158	471,559	$65,858
Government Insured or Guaranteed(1)	143,326	$10,889	136,625	$10,314
Home Equity Lines of Credit	1,268	$41	2,575	$90,287
Total Portfolio	948,606	$178,637	946,989	$181,558
__________________
(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	41,391	$6,723	61,309	$8,881
Conventional Alt-A	157,333	$40,795	261,125	$62,067
Subprime	6,981	$933	7,443	$1,267
Government Insured or Guaranteed(1)	85,274	$4,580	9,131	$654
Home Express(2)	31,254	$3,490	16,582	$1,714
SBA Disaster Loans(3)	44,230	$774	36,737	$629
Home Equity Lines of Credit	-	$0	157	$8
Total Portfolio	366,463	$57,295	392,484	$75,220

	At December 31, 2006		At March 31, 2007
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	85,750	$15,356	113,221	$20,594
Conventional Alt-A	306,113	$73,588	320,132	$76,688
Subprime	10,749	$1,943	14,809	$2,594
Government Insured or Guaranteed(1)	7,081	$497	843(4)	$55(4)
Home Express(2)	10,896	$1,070	10,036	$974
SBA Disaster Loans(3)	30,812	$521	29,581	$500
Home Equity Lines of Credit	172	$8	164	$8
Total Portfolio	451,573	92,983	488,786	$101,413
__________________

(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)
‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3)
‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

(4)
At March 31, 2007 Aurora was the named servicer of an additional 5,884 government insured or guaranteed mortgage loans, representing an unpaid principal balance of approximately $415 million, the servicing responsibilities with respect to which are performed by a third-party subservicer engaged by Aurora.

The following table provides Aurora’s outstanding advances and servicing advances:

	At December 31, 2004	At December 31, 2005	At December 31, 2006	At March 31, 2007
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$11,363,442	$17,706,788	$31,095,883	$27,638,684
Conventional Alt-A	$13,543,476	$24,810,189	$73,088,541	$70,907,119
Express	($7,187,866)	$2,222,664	$1,524,941	$2,345,435
Government	$36,995,784	$28,014,484	$17,823,996	$12,845,577
HELOC	$0	$4,639	$3,969	$1,253
SBA	$4,897,435	$5,250,499	$4,992,823	$2,601,176
Subprime	$4,910,400	$3,795,379	$7,544,466	$7,198,135
Total	$64,522,671	$81,804,642	$136,074,618	$123,537,378

Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora’s special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2004, December 31, 2005, and December 31, 2006, and March 31, 2007, Aurora had outstanding Advances and servicing advances of approximately $64,522,671, $81,804,642, $136,074,618 and $123,537,378 respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	41,391	$6,722.64		61,309	$8,880.54
Period of delinquency (2)
30 to 59 days	945	$129.19	1.92%	1,462	$204.53	2.30%
60 to 89 days	253	$36.10	0.54%	466	$67.84	0.76%
90 days or more	203	$31.67	0.47%	609	$81.08	0.91%
Total delinquent loans(2)	1,401	$196.95	2.93%	2,537	$353.45	3.98%
Loans in foreclosure (excluding bankruptcies)	595	$97.83	1.46%	1,044	$153.32	1.73%
Loans in bankruptcy	321	$44.02	0.65%	819	$93.12	1.05%
Total	2,317	$338.81	5.04%	4,400	$599.89	6.76%

	At December 31, 2006			At March 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	85,736	$15,353.12		113,221	$20,594.10
Period of delinquency (2)
30 to 59 days	3,508	$628.01	4.09%	4,088	$729.91	3.54%
60 to 89 days	1,125	$208.45	1.36%	1,415	$263.77	1.28%
90 days or more	1,077	$165.04	1.07%	1,696	$251.38	1.22%
Total delinquent loans(2)	5,710	$1,001.50	6.52%	7,199	$1,245.06	6.05%
Loans in foreclosure (excluding bankruptcies)	2,425	$484.09	3.15%	3,092	$685.16	3.33%
Loans in bankruptcy	676	$89.36	0.58%	1,007	$125.58	0.61%
Total	8,811	$1,574.95	10.26%	11,298	$2,055.79	9.98%
_______________________

(1)
Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional

	For the year ended		For the year ended
	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	33,450	$5,871.74	48,053	$7,494.87
Net Losses	164	$5.94	471	$16.03
Net Losses as a Percentage of Total Portfolio		0.10%		0.21%

	For the year ended		For the quarter ended
	At December 31, 2006		At March 31, 2007
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	72,671	$13,149.81	86,521	$16,228.99
Net Losses	488	$18.17	172	$9.40
Net Losses as a Percentage of Total Portfolio		0.14%		0.06%
_________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-A

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	157,333	$40,795.33		261,125	$62,066.75
Period of delinquency (2)
30 to 59 days	1,222	$317.90	0.78%	2,789	$680.66	1.10%
60 to 89 days	179	$50.29	0.12%	604	$149.13	0.24%
90 days or more	137	$55.69	0.14%	363	$87.64	0.14%
Total delinquent loans(2)	1,538	$423.88	1.04%	3,756	$917.43	1.48%
Loans in foreclosure (excluding bankruptcies)	262	$116.92	0.29%	649	$174.28	0.28%
Loans in bankruptcy	157	$39.92	0.10%	727	$148.20	0.24%
Total	1,957	$580.72	1.42%	5,132	$1,239.91	2.00%

	At December 31, 2006			At March 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	306,127	$73,590.40		320,132	$76,688.20
Period of delinquency (2)
30 to 59 days	6,367	$1,575.58	2.14%	5,689	$1,442.63	1.88%
60 to 89 days	1,585	$386.42	0.53%	1,776	$478.40	0.62%
90 days or more	1,025	$270.41	0.37%	1,137	$301.36	0.39%
Total delinquent loans(2)	8,977	$2,232.41	3.03%	8,602	$2,222.39	2.90%
Loans in foreclosure (excluding bankruptcies)	2,633	$701.56	0.95%	3,902	$1,061.76	1.38%
Loans in bankruptcy	638	$134.70	0.18%	810	$178.27	0.23%
Total	12,248	$3,068.67	4.17%	13,314	$3,462.42	4.51%
_______________________
(1)
Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional Alt A

	For the year ended		For the year ended
	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	131,754	$34,274.43	236,824	$56,571.95
Net Losses	48	$3.91	165	$14.85
Net Losses as a Percentage of Total Portfolio		0.01%		0.03%

	For the year ended		For the quarter ended
	At December 31, 2006		At March 31, 2007
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	288,457	$69,608.14	301,001	$72,276.34
Net Losses	400	$17.34	196	$8.96
Net Losses as a Percentage of Total Portfolio		0.02%		0.01%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Subprime

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	6,981	$933.03		7,443	$1,267.31
Period of delinquency (3)
30 to 59 days	144	$17.43	1.87%	190	$29.20	2.30%
60 to 89 days	41	$4.43	0.47%	70	$10.88	0.86%
90 days or more	42	$3.35	0.36%	87	$11.74	0.93%
Total delinquent loans(3)	227	$25.21	2.70%	347	$51.81	4.09%
Loans in foreclosure (excluding bankruptcies)	119	$11.37	1.22%	200	$28.88	2.28%
Loans in bankruptcy	150	$10.70	1.15%	186	$16.48	1.30%
Total	496	$47.28	5.07%	733	$97.17	7.67%

	At December 31, 2006			At March 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	10,749	$1,943.06		14,809	$2,593.75
Period of delinquency (2)
30 to 59 days	367	$73.62	3.79%	467	$102.85	3.97%
60 to 89 days	162	$36.65	1.89%	208	$47.52	1.83%
90 days or more	75	$9.68	0.50%	130	$12.16	0.47%
Total delinquent loans(2)	604	$119.95	6.17%	805	$162.54	6.27%
Loans in foreclosure (excluding bankruptcies)	388	$79.30	4.08%	652	$151.04	5.82%
Loans in bankruptcy	146	$16.13	0.83%	226	$26.33	1.02%
Total	1,138	$215.38	11.08%	1,683	$339.90	13.10%
_______________________

(1)
Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions)(4)

Subprime

	For the year ended		For the year ended
	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	5,713	$705.94	6,869	$1,196.26
Net Losses	49	$1.30	77	$2.20
Net Losses as a Percentage of Total Portfolio		0.18%		0.18%

	For the year ended		For the quarter ended
	At December 31, 2006		At March 31, 2007
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	8,879	$1,589.47	10,624	$1,922.42
Net Losses	94	$3.09	63	$2.31
Net Losses as a Percentage of Total Portfolio		0.19%		0.12%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

•	supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

•
collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

•	advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

•	withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

•	requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

•	withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

•
all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

•
all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

•	all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

•	all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

•	all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

•
to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

•
to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

•
to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

•	to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

•
to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

•
to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

•	to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

•	to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

•	all Liquidation Proceeds;

•
all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

•	all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

•	any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

•	any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

•	any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

•	all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

•	any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

•	is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

•	has a net worth of not less than $15,000,000; and

•
the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

•	an irrevocable letter of credit;

•	the subordination of one or more classes of the Securities of a series;

•	allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

•	reserve funds;

•	a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•	a surety bond or financial guaranty insurance policy;

•	the use of cross-support features;

•	overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

•	the creation and application of excess interest from the Primary Assets;

•	derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

•	third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

•	the amount payable under the credit support;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the credit ratings assigned to it by rating agencies; and

•	certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.” Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

•	amounts expended but not approved by the mortgage insurer;

•	claim payments previously made by the mortgage insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

•	failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

•	physical damage to the Mortgaged Property; and

•	the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

•
advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

•
in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

•	no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

•
written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

•
the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

•
the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

•
the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October  21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October  21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HUD terminated its assignment program for borrowers, effective April  25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March  20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

•	the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

•	the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

•	advances made by the insured as described above less certain payments.

An “approved sale” is:

•	a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

•	a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

•	the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

•	the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1)           that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2)           that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3)           that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4)           that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

•	an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan. In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral. Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated. If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.” If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1)           with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2)           with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3)           with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4)           the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5)           the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6)           the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7)           if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8)           with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9)           in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10)         in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11)         if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12)         if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13)         if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14)         if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15)         with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16)         the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17)         the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18)         the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19)         if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20)         any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•
any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

•
a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

•
failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•
any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

•	the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

•	if the trustee becomes insolvent; or

•	by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

•
by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

•	to cure any ambiguity;

•	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•	to add any other provisions with respect to matters or questions arising under the Agreement; or

•	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

•	reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

•	reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

•
the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

•	the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

•
with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

•	related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

•	unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

•	accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

•	the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections  163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

•
are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

•
may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

•	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April  1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January  1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January  1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans - Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

•	REMIC certificates;

•	exchangeable securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

•	trust certificates issued by trusts for which a REMIC election is not made; and

•	securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities” below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.” If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

 Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)           The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)           The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)           In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4)           Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5)           The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)           The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)           The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8)           For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)           is an “eligible Swap;”

(2)           is with an “eligible counterparty;”

(3)           is purchased by a “qualified plan investor;”

(4)           meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)           permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a. is denominated in U.S. dollars;

b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a. a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b. an “in-house asset manager” under PTCE 96-23; or

c. has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c. terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a. it is denominated in U.S. dollars;

b. it pays an Allowable Interest Rate;

c. it is not Leveraged;

d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e. it is entered into between the trust fund and an eligible counterparty; and

f. it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

Index of Principal Terms

Defined Term	Page
1986 Act	154
Accretion Directed Securities	39
accrual class	155
Accrual Securities	39
ADA	142
Adjustable Rate Mortgages	51
AFR	152
Agency Certificates	48
Aggregate Asset Principal Balance	43
Agreements	115
Allowable Interest Rate	179
Allowable Notional Amount	179
Appraised Value	51
ARMs	51
Asset Conservation Act	137
Asset Group	40
Asset Principal Balance	43
Assistance Loans	47
Aurora	74
Bank	73
bankruptcy bond	112
Bankruptcy Code	102
basis risk shortfalls	40
Beneficial Owner	46
Bi-Weekly Loans	49
Book-Entry Securities	40
Business Day	125
Buydown	109
Buy-Down Amounts	92
Buy-Down Fund	92
Buy-Down Loans	92
Buy-Down Period	92
Cash Program	65
CERCLA	58
Certificates	39
Clearstream	46
CMT	52
Code	152
CODI	52
COFI	52
Collection Account	89
Commission	185
Company Counsel	152
Component Securities	39
Compound Value	42
Condominium	49
Condominium Association	71
Condominium Building	71
Condominium Loans	49
Condominium Unit	49
Condotels	49
constant yield election	158
Conventional Loans	64
Cooperative Dwellings	49
Cooperative Loans	49
Cooperatives	49
COSI	52
Covered Trust	101
CPR	149
Cut-off Date	46
Debt Securities	154
debt-acceleration	139
Deferred Interest	51
Definitive Securities	40
Deleted Loan	118
Designated Transaction	177
Distribution Account	124
DOL	176
DOL Pre-Funding Period	180
DOL Regulations	176
DTC	46
Due Date	94
EDGAR	185
Eligible Investments	120
Eligible Reserve Fund Investments	121
Environmental Policies	96
ERISA	176
Escrow Accounts	89
EURIBOR	52
Euroclear	46
Exchange Act	186
Excluded Plan	181
Exemption	177
Expense Reserve Fund	126
EYS Agreement	180
Fannie Mae	64
Fed Funds Rate	52
FHA	63
FHA Loans	48
FHA/VA Claim Proceeds	108
FHLB Index	53
Fitch	177
Fixed Rate Securities	39
Floating Rate Securities	39
Foreign Person	152
Freddie Mac	66
Freddie Mac Act	66
Garn-St. Germain Act	139
GBP LIBOR	52
GEM Loans	49
Ginnie Mae	63
Ginnie Mae Servicers	61
GPM Fund	93
GPM Loans	48

Grantor Trust	154
Grantor Trust Certificates	154
Guarantor Program	65
Guaranty Agreement	62
hazardous substances	138
Home Equity Loans	49
Home Improvement Loan Schedule	117
Home Improvement Loans	55
Housing Act	63
HUD	59
Index	51
Insurance Policies	60
Insured Loss	106
Interest Only Securities	39
Interest Rate	40
Interest Weighted Securities	39
IRS	152
ISDA	114
L/C Bank	104
L/C Percentage	104
lease	141
Lehman Brothers	72
Lehman Holdings	72
lessee	141
Leveraged	179
LIBOR	51
LIBORSWAP	52
Lifetime Mortgage Rate Cap	51
Liquidation Proceeds	90
Loans	47
Loan-to-Value Ratio	50
Manufactured Home Loan Schedule	117
market discount bond	157
Master Servicing Fee	88
Maximum Mortgage Rate Adjustment	51
Minimum Mortgage Rate	51
Minimum Principal Distribution Amount	42
Mixed Use Mortgage Loans	56
Moody’s	177
Mortgage Certificate Schedule	115
Mortgage Loan Schedule	116
Mortgage Loans	48
Mortgage Rates	48
Mortgaged Property	49
MTA	52
Multi-Class Series	42
Multifamily Mortgage Loans	56
Multifamily Properties	64
National Average Contract Mortgage Rate	52
National Monthly Median COFI	52
NCUA	182
Negatively Amortizing ARMs	51
No-Bid	109
non-pro rata security	158
Notes	39
Offered Securities	40
OID	154
OID Regulations	154
outside reserve fund	153
PAC Method	155
PACs	39
Parties in Interest	176
Partner Certificates	154
PC Pool	65
Percentage Interest	41
Planned Amortization Certificates	39
Plans	176
PMBS Agreement	59
PMBS Issuer	60
PMBS Servicer	59
PMBS Trustee	59
Policy Statement	182
Pre-Funding Account	67
Pre-Funding Arrangement	67
Primary Assets	47
Prime Rate	52
Principal Distribution Amount	42
Principal Only Securities	39
Principal Weighted Securities	39
Private Mortgage-Backed Securities	47
PTCE	178
PTE	177
QPAM	179
Qualified Insurer	95
Qualified Stated Interest	155
Qualifying Substitute Mortgage Loan	118
Rating Agency	43
RCRA	138
REIT	154
REMIC regular certificate	153
REMIC residual certificate	153
REMICs	152
REO Property	127
Residual Owner	153
Retained Interest	47
Reverse Mortgage Loans	49
Revolving Account	67
Revolving Period Arrangement	67
Revolving Primary Assets	67
S&P	177
sale and collection agreement	115
SBJPA of 1996	174
Scheduled Payment	48
Scheduled Principal	65
Scheduled Securities	40
Securities	39
Securities Act	185
Securities Administration Account	126
Security Owner	152
Seller	116
Senior Securities	42
Servicemembers Civil Relief Act	135

Servicing Account	91
Servicing Agreements	87
Servicing Fee	88
SIBOR	52
Single Family Property	64
SMMEA	182
SPA	149
Sponsor	72
Standard Certificates	169
Stapled Securities	152
Stripped Bond Rules	169
Stripped Certificates	169
Subordinate Securities	40
Subordinated Amount	102
Subordination Reserve Fund	102
Subsequent Primary Assets	67
Subservicers	87
Subsidy Fund	93
super-premium class	155
Swap	178
Swap Agreement	178
TACs	39
Targeted Amortization Certificates	39
T-Bill	52
Tiered REMICs	174
Title V	140
Title VIII	143
trust agreement	115
U.S. Person	152
UCC	134
Underwriters	183
VA	63
VA Loans	62
withholding agent	159

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the Trustee or the U.S. withholding agent receives a statement —

(a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)	is signed by the certificateholder under penalties of perjury,

(ii)	certifies that such owner is not a United States person, and

(iii)	provides the name and address of the certificateholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the certificateholder, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.
the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.
the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$788,341,000
(Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates,
Series 2007-BC3

Lehman Brothers Holdings Inc.
Sponsor and Seller

Structured Asset Securities Corporation
Depositor

Structured Asset Securities Corporation Mortgage Loan Trust 2007-BC3
Issuing Entity

Aurora Loan Services LLC
Master Servicer

PROSPECTUS SUPPLEMENT
May 30, 2007

LEHMAN BROTHERS